QuickLinks -- Click here to rapidly navigate through this document

FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Supplementing the Prospectus dated April 27, 2009
Registration Statement No. 333-158633
Dated September 15, 2009

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free from the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from Dahlman Rose & Company, LLC by telephone at 212-702-4521.

Note: This free writing prospectus does not in any way supersede, modify or amend the prospectus supplement dated September 15, 2009 to the prospectus dated April 27, 2009.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This prospectus supplement, together with the accompanying short form base shelf prospectus dated April 27, 2009 to which it relates, as amended or supplemented, and each document deemed to be incorporated by reference in the short form base shelf prospectus, constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus supplement from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of the Company at 1200 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia, V7X 1T2, telephone (604) 687-5744 and are also available electronically at www.sedar.com. The Company's head office is located at Suite 5, 7961 Shaffer Parkway, Littleton, Colorado, 80127, U.S.A. and its registered office is located at Suite 200, Financial Plaza, 204 Lambert Street, Whitehorse, Yukon Territory, Y1A 3T2, Canada.

PROSPECTUS SUPPLEMENT
to the Preliminary Prospectus Supplement dated September 8, 2009 and to the Short Form Base Shelf Prospectus dated April 27, 2009

New Issue	September 15, 2009

VISTA GOLD CORP.
US$2.25
8,800,000 Common Shares

        This prospectus supplement qualifies the distribution (the "offering") of 8,800,000 common shares (the "Shares") of Vista Gold Corp. (the "Company" or "Vista") at a price of US$2.25 per Share. Dahlman Rose & Company, LLC are acting as underwriters in the United States and Wellington West Capital Markets Inc. are acting as underwriters in Canada in respect of the offering (the "underwriters").

        The outstanding common shares of the Company are listed on the NYSE Amex (the "Amex") and the Toronto Stock Exchange (the "TSX") in each case under the symbol "VGZ". The closing price of the Company's common shares on September 14, 2009 on the Amex was US$2.37 and on the TSX was Cdn$2.43. The TSX has conditionally approved the listing of the Shares, subject to the Company fulfilling all the requirements of the TSX on or before December 7, 2009. The reporting currency of the Company is United States dollars. The Company's principal executive offices are located at 7961 Shaffer Parkway, Suite 5, Littleton, Colorado, 80127 and its telephone number is (720) 981-1185.

        Investing in the Shares involves risks that are described in the "Risk Factors" sections beginning on page S-13 of this prospectus supplement and page 31 of the accompanying short form base shelf prospectus dated April 27, 2009 (the "base prospectus") and in the documents incorporated by reference herein and therein.

Price: US$2.25 per Share

	Price to the Public	Underwriters' Commission	Net Proceeds to the Company(1)
Per Share	US$2.25	US$0.14	US$2.11
Total(2)	US$19,800,000	US$1,237,500	US$18,562,500

Notes:

(1)
Before deducting expenses of this offering, estimated to be US$850,000, which, together with the underwriters' commission and the discretionary incentive fee of 0.50% of the gross proceeds of the offering (US$99,000), will be paid from the general funds of the Company.

(2)
The Company has granted to the underwriters an option (the "Over-Allotment Option"), exercisable in whole or in part at any time within 30 days from the filing of a final prospectus supplement, to purchase at the offering price up to 1,320,000 additional Shares to cover over-allotments, if any. If the Over-Allotment Option is exercised in full, the total Price to the Public, Underwriters' Commission and Net Proceeds to the Company will be US$22,770,000, US$1,423,125 and US$21,346,875, respectively. See "Plan of Distribution" in this prospectus supplement. This prospectus supplement qualifies the grant of the Over-Allotment Option and the distribution of the Shares issuable on the exercise of the Over-Allotment Option. A purchaser who acquires Shares forming part of the underwriters' over-allocation position acquires those Shares under this prospectus supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

        The underwriters, as principals, conditionally offer the Shares to the public, subject to prior sale, if, as and when issued by the Company and accepted by the underwriters in accordance with the underwriting agreement referred to under "Plan of Distribution" in this prospectus supplement, and subject to the approval of certain legal matters on behalf of the Company by Borden Ladner Gervais LLP, as to Canadian legal matters, and Dorsey & Whitney LLP, as to U.S. legal matters, and on behalf of the underwriters by Blake, Cassels & Graydon LLP, as to Canadian legal matters, and by Troutman Sanders LLP, as to U.S. legal matters.

        Subscriptions for the Shares will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. The Company expects that share certificates representing the Shares will be available for delivery at closing, which is anticipated to be on or about September 21, 2009 or such other date as may be agreed upon by the Company and the underwriters, but in any event not later than October 27, 2009.

        The underwriters may offer the Shares at a lower price than stated above. See "Plan of Distribution" in this prospectus supplement. The underwriters may, in connection with this offering, effect transactions which stabilize or maintain the market price of the Shares at levels which might not prevail in the open market in accordance with applicable market stabilization rules. See "Plan of Distribution" in this prospectus supplement.

Underwriters' position	Maximum size or number of securities available	Exercise period or acquisition date	Exercise price or average acquisition price
Over-Allotment Option	1,320,000	within 30 days from the filing of the final prospectus supplement	US$	2.25
Total securities under option issuable to underwriters	1,320,000	within 30 days from the filing of the final prospectus supplement	US$	2.25

        Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. Investors should read the tax discussion in this prospectus supplement under the captions "Certain United States Federal Income Tax Considerations" and "Canadian Federal Income Tax Consequences", and should consult their own tax advisor with respect to their own particular circumstances.

        The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of the Yukon Territory, Canada, that some or all of its officers and directors may be residents of a foreign country, that some or all of the underwriters or experts named in the registration statement, this prospectus supplement and the base prospectus may be residents of a foreign country, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. The Company has not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. The Company is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective dates of such documents. The Company's business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying base prospectus and information incorporated by reference herein and therein. To the extent that any statement made in this prospectus supplement (unless otherwise specifically indicated therein) differs from those in the accompanying base prospectus, the statements made in the accompanying base prospectus and the information incorporated by reference herein and therein are deemed modified or superseded by the statements made by this prospectus supplement.

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION	S-1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-4
CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES AND PROVEN AND PROBABLE RESERVES	S-7
CAUTIONARY NOTE TO ALL INVESTORS CONCERNING ECONOMIC ASSESSMENTS THAT INCLUDE INFERRED RESOURCES	S-7
PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA	S-7
SUMMARY	S-9
RISK FACTORS	S-13
RECENT DEVELOPMENTS	S-19
COMPANY INFORMATION	S-19
USE OF PROCEEDS	S-34
CONSOLIDATED CAPITALIZATION	S-35
SELECTED FINANCIAL DATA	S-36
DIVIDEND POLICY	S-37
DESCRIPTION OF COMMON SHARES	S-37
MARKET FOR COMMON SHARES	S-37
PRIOR SALES	S-38
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	S-38
CANADIAN FEDERAL INCOME TAX CONSEQUENCES	S-46
ELIGIBILITY FOR INVESTMENT	S-48
PLAN OF DISTRIBUTION	S-49
LEGAL MATTERS	S-51
INTEREST OF EXPERTS	S-51
AUDITORS' CONSENT	C-1
CERTIFICATE OF THE COMPANY	C-2
CERTIFICATE OF THE UNDERWRITERS	C-3

S-i

 BASE PROSPECTUS

DOCUMENTS INCORPORATED BY REFERENCE	3
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION	4
PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA	6
THE COMPANY	7
BUSINESS OF THE COMPANY	7
RECENT DEVELOPMENTS	8
USE OF PROCEEDS	8
EARNINGS COVERAGE	8
MARKET FOR COMMON SHARES	9
CERTAIN INCOME TAX CONSIDERATIONS	10
DESCRIPTION OF SHARE CAPITAL	10
DESCRIPTION OF DEBT SECURITIES	10
DESCRIPTION OF WARRANTS	22
DESCRIPTION OF SUBSCRIPTION RECEIPTS	25
DESCRIPTION OF UNITS	28
PLAN OF DISTRIBUTION	29
CHANGES TO CONSOLIDATED CAPITALIZATION	30
RISK FACTORS	31
AUDITORS, TRANSFER AGENT AND REGISTRAR	41
EXPERTS	41
LEGAL MATTERS	41
CANADIAN PURCHASERS' STATUTORY RIGHTS	42
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS	C-1
CERTIFICATE OF THE COMPANY	C-2

S-ii

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Shares and also adds to and updates certain information contained in the accompanying base prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. This prospectus supplement is deemed to be incorporated by reference into the accompanying base prospectus solely for the purposes of this offering. If the description of the Shares varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

        Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to the "Company," "Vista," "we" or "us" includes Vista Gold Corp. and each of its subsidiaries.

        Prospective investors should be aware that the acquisition of the Shares described herein may have tax consequences in the United States and Canada. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein. Investors should read the tax discussion in this prospectus supplement under the captions "Certain United States Federal Income Tax Considerations" and "Canadian Federal Income Tax Consequences," and should consult their own tax advisor with respect to their own particular circumstances.

        The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of the Yukon Territory, Canada, that some or all of its officers and directors may be residents of a foreign country, that some or all of the underwriters or experts named in the registration statement, this prospectus supplement and the accompanying base prospectus may be residents of a foreign country, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus supplement and the accompanying base prospectus and any documents that are incorporated by reference herein and therein, contain "forward-looking statements" and "forward-looking information" within the meaning of applicable securities laws. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying base prospectus, and documents incorporated herein and therein by reference and filed with the SEC and Canadian securities commissions that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and forward-looking information, including, but not limited to, such things as those listed below:

  •
  estimates of future operating and financial performance;

  •
  potential funding requirements and sources of capital;

  •
  timing, performance and results of feasibility studies;

  •
  timing and receipt of required land use, environmental and other permits for the Paredones Amarillos gold project and timing for completion of drilling and testing programs at the Paredones Amarillos gold project;

  •
  results of the drilling program and other test results at the Paredones Amarillos gold project;

  •
  timing and outcome for the application for the Temporary Occupation Permit ("TOP") for mining activities at the Paredones Amarillos gold project;

  •
  timing and outcome for a new Change of Land Use Permit ("CUSF") at the Paredones Amarillos gold project;

  •
  plans to purchase remaining surface land or obtain rights-of-way required by the Paredones Amarillos gold project;

  •
  capital and operating cost estimates for the Paredones Amarillos gold project and anticipated timing of commencement of construction at the Paredones Amarillos gold project;

  •
  plans for evaluation of the Mt. Todd gold project, including estimates of gold, silver and copper resources;

  •
  preliminary assessment results and plans for a pre-feasibility study at the Mt. Todd gold project;

  •
  results of drilling programs and prospects for exploration and conversion of resources at the Mt. Todd gold project;

  •
  production estimates and timing for gold production at the Paredones Amarillos gold project and the Mt. Todd gold project;

  •
  potential for gold production at the Amayapampa gold project, timing and receipt of any future payments in connection with the disposal of the Amayapampa gold project and status of legal proceedings in Bolivia;

  •
  ongoing debt service requirements for the Company's outstanding US$30 million aggregate principal amount of senior secured convertible notes (the "Notes") and potential redemption or conversion of the Notes;

  •
  future gold prices;

  •
  future business strategy, competitive strengths, goals and expansion and growth of the Company's business;

  •
  the Company's potential status as a producer;

  •
  plans and estimates concerning potential project development including matters such as schedules, estimated completion dates and estimated capital and operating costs;

  •
  plans and proposed timetables for exploration programs and estimates of exploration expenditures;

  •
  estimates of mineral reserves and mineral resources;

  •
  potential joint venture and partnership strategies in relation to the Company's properties; and

  •
  future share price and valuation for the Company and for marketable securities held by the Company.

        The words "estimate,", "plan," "anticipate," "expect," "intend," "believe," "will," "may" and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause the Company's actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements and forward-looking information. These factors include risks such as:

  •
  the Company's likely status as a "passive foreign investment company" for U.S. federal tax purposes;

  •
  feasibility study results and preliminary assessment results and the estimates on which they are based;

  •
  economic viability of a deposit;

  •
  delays in commencement of construction on the Paredones Amarillos gold project;

  •
  status of the Company's required governmental permits for the Paredones Amarillos gold project;

  •
  increased costs that affect the Company's financial condition;

  •
  a shortage of equipment and supplies;

  •
  whether the Company's acquisition, exploration and development activities will be commercially successful;

  •
  fluctuations in the price of gold;

  •
  inherent hazards of mining exploration, development and operating activities;

  •
  calculation of mineral resources and mineral reserves and the fluctuations thereto based on metal prices, inherent vulnerability of the ore and recoverability of metal in the mining process;

  •
  environmental regulations to which the Company's exploration and development operations are subject;

  •
  the Company's receipt of future payments in connection with the Company's disposal of the Amayapampa gold project;

  •
  leverage as a result of the Notes;

  •
  intense competition in the mining industry;

  •
  the Company's potential inability to raise additional capital on favourable terms, if at all;

  •
  conflicts of interest of some of the Company's directors as a result of their involvement with other natural resource companies;

  •
  potential challenges to the title of the Company's mineral properties;

  •
  political and economic instability in Mexico, Bolivia and Indonesia;

  •
  fluctuation in foreign currency values;

  •
  trading price of the common shares of the Company and the Company's ability to raise funds in new share offerings due to future sales of the common shares of the Company in the public or private market;

  •
  difficulty in bringing actions or enforcing judgments against the Company and certain of the Company's directors or officers outside of the United States;

  •
  acquisitions and integration issues;

  •
  potential negative impact of the issuance of additional common shares on the trading price of the Company's common shares;

  •
  fluctuation in the price of the Company's common shares;

  •
  the lack of dividend payments by the Company;

  •
  future joint venture and partnerships relating to the Company's properties;

  •
  the Company's lack of production from its current projects and limited recent experience in producing;

  •
  reclamation liabilities;

  •
  the Company's historical losses from operations;

  •
  historical production not being indicative of potential future production;

  •
  water supply issues;

  •
  governmental authorizations and permits;

  •
  environmental lawsuits;

  •
  lack of adequate insurance to cover potential liabilities;

  •
  the Company's ability to retain and hire key personnel;

  •
  recent market events and conditions; and

  •
  general economic conditions.

        For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information please see the sections entitled "Risk Factors" on page S-13 of this prospectus supplement and page 31 of the accompanying base prospectus and, to the extent applicable, the "Risk Factors" sections in the Company's Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q as filed with the SEC and the Canadian securities authorities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise. Investors should review the Company's subsequent reports filed with the SEC and the Canadian securities authorities on Forms 10-K, 10-Q and 8-K and any amendments thereto. The Company qualifies all forward-looking statements by these cautionary statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This prospectus supplement is deemed, as of the date hereof, to be incorporated by reference into the accompanying base prospectus solely for the purpose of offering the Shares. Other documents are also incorporated, or are deemed to be incorporated, by reference into the accompanying base prospectus, and reference should be made to the accompanying base prospectus for full particulars thereof.

        The following documents which have been filed by the Company with securities commissions or similar authorities in Canada and with the SEC, are also specifically incorporated by reference into, and form an integral part of, the accompanying base prospectus, as supplemented by this prospectus supplement:

  (a)
  the Annual Report of the Company on Form 10-K, for the year ended December 31, 2008, which report contains the audited consolidated financial statements of the Company and the notes thereto as at December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006, together with the auditors' report thereon and the related management's discussion and analysis of financial condition and results of operations for the years ended December 31, 2008 and 2007;

  (b)
  the information circular of the Company, dated March 30, 2009, in connection with the Company's May 4, 2009 annual general meeting of shareholders;

  (c)
  amendment number one to the Annual Report of the Company on Form 10-K/A, for the year ended December 31, 2008;

  (d)
  the Quarterly Report of the Company on Form 10-Q, for the quarter ended March 31, 2009, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at March 31, 2009 and for the three months ended March 31, 2009 and 2008;

  (e)
  the Quarterly Report of the Company on Form 10-Q, for the quarter ended June 30, 2009, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at June 30, 2009 and for the three and six month periods ended June 30, 2009 and 2008;

  (f)
  a material change report of the Company, dated January 30, 2009, relating to the disclosure of an updated gold resource estimate for the Batman deposit at Mt. Todd gold project in Northern Territory, Australia;

  (g)
  a material change report of the Company, dated March 20, 2009, relating to the disclosure of the Company's annual financial results for the year ended December 31, 2008;

  (h)
  a material change report of the Company, dated April 9, 2009, relating to the sale by the Company of the shares it held in Allied Nevada Gold Corp.;

  (i)
  the amendment number one to the Annual Report on Form 10-K of the Company for the year ended December 31, 2008, filed on Form 10-K/A;

  (j)
  a material change report of the Company, dated April 21, 2009, relating to the filing of the Company's preliminary short form base shelf prospectus;

  (k)
  a material change report of the Company, dated May 5, 2009, relating to the filing of the accompanying base prospectus;

  (l)
  a material change report of the Company, dated May 8, 2009, relating to the disclosure of the Company's interim financial results for the three month period ended March 31, 2009 and providing an update on its principal project activities;

  (m)
  a material change report of the Company, dated June 12, 2009, relating to the results of a preliminary economic assessment on the Company's Mt. Todd gold project;

  (n)
  a material change report of the Company, dated August 17, 2009, relating to the confirmatory drilling program at the Paredones Amarillos gold project and an update on the permitting process at the Paredones Amarillos gold project;

  (o)
  a material change report of the Company, dated August 17, 2009, relating to the disclosure of the Company's interim financial results for the three and six month periods ended June 30, 2009;

  (p)
  a material change report of the Company, dated September 8, 2009, relating to the results of an update to the Paredones Amarillos gold project feasibility study which included updated capital and operating costs and economic analyses;

  (q)
  a material change report of the Company, dated September 8, 2009, relating to the results of an update to the mineral resource estimate on the Guadalupe de los Reyes gold-silver project; and

  (r)
  a material change report of the Company, dated September 11, 2009, relating to the Company's intention to issue 8,000,000 common shares pursuant to a prospectus supplement to its base shelf prospectus.

        Any documents of the types referred to in the preceding paragraph (excluding confidential material change reports) or of any other type required to be incorporated by reference into a short form prospectus pursuant to National Instrument 44-101 — Short Form Prospectus Distributions that are filed by the Company with a securities commission or similar authority in Canada after the date of this prospectus supplement and prior to the termination of the offering under any prospectus supplement, shall be deemed to be incorporated by reference into this prospectus supplement.

        Any statement contained in the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement (unless otherwise specifically indicated therein) or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this prospectus supplement, except as so modified or superseded.

        You may obtain copies of any of these documents by contacting the Company at the address and telephone number indicated below or by downloading the documents from the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus supplement, at no cost, by writing or telephoning to:

Vista Gold Corp.
7961 Shaffer Parkway, Suite 5
Littleton, Colorado 80127
Attention: Gregory G. Marlier, Chief Financial Officer
(720) 981-1185

        Readers should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying base prospectus. Readers should not assume that the information in this prospectus supplement, the accompanying base prospectus, or any document incorporated herein or therein, is accurate as of any date other than the date on the front cover of the applicable document.

 CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING
ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES
AND PROVEN AND PROBABLE RESERVES

        The terms "mineral reserve," "proven mineral reserve" and "probable mineral reserve" are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the "CIM Definition Standards"). These definitions differ from the definitions in SEC Industry Guide 7 under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"). Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

        In addition, the terms "mineral resource", "measured mineral resource", "indicated mineral resource" and "inferred mineral resource" are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade without reference to unit measures.

        Accordingly, information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under United States federal securities laws and the rules and regulations promulgated thereunder.

CAUTIONARY NOTE TO ALL INVESTORS CONCERNING
ECONOMIC ASSESSMENTS THAT INCLUDE INFERRED RESOURCES

        Mineral resources that are not mineral reserves have no demonstrated economic viability. The preliminary assessments on the Mt. Todd, Awak Mas, Yellow Pine and Long Valley gold projects are preliminary in nature and include "inferred mineral resources" that are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves. There is no certainty that the preliminary assessments at the Mt. Todd, Awak Mas, Yellow Pine and Long Valley gold projects will ever be realized.

 PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

        The Company presents its consolidated financial statements in United States dollars. All references in this prospectus supplement to "dollars," "$" or "US$" are to United States dollars, all references to "Cdn$" are to Canadian dollars and all references to "A$" are to Australian dollars, unless otherwise noted. Except as otherwise indicated, all financial statements and financial data contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP"), which differ in certain significant respects from U.S. GAAP. For a description of the material differences between Canadian GAAP and U.S. GAAP as they relate to the Company's financial statements, see note 19 to the Company's audited consolidated financial statements as at December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006, contained in the Company's Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement.

        The following table sets forth, for each period indicated, the exchange rates of the Canadian dollar to the U.S. dollar for the end of each period indicated and the high, low and average (based on the exchange rate on the last day of each month during such period) exchange rates for each of such periods (such rates, which are expressed in Canadian dollars are based on the noon buying rates for U.S. dollars reported by the Bank of Canada).

			Year Ended December 31,
	Six Months Ended June 30, 2009
			2008		2007		2006
High	Cdn$	1.3066	Cdn$	1.2372	Cdn$	1.1792	Cdn$	1.1671
Low		1.0789		0.9798		0.9499		1.1028
Average		1.2062		1.0716		1.0666		1.1308
End of Period		1.1625		1.2246		0.9881		1.1653

        On September 14, 2009, the noon buying rate reported by the Bank of Canada was $1.00 = Cdn $1.0857.

 SUMMARY

        The following is a summary of the principal features of the offering and is not intended to be complete. It should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, including the sections entitled "Risk Factors". Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters will not exercise their Over-Allotment Option to purchase additional Shares.

The Company

Summary Description of Vista's Business

        Vista is a gold exploration and development company with assets in Australia, Indonesia, Mexico and the United States. The Company has a total gold resource base of 1.3 million ounces of proven and probable reserves, 11.5 million ounces of measured and indicated resources (net of mineral reserves) and 4.6 million ounces of inferred mineral resources calculated in accordance with NI 43-101 guidelines, and has the potential to increase its resource base in the future. See the section entitled "Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves." Vista is currently focused on the development of its two core projects: the Paredones Amarillos project in Mexico and the Mt. Todd project in Australia.

        Vista's strategy has been to acquire previously discovered gold deposits in low gold-price environments and advance them toward production through additional exploration and development programs. During the period from 2002 to 2006, when gold prices were low, Vista acquired a portfolio of gold projects with defined gold resources in anticipation of a return to higher gold prices. In 2007, Vista transferred its Nevada properties to a newly-created gold company, Allied Nevada Gold Corp. ("Allied"), which initiated production in December 2008. Following the successful transaction involving Allied, in which Vista shareholders received 0.79 shares of Allied stock for each common share of Vista held, Vista thereafter established the goal of becoming a mid-tier gold producer. Vista made plans to develop two of its most advanced gold projects, the Paredones Amarillos gold project in Mexico and the Mt. Todd gold project in Australia. Over the past two years, Vista has taken significant steps to advance these two projects toward production through the successful completion of various technical programs and the undertaking of feasibility and other economic assessments.

        In Mexico, Vista is focused on the Paredones Amarillos gold project in Baja California Sur. Vista has completed a definitive feasibility study of the project which was recently updated in September, 2009. The updated feasibility study estimates that the proposed mine will produce 1.2 million ounces of gold over a 9.3 year mine life. The average cash production cost per ounce is estimated to be US$406 (US$372 average during the first five years), at an estimated annual production rate of 127,400 ounces per year over the life of mine (average of 142,700 gold ounces per year during the first five years). Vista is awaiting receipt of two final permits before assembling a development team, raising project financing and commencing construction. See the section entitled "Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves".

        In Australia, the Company's second advanced gold project is the Mt. Todd gold project located in the Northern Territory. Vista has recently completed a preliminary economic assessment which estimates that Mt. Todd could produce an average of 245,500 ounces of gold per year for 15.2 years at an average cash cost of US$453 per ounce. The final phase of a preliminary feasibility study on the Mt. Todd gold project was initiated in June, 2009. See the section entitled "Cautionary Note to All Investors Concerning Economic Assessments That Include Inferred Mineral Resources." See the section entitled "Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves."

        Additionally, Vista has other gold projects and exploration activities in its development pipeline including the large Yellow Pine gold project in Idaho and the Long Valley gold project in California. Vista intends to advance permitting and engineering at these projects as resources permit in the future.

Recent Developments

        On September 3, 2009, the Company announced the results of an updated NI 43-101 mineral resource estimate on the Guadalupe de los Reyes gold-silver project. See the section entitled "Company Information — Properties — Guadalupe de los Reyes, Sinaloa, Mexico".

        On September 2, 2009, the Company announced the results of an update to the Paredones Amarillos gold project feasibility study which included updated capital and operating costs and economic analyses. See the section entitled "Company Information — Properties — Paredones Amarillos, Baja California Sur, Mexico".

        On August 26, 2009, the Company announced updated results of metallurgical tests completed for the Mt. Todd gold project. See the section entitled "Company Information — Properties — Mt. Todd, Northern Territory, Australia."

        On August 4, 2009, the Company announced a diamond drilling program at the Paredones Amarillos gold project. See the section entitled "Company Information — Properties — Paredones Amarillos, Baja California Sur, Mexico."

        On July 14, 2009, the Company entered into Note Repurchase Agreements with Whitebox Combined Partners, LP, Whitebox Convertible Arbitrage Partners, LP and Whitebox Special Opportunities Fund Series B Partners, LP whereby the Company agreed to repurchase its Notes due March 4, 2011. Pursuant to the repurchase agreements, the Company agreed to repurchase the Notes (i) in the principal amount of $504,000 from Whitebox Combined Partners, LP for an aggregate purchase price, including interest, of $331,800; (ii) in the principal amount of $510,000 from Whitebox Convertible Arbitrage Partners, LP for an aggregate purchase price, including interest, of $335,750; and (iii) in the principal amount of $319,000 from Whitebox Special Opportunities Fund Series B Partners, LP for an aggregate purchase price, including interest, of $210,008, based on a settlement date of July 14, 2009.

        On June 23, 2009, the Company announced approval for preparation of a pre-feasibility study on its Mt. Todd gold project. See the section entitled "Company Information — Properties — Mt. Todd, Northern Territory, Australia."

        On June 4, 2009, the Company announced the results of a preliminary economic assessment (the "PEA") for the Mt. Todd gold project. See the section entitled "Company Information — Properties — Mt. Todd, Northern Territory, Australia."

The Offering

        The following is a brief summary of certain terms of the offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of Shares. For a more complete description of the common shares, see the section entitled "Description of Common Shares" in this prospectus supplement and the accompanying base prospectus.

Issuer:	Vista Gold Corp.
Offering:	8,800,000 Shares
Amount:	US$19,800,000
Price to the Public:	US$2.25 per Share
Over-Allotment Option:
The Company has granted to the underwriters an Over-Allotment Option, exercisable in whole or in part at any time within 30 days from the filing of the final prospectus supplement, to purchase at the offering price up to 1,320,000 additional Shares (15% of the Shares issued under the offering) to cover over-allotments, if any.
Common Shares	Prior to the offering: 34,475,829 common shares
Outstanding(1):	After the offering: 43,275,829 common shares(2)
Underwriters' Commission:
The Company has agreed to pay the underwriters a commission equal to US$0.14 for each Share sold pursuant to the offering. In addition to this commission, the underwriters will receive an additional incentive fee equal to 0.50% of the gross proceeds of the offering (US$99,000) which is being paid at the sole discretion of the Company. See the section entitled "Plan of Distribution" in this prospectus supplement.
Use of Proceeds:
The net proceeds from the sale of the Shares in the offering are estimated to be approximately $17.6 million ($20.4 million if the Over-Allotment Option is exercised in full), based on an offering price of $2.25 per Share and after deducting the underwriting commission, the discretionary incentive fee and estimated offering expenses. The Company intends to use the net proceeds from the offering (i) to fund drilling, exploration and engineering/technical activities (including the preparation of a feasibility study on its Mt. Todd gold project), (ii) to fund the engineering, design and other technical activities to advance the Paredones Amarillos gold project, (iii) to fund exploration activities and if warranted drilling programs at its Guadalupe de los Reyes gold project and (iv) to fund acquisitions, and further development of acquired mineral properties, working capital requirements and/or for other general corporate purposes. See the section entitled "Use of Proceeds" in this prospectus supplement.
Risk Factors:
Investing in the Shares involves risks that are described in the "Risk Factors" sections beginning on page S-13 of this prospectus supplement and page 31 of the accompanying base prospectus and, to the extent applicable, the "Risk Factors" sections of the Company's Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q as filed with the SEC and Canadian securities authorities.
Tax Considerations:
Purchasing the Shares may have tax consequences in the United States and Canada. This prospectus supplement and the accompanying base prospectus may not describe these consequences fully. Investors should read the tax discussion in this prospectus supplement and consult with their tax advisor. See the sections entitled "Certain United States Federal Income Tax Considerations" and "Canadian Federal Income Tax Consequences" in this prospectus supplement.

Listing Symbol:	The Company's common shares are listed for trading on the Amex and the TSX in each case under the symbol "VGZ".

Notes:

(1)
These figures do not include:

•
2,849,386 common shares reserved for issuance pursuant to outstanding stock options, which are exercisable at a weighted average price of US$3.76 per share, as at September 15, 2009,

•
200,000 broker warrants outstanding to purchase 200,000 common shares at a price of US$6.00 per common share, or

•
5,972,292 common shares issuable upon the conversion of the Notes.

  To the extent any options or warrants are exercised, new options are issued under our equity incentive plans, or we otherwise issue additional common shares or securities exercisable for or convertible into common shares, there will be future dilution to new investors. As of the date of this prospectus supplement, there are 598,197 common shares available for issuance under the Company's equity incentive plans.

(2)
If the Over-Allotment Option is exercised in full, 44,595,829 common shares will be outstanding after this offering.

 RISK FACTORS

        Investing in the Shares involves a high degree of risk. Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein before investing in the Shares. If any of the following risks actually occurs, the Company's business could be harmed. The risks and uncertainties described below are not the only ones faced by the Company. Additional risks and uncertainties, including those of which the Company is currently unaware or that are deemed immaterial, may also adversely affect its business, financial condition, cash flows, prospects and the price of the common shares.

        The following is a short description of the risks and uncertainties which are more fully described under the section entitled "Risk Factors" in the accompanying base prospectus:

  •
  The Company is a "passive foreign investment company" for U.S. tax purposes, which can have a materially adverse effect on a U.S. shareholder's economic return on investment in the Company's Common Shares (as defined in the accompanying base prospectus).

  •
  Feasibility study results and preliminary assessment results are based on estimates that are subject to uncertainty;

  •
  The economic viability of a deposit is based on many factors that are subject to uncertainty;

  •
  There may be delays in commencement of construction on the Paredones Amarillos gold project;

  •
  The final status of the Company's required governmental permits for the Paredones Amarillos gold project could negatively impact its mineral reserves;

  •
  Increased costs could affect the Company's financial condition;

  •
  A shortage of equipment and supplies could adversely affect the Company's ability to operate its business;

  •
  We cannot be certain that the Company's acquisition, exploration and development activities will be commercially successful;

  •
  The price of gold is subject to fluctuations, which could adversely affect the realizable value of the Company's assets and potential future results of operations and cash flow;

  •
  Mining exploration, development and operating activities are inherently hazardous;

  •
  Calculations of mineral reserves and of mineral resources are estimates only, subject to uncertainty due to factors including metal prices, inherent variability of the ore, and recoverability of metal in the mining process;

  •
  The Company's exploration and development operations are subject to environmental regulations, which could result in the Company incurring additional costs and operational delays;

  •
  The Company's receipt of future payments in connection with its disposal of the Amayapampa gold project is subject to uncertainty;

  •
  Leverage as a result of the Company's outstanding convertible notes may harm its financial condition and results of operations;

  •
  The Company faces intense competition in the mining industry;

  •
  The Company may be unable to raise additional capital on favourable terms;

  •
  Some of the Company's directors may have conflicts of interest as a result of their involvement with other natural resource companies;

  •
  There may be challenges to the Company's title in its mineral properties;

  •
  The Company's property interests in Mexico and Indonesia are subject to risks from political and economic instability in those countries;

  •
  The Company's financial position and results are subject to fluctuations in foreign currency values;

  •
  Future sales of Securities (as defined in the accompanying base prospectus), including Common Shares, in the public or private markets could adversely affect the trading price of the Common Shares and the Company's ability to raise funds in new share offerings;

  •
  Market for the Securities;

  •
  It may be difficult to enforce judgments or bring actions outside the United States against the Company and certain of its directors and officers;

  •
  Recent market events and conditions; and

  •
  General economic conditions.

Additional Risk Factors

The issuance of additional common shares may negatively impact the trading price of the Company's common shares.

        The Company has issued equity securities in the past and may continue to issue equity securities to finance its activities in the future, including to finance future acquisitions, or as consideration for acquisitions of businesses or assets. In addition, outstanding options and broker warrants to purchase common shares may be exercised, resulting in the issuance of additional common shares. The issuance by the Company of additional common shares would result in dilution to the Company's shareholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of the common shares.

The price of the Company's common shares may fluctuate and may result in losses to investors.

        The trading price of the Company's common shares has been and may continue to be subject to large fluctuations, which may result in losses to investors. The high and low intraday sale prices of its common shares on the Amex were US$13.55 and US$4.34 in 2006; US$9.45 and US$3.80 in 2007; and US$5.95 and US$0.77 in 2008 and on the TSX were Cdn$14.95 and Cdn$5.05 in 2006; Cdn$10.68 and Cdn$4.07 in 2007; and Cdn$5.99 and Cdn$0.98 in 2008. The trading price of the Company's common shares may increase or decrease in response to a number of events and factors, including:

  •
  trends in the gold mining industry and the markets in which the Company operates;

  •
  changes in the price of gold;

  •
  changes in financial estimates and recommendations by securities analysts;

  •
  acquisitions and financings;

  •
  global and regional political and economic conditions and other factors;

  •
  general stock market conditions;

  •
  the operating and share performance of other companies that investors may deem comparable to the Company; and

  •
  purchase or sales of blocks of the Company's common shares.

        This volatility may adversely impact the price of the Shares regardless of the Company's operating performance.

The Company has never declared dividends.

        The Company has never declared or paid any dividends on its common shares. Currently, the Company intends to retain its earnings, if any, to finance the growth and development of the business and does not expect to pay dividends or to make any other distributions in the future, which may limit the way in which investors may realize any returns on their investment.

Acquisitions and integration issues may expose the Company to risks.

        The Company's business strategy includes making targeted acquisitions. Any acquisition that the Company makes may be of a significant size, may change the scale of the Company's business and operations, and may expose the Company to new geographic, political, operating, financial and geological risks. The Company's success in its acquisition activities depends on its ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition and integrate the acquired operations successfully with those of the Company. Any acquisitions would be accompanied by risks. For example, there may be significant decreases in commodity prices after the Company has committed to complete the transaction and has established the purchase price or exchange ratio; a material ore body may prove to be below expectations; the Company may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt the Company's ongoing business and its relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. If the Company chooses to use equity securities as consideration for such an acquisition, existing shareholders may suffer dilution. Alternatively, the Company may choose to finance any such acquisition with its existing resources. There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

Joint ventures and other partnerships in relation to the Company's properties may expose the Company to risks.

        The Company may enter into joint ventures or other partnership arrangements with other parties in relation to the exploration, development and production of certain of the properties in which the Company has an interest. Joint ventures can often require unanimous approval of the parties to the joint venture or their representatives for certain fundamental decisions such as an increase or reduction of registered capital, merger, division, dissolution, amendments of constating documents, and the pledge of joint venture assets, which means that each joint venture party may have a veto right with respect to such decisions which could lead to a deadlock in the operations of the joint venture or partnership. Further, the Company may be unable to exert control over strategic decisions made in respect of such properties. Any failure of such other companies to meet their obligations to the Company or to third parties, or any disputes with respect to the parties' respective rights and obligations, could have a material adverse effect on the joint ventures or their properties and therefore could have a material adverse effect on the Company's results of operations, financial performance, cash flows and the price of the common shares.

The Company has no history of producing metals from its current mineral properties and limited recent experience with producing mines; there can be no assurance that it will successfully establish mining operations or profitably produce precious metals.

        The Company has no history of producing metals from its current mineral properties. The Company does not produce gold and does not currently generate operating earnings. While the Company seeks to move the Paredones Amarillos and Mt. Todd gold projects into production, such efforts will be subject to all of the risks associated with establishing new mining operations and business enterprises including:

  •
  the timing and cost, which are considerable, of the construction of mining and processing facilities;

  •
  the ability to find sufficient gold reserves to support a profitable mining operation;

  •
  the availability and costs of skilled labor and mining equipment;

  •
  compliance with environmental and other governmental approval and permit requirements;

  •
  the availability of funds to finance construction and development activities;

  •
  potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants which may delay or prevent development activities; and

  •
  potential increases in construction and operating costs due to changes in the cost of fuel, power, materials and supplies.

        The costs, timing and complexities of mine construction and development may be increased by the remote location of the Company's properties. It is common in new mining operations to experience unexpected problems and delays during construction, development and mine start-up. In addition, the Company's management will need to be expanded. This could result in delays in the commencement of mineral production and increased costs of production. Accordingly, the Company cannot assure you that its activities will result in profitable mining operations or that it will successfully establish mining operations.

The Company's continuing historical reclamation obligations at the Mt. Todd gold project and its reclamation requirements on other properties could require significant additional expenditures.

        The Company could be responsible for the reclamation obligations related to previous disturbances located on all of its properties, including the Mt. Todd gold project. The Mt. Todd site was not reclaimed when the original mine closed and as a result, the dumps and heap leach pad require ongoing care and maintenance. The Company provides that care and maintenance, but will not be responsible for the environmental liability resulting from previous operations until the Company makes the decision to re-open the mine and has received the appropriate permits. The satisfaction of any bonding requirements and continuing or future reclamation obligations on the Company's properties will require a significant amount of capital. There is a risk that the Company will be unable to fund these historical and future reclamation requirements, and further, that the regulatory authorities may increase reclamation and bonding requirements to such a degree that it would not be commercially reasonable to continue exploration or development activities on such properties, including at the Mt. Todd gold project. Such events could have a material adverse effect on the Company's results of operations, financial performance, cash flows and the price of the common shares.

The Company has a history of losses and may incur losses in the future.

        Except for the quarter ended June 30, 2009, where a gain was recognized on the sale of Allied shares, the Company has incurred losses since inception and may incur net losses in the future. The Company incurred the following (losses)/gains from operations during each of the following periods:

  •
  approximately $2 million for the six months ended June 30, 2009;

  •
  approximately ($10 million) for the year ended December 31, 2008; and

  •
  approximately ($13 million) for the year ended December 31, 2007.

        The Company had an accumulated deficit of approximately $189 million as of June 30, 2009, and an accumulated deficit of approximately $191 million as of December 31, 2008.

        The Company expects to continue to incur losses unless and until such time as one of its properties enters into commercial production and generates sufficient revenues to fund continuing operations. The Company has committed and plans to continue to commit substantial capital and other resources to the ongoing development of the Paredones Amarillos and Mt. Todd gold projects. The amount and timing of future expenditures will depend on a number of factors, including, but not limited to, the progress of ongoing development and operations, permitting matters, the timing of development, the costs of production, the commercial viability of production and other factors, some of which are beyond the Company's control. The Company cannot assure investors that it will ever achieve profitability.

Historical production of gold at the Company's Mt. Todd gold project may not be indicative of the potential for future development or revenue.

        The Mt. Todd gold project was an operating mine in the late 1990's. Based on a review of project files, the Company's management believes that approximately 27.1 million short tons grading 0.031 gold ounces per ton and containing 826,000 ounces of gold were extracted between 1996 and the termination of mining in 2000. Processing was by a combination of heap-leach production from oxide ore and cyanidation of sulfide ore. The remaining mineralization consists of sulfide mineralization lying below and along strike of the existing open pit. Historical production of gold from the Company's Mt. Todd gold project may not be indicative of the potential for future development of the property. Due to the uncertainties associated with exploration and development, including variations in geology and structure, there is no assurance that the Company's development efforts will be successful or that prior operating results are reflective of additional or economically developable deposits. Investors in the Company's securities should not rely on historical operations as an indication that the Company's mining properties will be placed into commercial production again or that such properties will produce revenues or be profitable.

The Company cannot assure you that it will have an adequate supply of water to complete desired exploration or development of its mining properties.

        The Company has obtained permits and water rights that it currently uses to service the activities on its various properties and the Company plans to obtain all required permits and water rights to serve other properties it may develop or acquire in the future. However, the amount of water that the Company is entitled to use pursuant to its water rights must be determined by the appropriate regulatory authorities in the jurisdictions in which it operates. Such regulatory authorities may amend the regulations regarding such water rights, increase the cost of maintaining such water rights, or eliminate the Company's current water rights and the Company may be unable to retain all or a portion of such water rights. In addition, water at the Mt. Todd gold project is expected to be provided from a raw water dam and reservoir. Drought or drought-like conditions in the area feeding the reservoir could limit or extinguish this water supply. Accordingly, there is no assurance that the Company will have access to the amount of water needed to explore or develop its properties or to operate a mine at its properties, which may prevent the Company from generating revenue, and which could materially adversely affect the Company's financial condition, cash flows and the price of the common shares.

The Company requires certain governmental authorizations and permits for its business, including its development plans and operating activities. The Company could incur substantial costs or disruptions to its business if it cannot obtain, renew or maintain the necessary authorizations and permits.

        A major risk inherent in the Company's business is the requirement to obtain authorizations and permits from governmental authorities. Delays in obtaining authorizations or permits, failure to obtain an authorization or permit or receipt of an authorization or permit with unreasonable conditions or costs could have a material adverse effect on the Company's ability to develop one or more of its gold projects, including, but not limited to, the Paredones Amarillos and Mt. Todd gold projects. The failure to obtain necessary permits could result in an impairment and write down of the carrying value of its projects.

        Vista is awaiting receipt of permits needed before construction can begin on the Paredones Amarillos gold project. The Company may experience delays in the commencement of construction on the Paredones Amarillos gold project due to delays in receiving the required permits. There can be no assurance whether or when construction at the Paredones Amarillos gold project will commence. If Vista is unable to acquire the required permits to mine the Paredones Amarillos gold project, then Visa may not have mineral reserves under SEC Industry Guide 7 or NI 43-101, which could result in an impairment and write down of the carrying value of the project.

The Company could be subject to environmental lawsuits.

        Neighboring landowners and other third parties could file claims based on environmental statutes and common law for personal injury and property damage allegedly caused by the release of hazardous substances or other waste material into the environment on or around our properties. There can be no assurance that the Company's defense of such claims will be successful. A successful claim against the Company could have a material adverse affect on the Company's business prospects, financial condition, results of operation and the price of the common shares.

The Company does not insure against all risks to which it may be subject in its planned operations.

        The Company does not maintain insurance to cover all of the potential risks associated with its operations. The Company may also be unable to obtain insurance to cover other risks at economically feasible premiums or at all. Insurance coverage may not continue to be available, or may not be adequate to cover all liabilities. The Company might also become subject to liability for environmental, pollution or other hazards associated with mineral exploration and production which it may not be insured against, which may exceed the limits of the Company's insurance coverage or which it may elect not to insure against because of premium costs or other reasons. Losses from these events may cause the Company to incur significant costs that could materially adversely affect the Company's financial condition and the Company's ability to fund activities on its properties. A significant loss could force the Company to reduce or terminate its operations on a specific project altogether.

If the Company fails to hire and retain its key personnel, it may have an adverse effect on the Company's operations.

        The Company depends on a number of key personnel, including Michael B. Richings, its Executive Chairman and Chief Executive Officer, Frederick H. Earnest, its President and Chief Operating Officer, and Gregory G. Marlier, its Chief Financial Officer. The Company relies heavily on these individuals for the conduct of its business. The Company's management believes that the Company's success depends on the continued service of its key officers and there can be no assurance that the Company will be able to retain any or all of such officers. The loss of any one of these personnel could have an adverse effect on the Company's operations. The Company has employment contracts with each of these key personnel. The Company does not have key man life insurance.

        The Company's ability to manage growth effectively will require it to continue to implement and improve its management systems and to recruit and train new employees. Although the Company has done so in the past and expects to do so in the future, it cannot assure you that it will be successful in attracting and retraining skilled and experienced personnel.

 RECENT DEVELOPMENTS

        On September 3, 2009, the Company announced the results of an updated NI 43-101 mineral resource estimate on the Guadalupe de los Reyes gold-silver project. See the section entitled "Company Information — Properties — Guadalupe de los Reyes, Sinaloa, Mexico".

        On September 2, 2009, the Company announced the results of an update to the Paredones Amarillos gold project feasibility study which included updated capital and operating costs and economic analyses. See the section entitled "Company Information — Properties — Paredones Amarillos, Baja California Sur, Mexico".

        On August 26, 2009, the Company announced the updated results of metallurgical tests completed for the Mt. Todd gold project. See the section entitled "Company Information — Properties — Mt. Todd, Northern Territory, Australia".

        On August 4, 2009, the Company announced that authorizations had been received for a confirmatory diamond drilling program and an update on the status of the permitting process at the Paredones Amarillos gold project. See the sections entitled "Company Information — Properties — Paredones Amarillos, Baja California Sur, Mexico".

        On July 14, 2009, the Company entered into Note Repurchase Agreements with Whitebox Combined Partners, LP, Whitebox Convertible Arbitrage Partners, LP and Whitebox Special Opportunities Fund Series B Partners, LP whereby the Company agreed to repurchase its Notes due March 4, 2011. Pursuant to the repurchase agreements, the Company agreed to repurchase the Notes (i) in the principal amount of $504,000 from Whitebox Combined Partners, LP for an aggregate purchase price, including interest, of $331,800; (ii) in the principal amount of $510,000 from Whitebox Convertible Arbitrage Partners, LP for an aggregate purchase price, including interest, of $335,750; and (iii) in the principal amount of $319,000 from Whitebox Special Opportunities Fund Series B Partners, LP for an aggregate purchase price, including interest, of $210,008, based on a settlement date of July 14, 2009.

        On June 23, 2009, the Company announced that following a review of the results of the recently completed PEA, the board of directors of the Company approved the expenditure of funds for the preparation of a preliminary feasibility study on the Mt. Todd gold project. The final phase of a preliminary feasibility study on the Mt. Todd gold project was initiated in June, 2009.

        On June 4, 2009, the Company announced the results of the PEA for the Mt. Todd gold project. See the section entitled "Company Information — Properties — Mt. Todd, Northern Territory, Australia".

COMPANY INFORMATION

Summary Description of Vista's Business

        Vista is a gold exploration and development company with assets in Australia, Indonesia, Mexico and the United States. The Company has a total gold resource base of 1.3 million ounces of proven and probable reserves, 11.5 million ounces of measured and indicated resources (net of mineral reserves) and 4.6 million ounces of inferred mineral resources calculated in accordance with NI 43-101 guidelines, and has the potential to increase its resource base in the future. See the section entitled "Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves." Vista is currently focused on the development of its two core projects: the Paredones Amarillos gold project in Mexico and the Mt. Todd gold project in Australia.

        Vista's strategy has been to acquire previously discovered gold deposits in low gold-price environments and advance them toward production through additional exploration and development programs. During the period from 2002 to 2006, when gold prices were low, Vista acquired a portfolio of gold projects with defined gold resources in anticipation of a return to higher gold prices. In 2007, Vista transferred its Nevada properties to a newly-created gold company, Allied, which initiated production in December 2008. Following the successful transaction involving Allied, in which Vista shareholders received 0.794 shares of Allied stock for each common share of Vista held, Vista thereafter established the goal of becoming a mid-tier gold producer. Vista plans to develop two of its most advanced gold projects, the Paredones Amarillos gold project in Mexico and the Mt. Todd gold project in Australia, toward production. Over the past two years, Vista has taken significant steps to advance these two projects toward production through the successful completion of various technical programs and the undertaking of feasibility and other economic assessments.

        As of September 8, 2009, the Company had an estimated global gold resource base of approximately 1.3 million ounces of proven and probable reserves, 11.5 million ounces of measured and indicated resources (net of mineral reserves) and 4.6 million ounces of inferred mineral resources, all calculated in accordance with NI 43-101 guidelines, and the Company believes that it has the potential to increase its reserve and resource base in the future.

  •
  The Paredones Amarillos gold project in Baja California Sur, Mexico has estimated proven and probable reserves of approximately 1.3 million ounces of gold and additional measured and indicated mineral resources of approximately 0.8 million ounces of gold and inferred mineral resources of approximately 0.2 million ounces of gold at a cut-off grade of 0.012 gold ounces per ton. Vista has completed a definitive feasibility study of the project that was recently updated in September, 2009. The updated feasibility study estimates the proposed mine will produce 1.2 million ounces of gold over a 9.3 year period beginning in 2011. The average cash production cost per ounce is estimated to be US$406 (US$372 average during first 5 years), at an estimated annual production rate of 127,400 ounces per year over the life of mine (an average of 142,700 gold ounces per year during the first five years). Vista is awaiting receipt of two final permits before assembling a development team, raising project financing and commencing construction at Paredones Amarillos.

  •
  The Company's second advanced gold development project is the Mt. Todd gold project located in Northern Territory, Australia. The Mt. Todd gold project has estimated measured and indicated mineral resources of 5.1 million ounces of gold and inferred mineral resources of 2.2 million ounces of gold at a cut-off grade of 0.012 gold ounces per ton. Vista has recently completed the PEA which estimates that Mt. Todd could produce an average of 245,500 ounces of gold per year for 15.2 years at an average cash production cost of US$453 per ounce beginning in 2013. The final phase of a preliminary feasibility study on the Mt. Todd gold project was initiated in June, 2009. See the section entitled "Company Information — Properties — Mt. Todd, Northern Territory, Australia". See the section entitled "Cautionary Note to All Investors Concerning Economic Assessments That Include Inferred Mineral Resources".

  •
  Vista has other gold projects in its development pipeline including the large Yellow Pine gold project located in Idaho, with an estimated 2.2 million ounces of measured and indicated resources, and the Long Valley gold project in California with an estimated 1.2 million ounces of measured and indicated resources. Vista seeks to advance permitting and engineering at these projects as resources permit.

  •
  Vista also has additional exploration potential. In particular, the Company is advancing early stage exploration at its Guadalupe de los Reyes gold project in Mexico where the Company has identified several drill targets after compiling and reviewing the available geological data for the consolidated district. Additionally, Vista believes that there is excellent potential to upgrade existing estimated resources and to discover new deposits on its Mt. Todd gold project's 1,000+ square kilometers of mining and exploration tenements.

        With respect to all of the above information, please see the sections entitled "Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves.", and "Special Note Regarding Forward-Looking Information". See the sections entitled "Risk Factors" in this prospectus supplement and the accompanying base prospectus.

        The Company is working towards achieving production at the Paredones Amarillos gold project in 2011 and at the Mt. Todd gold project in 2013. Prior to commencing development and production, studies which demonstrate the technical and economic feasibility of the Mt. Todd project must be completed, all necessary permits must be obtained, a production decision must be made by Vista's board of directors, financing for construction and development must be arranged and construction must be completed. In addition, in order to proceed to development, Vista may have to obtain additional rights including, without limitation, surface rights, access rights, rights of way and other easements. See the sections entitled "Risk Factors" in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. See the sections entitled "Cautionary Note to All Investors Concerning Economic Assessments That Include Inferred Resources," and "Special Note Regarding Forward Looking Information."

        In addition to the development work at the Paredones Amarillos and the Mt. Todd gold projects, the Company also seeks to advance exploration on its Mt. Todd and Guadalupe de los Reyes gold projects and to prepare a pre-feasibility study on its Yellow Pine gold project.

Key Highlights of Vista

        The Company believes shareholder value can be achieved through the continued growth of Vista's estimated gold resource base and by advancing gold projects to development and production. Once production is achieved, Vista believes safe, cost-competitive mining operations can maximize long term returns and offer shareholders an investment vehicle with long-term exposure to gold prices. Vista seeks to achieve its objective of generating long-term growth in shareholder value through the following core strategies:

  •
  advancing Paredones Amarillos and Mt. Todd gold projects to production to become a mid-tier gold producer;

  •
  minimizing shareholder dilution through effective project financing and partnership strategies, where appropriate;

  •
  growing the Company through the discovery of additional resources and projects on the Company's properties;

  •
  maintaining leverage to gold prices by avoiding or minimizing hedging and growing the gold resource base; and

  •
  implementing efficient and safe mining operations to maintain competitive operating costs.

Properties

Location of Principal Properties

        The following map identifies the location of Vista's principal properties.

Mineral Reserve and Mineral Resource Summary Tables

        The following table sets forth the estimated gold mineral reserves at the Company's properties.

	PROVEN			PROBABLE			PROVEN AND PROBABLE(2)
MINERAL RESERVES(1)(3)	Tons	Average Au Grade	Contained Ounces	Tons	Average Au Grade	Contained Ounces	Tons	Average Au Grade	Contained Ounces
	(000's)	(ounces/ton)	(000's)	(000's)	(ounces/ton)	(000's)	(000's)	(ounces/ton)	(000's)
(tons and ounces in thousands)
PROPERTY
Paredones(2)(4) Amarillos	7,878	0.034	268	33,952	0.031	1,047	41,830	0.031	1,315

Notes:

(1)
Mineral resources and mineral reserves are reported separately.

(2)
Totals may not add up due to rounding.

(3)
See section entitled "Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves."

(4)
Mineral reserves have been estimated at a cut-off grade of 0.012 gold ounces per ton and assuming a gold price of US$700 per ounce of gold.

         The following table sets forth the estimated gold mineral resources at the Company's properties.

	MEASURED			INDICATED			MEASURED AND INDICATED(2)			INFERRED(4)
MINERAL RESOURCES(1)(3)(5)	Tons	Average Au Grade	Contained Ounces	Tons	Average Au Grade	Contained Ounces	Tons	Average Au Grade	Contained Ounces	Tons	Average Au Grade	Contained Ounces
	(000's)	(ounces/ton)	(000's)	(000's)	(ounces/ton)	(000's)	(000's)	(ounces/ton)	(000's)	(000's)	(ounces/ton)	(000's)
	(tons and ounces in thousands)
PROPERTY
Paredones(6) Amarillos	2,472	0.026	64	33,527	0.022	740	35,999	0.022	804	8,481	0.019	158
Mt. Todd(6)	58,333	0.026	1,543	152,139	0.024	3,581	210,472	0.024	5,125	103,625	0.022	2,244
Yellow Pine(7)	16,332	0.070	1,147	17,503	0.061	1,071	33,835	0.066	2,218	16,047	0.051	819
Guadalupe de los Reyes(8)	—	—	—	11,076	0.044	484	11,076	0.044	484	5,388	0.059	317
Long Valley(9)	26,597	0.017	452	41,679	0.018	759	68,276	0.018	1,211	32,914	0.017	572
Awak Mas(8)	7,809	0.038	296	38,150	0.036	1,360	45,959	0.036	1,656	22,515	0.024	539
Total(2)	111,543	0.031	3,502	294,074	0.027	7,995	405,617	0.028	11,498	188,970	0.025	4,649

Notes:

(1)
Mineral resources and mineral reserves for the Paredones Amarillos gold project are reported separately. Mineral resources are exclusive of mineral reserves.

(2)
Totals may not add up due to rounding.

(3)
Mineral resources that are not mineral reserves have no demonstrated economic viability.

(4)
Inferred mineral resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of inferred mineral resources will ever be upgraded to a higher category.

(5)
See the sections entitled "Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves" and "Cautionary Note to All Investors Concerning Economic Assessments That Include Inferred Resources".

(6)
Mineral resources at the Paredones Amarillos and the Mt. Todd gold projects have been estimated at a cut-off grade of 0.012 gold ounces per ton.

(7)
Mineral resources at the Yellow Pine property have been estimated at a cut-off grade of 0.025 gold ounces per ton.

(8)
Mineral resources at the Awak Mas property and the Guadalupe de los Reyes property have been estimated at a cut-off grade of 0.015 gold ounces per ton.

(9)
Mineral resources at the Long Valley property have been estimated at a cut-off grade of 0.010 gold ounces per ton.

        A brief description of Vista's properties are as follows:

Paredones Amarillos, Baja California Sur, Mexico

        The Company acquired 100% of the Paredones Amarillos gold project on August 29, 2002, from Viceroy Resource Corporation. Minerals produced from certain concessions that form part of the Paredones Amarillos gold project are subject to a 2% net profits interest payable on minerals produced up to a maximum of US$2.0 million. Two of the outlying mining concessions, which do not cover the known reserve and resource area and will not affect the planned production, are subject to a 1% net smelter returns royalty.

        In July and September of 2008, the Company announced it had decided to apply for a new CUSF. Further in November 2008, the Company announced it had presented an application for a TOP for the use of the federal land which overlies the deposit. The TOP is a necessary pre-requisite for the CUSF application. The Company has not yet received the TOP and Vista continues to work through the permitting process at the Paredones

Amarillos gold project. Communications with the office of the General Director of Mines in the Ministry of Economy (the department responsible for awarding the TOP) indicate that the approval process is proceeding normally. Vista has the necessary environmental permit and has completed other pre-requisite studies for the submittal of the CUSF permit application and will file that permit application as soon as the TOP is received. On August 4, 2009, the Company announced it had received a permit for a confirmation diamond drilling program (discussed below) and the Company's management believes this is a positive step in the overall permitting process.

        Vista is awaiting receipt of the pre-requisite TOP and CUSF permits before construction can begin. Once these permits are received and a right-of-way for the water supply pipeline negotiated, the Company plans to proceed to construction, hiring of a development team and securing project financing. The Company may experience delays in the commencement of construction on the Paredones Amarillos gold project due to delays in receiving the required permits. There can be no assurance whether or when construction at the Paredones Amarillos gold project will commence. If Vista is unable to acquire the TOP and CUSF to mine the property, then Vista may not have mineral reserves under SEC Industry Guide 7 or NI 43-101, which could result in an impairment and write down of the carrying value of the project. See the sections entitled "Risk Factors — Additional Risk Factors — The Company requires certain governmental authorizations and permits for its business, including its development plans and operating activities. The Company could incur substantial costs or disruptions to its business if it cannot obtain, renew or maintain the necessary authorizations and permits" in this prospectus supplement and "Risk Factors — There may be delays in commencement of construction on the Paredones Amarillos gold project" in the accompanying base prospectus.

        The project holds environmental authorizations for the following purposes: project development including access road, power line, telephone communications, and infrastructure to supply water; construction and operation of a tailings dam; disposal of tailings; construction of a mill; and installation of three pumping stations. The Company is in the process of acquiring two outstanding permits and a right-of-way for the water supply pipeline. Once these permits are acquired, the project will be ready for project financing and development.

        Paved highway exists to within 11 miles of the project. The Company plans to widen and improve approximately six miles of existing roads and to construct approximately five miles of new road. Electrical power will be available from an existing sub-station located approximately 11 miles north of the project area. The Company intends to construct a new power line from the sub-station to the project. The Company intends to use desalinated sea water from the Pacific Coast which is about 16 miles to the west.

        A definitive feasibility study was completed in early September 2008 and is entitled "Feasibility Study, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico" and is dated October 20, 2008. The final report is available on SEDAR at www.sedar.com.

        An update of the capital and operating costs and economic analysis of the project was completed on September 1, 2009 (the "updated feasibility study"), announced in a press release on September 2, 2009, and is entitled "Feasibility Study Update, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico". The final report is available on SEDAR at www.sedar.com.

        The new mineral resource estimate that was completed as part of the feasibility study was prepared using industry standard software and estimation methodologies. Of the 438 holes in the database, 387 holes containing 51,622 samples were used for resource estimation. Sampling, analytical, drilling, geologic and other available information necessary for the preparation of the resource estimate was reviewed. Following a review of the available documentation pertaining to the sampling programs, the data was deemed sufficiently accurate to use for estimation. However, it was noted that some of the program's early quality assurance and quality control procedures were poorly documented and that an apparent bias may exist between some of the assay values and the check assay values of the same samples. As the original samples were not preserved and cannot be re-assayed, a 12 to 15 hole drill program was recommended to confirm the validity of the model that relied on those assays whose check assay bias is unresolved. Multiple checks were undertaken to assess the validity of the model. Mineral resources were classified into measured, indicated and inferred categories in compliance with the NI 43-101 requirements using CIM Definition Standards.

        On August 4, 2009, the Company announced that it had received the necessary permit to conduct the confirmatory drill program and has since mobilized a drill contractor and begun the drill program which, in addition to providing the information necessary for the resource model validation, will also provide fresh core samples for additional metallurgical testing.

        Under NI 43-101, assuming a cut-off grade of 0.012 gold ounces per ton, measured and indicated mineral resources (net of mineral reserves) are estimated at 35,999,000 tons grading 0.022 gold ounces per ton, and inferred mineral resources are estimated at 8,481,000 tons grading 0.019 gold ounces per ton. See the section entitled "Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves."

        The metallurgical recovery is estimated to be 91.5% for gold. The mineral reserve estimates were prepared at a gold price of US$700 per ounce of gold and cut-off grade of 0.012 gold ounces per ton are summarized in the following table.

Reserves Estimated at Paredones Amarillos

Reserve Classification(2)(3)	Short Tons	Average Gold Grade
	(× 1000)	(ounces/ton)
Proven(1)	7,878	0.034
Probable(1)	33,952	0.031
Proven and Probable(1)	41,830	0.031

Notes:

(1)
Mineral reserves are reported separately from mineral resources.

(2)
See the section entitled "Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves."

(3)
See the sections entitled "Risk Factors" in this prospectus supplement and the accompanying base prospectus.

        The proposed pit is oriented approximately east-west and would have two distinct lobes. The Company plans to extract ore from the mine using conventional open pit mining equipment and techniques. A 100-ton truck and loader fleet has been selected and the Company would be the owner and operator of the fleet. The higher-grade west lobe would be mined first and a significant portion of the waste rock from the east lobe would be used to backfill the west lobe of the pit. Concurrent reclamation of two waste dumps would be completed during the latter years of the operation.

        Estimated life-of-mine average cash production costs from the updated feasibility study are projected to be US$406 per ounce, with lower costs of US$372 per ounce projected during the first five years of production. Estimated annual production is currently projected to be 127,400 ounces per year over the life of the mine (average of 142,700 gold ounces per year during the first five years). Updated operating costs used prices effective as of the beginning of the third quarter of 2009. Updated pre-production capital costs, including contingency, owner's costs and working capital, are estimated to be US$189.8 million or US$157 per ounce of gold produced. Total capital costs including replacement, reclamation and salvage value over the life of the project and final mine closure are estimated to be $155 per ounce of gold produced.

        The Company intends to process the ore in a conventional crushing and grinding circuit consisting of a primary gyratory crusher followed by a semi-autogenous grinding mill and two ball mills with an expected mill ore throughput rate of approximately 11,000 tons per day. The crushing and grinding equipment was acquired from the Colomac Mine and is presently in Edmonton, Canada, awaiting shipment to Arizona for repairs and reconditioning. The cost of this equipment was approximately US$16 million. The proposed flow sheet indicates that following grinding, the slurried ore will be sized by cyclones and then leached in tanks prior to gold recovery using a Kemix carbon-in-pulp circuit. Gold will be stripped from the carbon and precipitated in an electrowinning cell prior to refining into doré bars. The tailings will be detoxified using ferrous sulfate, paste thickened and deposited in a lined tailings impoundment facility on-site.

        Due to the scarcity of surface water and political sensitivities regarding the use of groundwater, the Company has elected to construct and operate a desalination plant on the Pacific Coast. Water would be pumped approximately 28 miles to the site. Annual water consumption is estimated to be approximately 370 million gallons.

        The Company expects that energy for the project will be supplied by the Comisión Federal de Electrícidad from an existing sub-station located approximately 11 miles north of the project.

        It is anticipated that diesel fuel for the project will be provided in bulk quantities by Petroleos de Mexico. Fuel prices in Mexico are subsidized and have not experienced the volatility seen in other locations.

        The project area has no permanent inhabitants and the nearest communities, Valle Perdido and El Rosario, are approximately 4.2 miles and 8 miles, respectively, from the project. Locally, employment at the mine, economic activities and the planned access road improvements will benefit both communities and regionally, the communities of San Antonio and El Triunfo will also benefit from employment at the mine. The Company is currently working with the local education and health care authorities and the Company has become a "social partner" with the elementary school in El Rosario. The Company is unaware of any social issues related to the development of the project.

        The base-case economic analysis in the updated feasibility study used a gold price profile with a gold price of US$850 per ounce in the first three years of production, decreasing to US$725 per ounce for the remainder (production-weighted average for life of project is US$771 per ounce). Alternative sensitivity analyses were completed at gold prices of US$790, US$875 and US$950 per ounce, and US$1,050 per ounce. The economic analyses were conducted on 100% equity basis with no consideration of debt or leasing. Estimated after-tax economic results, showing the internal rate of return ("IRR") and net present value at a 5% discount rate ("NPV5"), cumulative cash flow and sensitivity of the base case to changes in gold prices of the updated feasibility study are presented in the following tables.

After Tax Economic Results

Gold Price Scenario	After Tax IRR	After Tax NPV5	After Tax Cumulative Cash Flow
	(%)	(US$000's)	(US$000's)
Base Case Gold Price Profile (US$850 first three years and US$725 for the remainder, production-weighted average US$771)	19.6%	$99,481	$171,525
Fixed US$790 Gold Price	19.1%	$107,357	$188,161
Fixed US$875 Gold Price	25.6%	$162,351	$261,775
Fixed US$950 Gold Price	31.0%	$210,618	$326,702
Fixed US$1,050 Gold Price	37.8%	$274,974	$413,271

        On December 5, 2008, the Company completed a transaction to purchase the land needed for a desalination plant for the Paredones Amarillos gold project. The four-acre parcel of land is zoned for industrial use and the Change of Land Use Permit has been received from the Municipality of La Paz for the installation of the desalination plant. On December 23, 2008, the Company entered into an agreement to purchase approximately 1,236 acres of land at Paredones Amarillos for the mill site and other infrastructure.

        Scientific and technical information on the Paredones Amarillos gold project contained in this section and the "Summary" section of this prospectus supplement has been reviewed by Steven Ristorcelli, P.Geo., Thomas L. Dyer, P.E. and Terry Braun, P.E., each an independent qualified person under NI 43-101.

Mt. Todd, Northern Territory, Australia

        Effective March 1, 2006, Vista acquired the Mt. Todd gold mine from Deed Administrators for Pegasus Gold Australia Pty Ltd., the government of the Northern Territory of Australia and the Jawoyn Association Aboriginal Corporation ("JAAC"). As part of the agreement, Vista will allow the JAAC a 10% participation in the area of the mining licences if the association so chooses and will form a 50-50 joint venture on all exploration within the exploration licences if the JAAC wishes to participate.

        There is a royalty equal to 5% of the gross value of gold or other metals commercially extracted from certain mineral concessions which are located outside the zone of mineralization currently defined by Vista and previous operators of the Mt. Todd gold project, generally known as the Batman deposit. The royalty is known as the Denehurst royalty. Upon the commencement of production of the Mt. Todd gold project, the JAAC are entitled to a payment of an amount equal to 1% of the gross annual gold production each year and 1% of the net smelter return royalty ("NSR") on other metals, for the rent of surface land. In the alternative, the payment for gold production may be taken in kind by the JAAC. In the event this payment is less than A$50,000, a minimum payment of A$50,000 will apply.

        Mt. Todd was an operating mine in the late 1990s. Based on a review of project files, our management believes that approximately 27.1 million short tons grading 0.031 gold ounces per ton and containing 826,000 ounces of gold were extracted between 1993 and the termination of mining in 2000. Gold recovery initially was by heap-leach production from oxide ore and subsequently by cyanidation of sulfide ore. The remaining mineralization consists of sulfide mineralization lying below and along strike of the existing open pit.

        Although most of the processing equipment and facilities were removed from the site, basic infrastructure items are still in place. The Batman Pit is partially filled with water and Vista will have to dewater the pit and treat the water for discharge prior to the start of operations. The Mt. Todd site was not reclaimed when the mine closed and as a result, the dumps and heap leach pad require ongoing care and maintenance. Vista provides that care and maintenance, but is not responsible for the environmental liability resulting from previous operations until Vista makes the decision to re-open the mine and has received the appropriate permits. In 2009, Vista completed installation of a water treatment plant which is ready to operate, pending governmental acceptance of a modification to the Mining Management Plan to include this plant. The Northern Territory government has agreed to assist with the costs of operating this plant.

        The Mt. Todd gold project generated its own power using natural gas. The natural gas pipeline is still in place. The project has its own fresh water reservoir which is expected to supply all of the project's water needs. The project is accessible from the city of Katherine by existing paved roads.

        In December of 2006, an NI 43-101 preliminary assessment on the Mt. Todd gold project was prepared for Vista. Following this preliminary assessment, an infill core drilling program consisting of 25 holes totalling 32,425 feet of drilling was completed in June 2007. In 2008, Vista completed a 14-hole, 29,547-foot core drilling program designed to test the down-dip extension of mineralization within the pit-shape evaluated in 2006, the continuity of mineralization below that pit shape and to obtain a sample for ongoing metallurgical testing.

        As a result of the drill programs in 2007 and 2008, the Company announced in February 2008 the results of an updated NI 43-101 estimate of mineral resources for the Batman deposit. The estimate incorporates the results of 9,460 assay intervals from 25 drill holes (all core holes) drilled by Vista in 2007 with assaying completed by an independent lab. These results are in addition to the results of 91,225 assay intervals from 730 drill holes (225 core, 435 reverse circulation and 70 rotary drill holes) completed by prior operators.

        Later that year, in April 2008, the Company announced the results of a subsequent NI 43-101 estimate completed for Vista of silver and copper mineralization in the Batman deposit. This estimate was completed utilizing standard industry software and estimation methodology. The estimate incorporates the results of 9,460 assay intervals from 25 drill holes (all core holes) drilled by Vista in 2007 with assaying completed by an independent lab. These results are in addition to the results of 87 copper assays completed on random intervals from 730 drill holes (225 core, 435 reverse circulation and 70 rotary drill holes) completed by prior operators. From the un-mined portion of the 730 drill holes previously completed, Vista submitted 2,979 intervals of core for re-assay and multi-element analysis. The re-assay and multi-element analysis was incorporated into the estimate.

        In late January 2009, the Company announced the results of an updated NI 43-101 gold resource estimate on the Batman deposit which was published on February 27, 2009. This estimate was completed utilizing standard industry software and estimation methodology. The updated estimate of mineral resource incorporated the results of 7,367 assay intervals from 14 drill holes (all core holes) drilled by Vista in 2008 with sample preparation and assaying completed by a third party. These results were in addition to the results of 100,685 assay intervals from 755 drill holes (250 core, 435 reverse circulation and 70 rotary drill holes) completed previously by historical operators and Vista, which were used in the previous updates of the Mt. Todd resource estimate. For the purposes of the February 27, 2009 mineral resource estimate, a cut-off grade of 0.015 gold ounces per ton was used.

        On June 4, 2009, the Company announced the results of the PEA for the Batman deposit. The PEA reflects the technical studies that Vista has undertaken since the issuance of the initial preliminary assessment on December 29, 2006, including over 18,000 meters of diamond drilling, a two-year metallurgical program which included crushing and grinding, flotation and leach testwork, mine design and various preliminary engineering studies and cost estimates.

        The PEA was prepared under the direction of Mr. John Rozelle, an independent qualified person under NI 43-101. The results of the PEA are outlined in a NI 43-101 technical report entitled "MT Todd Gold Project Updated Preliminary Economic Assessment Report, Northern Territory, Australia" and is dated June 11, 2009. The final report is available on SEDAR at www.sedar.com.

        The PEA is preliminary in nature and includes inferred mineral resources that are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves. There is no certainty that the PEA at the Mt. Todd gold project will ever be realized. Mineral resources that are not mineral reserves have no demonstrated economic viability. See the sections entitled "Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves," "Cautionary Note to All Investors Concerning Economic Assessments That Include Inferred Resources" and "Risk Factors" in this prospectus supplement and the accompanying base prospectus.

        The February 27, 2009 mineral resource estimate was reported assuming a conservative gold cut-off grade of 0.015 gold ounces per ton, higher than the PEA report's economic gold cut-off grade of approximately 0.012 gold ounces per ton. As a result of the estimated economics and the resulting lower cut-off grade in the PEA, the mineral resource estimate for Mt. Todd project is now reported at a gold cut-off grade of 0.012 gold ounces per ton.

        At a cut-off grade of 0.012 gold ounces per ton, under the CIM Definition Standards, measured mineral resources were estimated at 58,333,000 tons grading 0.026 gold ounces per ton, indicated mineral resources were estimated at 152,139,000 tons grading 0.024 gold ounces per ton and inferred mineral resources were estimated at 103,625,000 tons grading 0.022 gold ounces per ton. The estimate of mineral resources reported in the June 2009 PEA represents an increase in estimated measured resources of 119,000 ounces of gold, an increase in indicated resources of 460,000 ounces of gold and an increase in the combined estimated measured and indicated resources of 579,000 ounces of gold (12.8%) from the mineral resource estimate reported in February 2009. See the section entitled "Cautionary Note to United States Investors Concerning Estimates of

Measured, Indicated and Inferred Resources and Proven and Probable Reserves" and see the section entitled "Cautionary Note to All Investors Concerning Economic Assessments That Include Inferred Resources."

        The PEA reflects the technical studies which Vista has undertaken since the issuance of the initial preliminary assessment on December 29, 2006, including over 18,000 meters of diamond drilling, a two-year metallurgical program which included crushing and grinding, flotation and leach testwork, mine design and various preliminary engineering studies and cost estimates.

        Vista's metallurgical test work has focused on technical issues that represented problems during the previous operation. First, the new test work indicated that with increasing depth, there is a transition out of the pyrite/chalcocite/chalcopyrite sulphide mineralization to pyrite/pyrrthotite/chalcopyrite sulphide mineralization indicating that the quantity of cyanide-soluble copper in the deposit is considerably less than previously thought and should not present any long-term processing challenges using cyanide leaching of a coarsely ground pulp, commonly known as "whole-ore leach."

        Second, studies completed have indicated that the Mt. Todd ore will be amenable to processing using high pressure grinding roll technology. The test-work to date estimated that a gold recovery of 82% can likely be achieved in a whole-ore leach circuit with a grind circuit product of 80% passing 100 mesh. In this flowsheet, copper which is a minor constituent, would not be recovered. The results of a comminution simulation showed that using a crushing/grinding circuit with two stages of crushing followed by high pressure grinding rolls and grinding in ball mills would have an estimated 21 kilowatt-hour per tonne ore power requirement. This is a 38% reduction in power requirements representing a considerable savings in energy costs compared to the previously contemplated conventional crushing, SAG mill/ball mill circuit with a final product size of 80% passing 200 mesh, similar to the previous operator's milling circuit product.

        As a result of the relatively coarse grind employed in the leaching circuit, Vista has found that filtration and the use of a dry-stack tailings storage system would result in a significant reduction in capital costs compared to a conventional tailings storage facility, such as was considered in the previous preliminary assessment of December 2006, but with a small increase in operating costs.

        The site's existing electric power facilities are sufficient for current and expected construction requirements. During project operation, Vista expects to use natural gas-fired generators as the source of project power and these have been included in the capital and operating cost estimates. An existing raw water dam and reservoir is expected to provide water for the process requirements.

        The PEA evaluated three potential operating scenarios using a gold price of US$750 per ounce (three-year trailing average), an exchange rate of US$1.00 = A$1.35 (three-year average) and first quarter 2009 costs. The base case operation has been sized to mine and process 33,000 tons of ore per day (nominally 11.6 million tonnes per year). The results of the PEA indicate that development of the base case alternative would have an estimated cash cost of US$453 per ounce and a pre-tax IRR of 21.6%. Undiscounted net cash flow is estimated at US$646.7 million dollars. Pre-production capital is estimated at US$323 million. The payback period would be three years. Mining costs are estimated at US$1.22 per ton of material mined, processing costs including tailings disposal are estimated at $5.55 per ton of ore processed, environmental costs are estimated at US$0.05 per ton processed and general and administrative costs are estimated at US$0.40 per ton processed. See the sections entitled "Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves," "Cautionary Note to All Investors Concerning Economic Assessments That Include Inferred Resources" and "Risk Factors" in this prospectus supplement and the accompany base prospectus.

        The total gold mined over the 15.2 year mine life is estimated to be 4,526,000 ounces, with an estimated annual production of 245,500 ounces (with average production over the first three years of 296,700 ounces). The average grade in the first three years would be 0.031 gold ounces per ton and over the life of the mine, 0.025 gold ounces per ton. The life of mine stripping ratio would average 1.9 tons of waste per ton of ore. The PEA estimated that an economic gold cut-off grade of approximately 0.012 gold ounces per ton should be employed which results in a 12.8% increase (579,000 ounces) in measured and indicated resources. See the sections entitled "Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves," "Cautionary Note to All Investors Concerning Economic Assessments That Include Inferred Resources" and "Risk Factors" in this prospectus supplement and the accompanying base prospectus.

        The Company plans to conduct additional studies on its Mt. Todd gold project which will be used in the completion of preliminary feasibility and definitive feasibility studies. The Company will continue an exploration program to evaluate the mineral potential of the Mt. Todd tenement package. Despite the long project history, the Mt. Todd tenements constitute a relatively immature goldfield with a number of undrilled targets and large areas that have not been explored. The primary focus of the exploration program is to generate new drill targets with the emphasis on the following:

  •
  Resource expansions at the Batman pit;

  •
  Headframe exploration in the Batman area (Quigleys, Golf, Tollis prospects); and

  •
  Reconnaissance exploration focused in the Batman-Driffield and the Cullen-Australis structural corridors.

        The Company plans for the exploration program to consist of continued evaluation of the historical data, geochemical and geophysical exploration of prospective areas, air core and rotary air blast drilling in areas of shallow cover, and follow-up reverse circulation and core drilling as targets are defined.

        Scientific and technical information on the Mt. Todd gold project contained in this section and the "Summary" section of this prospectus supplement has been reviewed by John W. Rozelle, P.G., an independent qualified person under NI 43-101.

Yellow Pine, Idaho

        On November 7, 2003, Vista entered into an Option to Purchase Agreement with Bradley Mining Company for a nine-year option to purchase 100% of Yellow Pine for US$1,000,000. Eleven of the claims, which cover the resource defined to date, are subject to an underlying 5% net smelter returns royalty payable to a third party.

        The project is accessible by existing public gravel roads. The Yellow Pine Mine operated on an irregular basis from 1938 to 1952. There is no present source of power at the Yellow Pine gold project. It is assumed that water for the project will be available from wells, pit de-watering, and/or the East Fork of the South Fork of the Salmon River, but our planning has not advanced to the point of a definitive determination.

        In November 2003, the Company announced the results of a NI 43-101 mineral resource estimate on the Yellow Pine gold project. The estimate utilized standard industry software and estimation methodology. An assay database of 538 drill holes totalling 120,922 feet of drilling was used to estimate mineral resources on the Yellow Pine gold project.

        In November 2006, a NI 43-101 third-party preliminary assessment was completed by Pincock Allen & Holt on the project. The study is entitled "CNI 43-101 Technical Report, Preliminary Assessment of the Yellow Pine Project, Yellow Pine, Idaho" and is dated December 13, 2006. It is available on SEDAR at www.sedar.com. The mineral resource estimate used in the 2006 preliminary assessment was the same as the November 2003 mineral resource estimate. At a cut-off grade of 0.025 gold ounces per ton, under the CIM Definition Standards, measured mineral resources are estimated at 16,332,000 tons grading 0.070 gold ounces per ton, indicated mineral resources are estimated at 17,503,000 tons grading 0.061 gold ounces per ton and inferred mineral resources are estimated at 16,047,000 tons grading 0.051 gold ounces per ton. See the section entitled "Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred

Resources and Proven and Probable Reserves" and see the section entitled "Cautionary Note to All Investors Concerning Economic Assessments That Include Inferred Resources".

        Vista intends to continue with permitting efforts at Yellow Pine in 2009.

        Scientific and technical information on the Yellow Pine gold project contained in this section and the "Summary" section of this prospectus supplement has been reviewed by Barton G. Stone, C.P.G., an independent qualified person under NI 43-101.

Guadalupe de los Reyes, Sinaloa, Mexico

        Guadalupe de los Reyes is located in the western foothills of the Sierra Madre Occidental mountain range, approximately 19 miles by road southeast of the town of Cosalá.

        On August 1, 2003, the Company executed an agreement to acquire a 100% interest in the Gaitan portion of the Guadalupe de los Reyes gold district and completed its payments to Sr. Gaitan in August 2009. A 2% net smelter returns royalty will be payable to Sr. Gaitan and may be acquired by Vista at any time prior to July 31, 2053, for US$1.0 million.

        On December 19, 2007, the Company announced that it had signed an agreement to acquire the portion of the district controlled by Grandcru Resources Corporation ("Grandcru"), which included underlying agreements with Desarrollos Mineros San Luis, S.A. de C.V. (a subsidiary of Goldcorp Inc.) ("San Luis") and a private investment group known as the San Miguel Group. In doing so, the Company consolidated all of the identified gold and silver deposits in the district. The Company agreed to pay a 2% NSR on all minerals produced payable to the San Miguel Group on the mining concessions known as the San Miguel Concessions. The Company agreed to pay San Luis a 1% NSR on mining concessions known as the San Luis Concessions and the San Miguel Concessions, and 2% to 3% NSR depending on the gold price on the Company's mining concessions known as the Gaitán Concessions. At gold prices below US$499.99 per ounce, the royalty payable to San Luis on the Gaitan Concessions will be 2% and at or above US$500 per ounce, the royalty payable will be 3%. Certain of the San Luis Concessions are subject to a pre-existing underlying royalty of 3% NSR payable to Sanluis Corporación, S.A. de C.V. The maximum royalty payable on any of the mining concessions would be 5% NSR.

        In August 2009, a third-party NI 43-101 technical study was performed for Vista, utilizing standard industry software and estimation methodology. The study updated the mineral resources for the Guadalupe de los Reyes gold-silver project to include the land acquired in January 2008 by the Company from Grandcru in the Guadalupe de los Reyes district. The study is entitled "Technical Report for the Guadalupe de los Reyes Gold-Silver Project, Sinaloa, Mexico" and is dated August 12, 2009. The report is available on SEDAR at www.sedar.com.

        The study included assay data from 398 reverse circulation drill holes totalling 127,421 feet and the drilling was performed from 1993 to 2001. Approximately 80% of the project analytical samples were delivered to a third party lab for sample preparation with assaying done at that third party's assay laboratory in Vancouver, British Columbia. Approximately 20% of the sample preparation and assaying was conducted by another third party lab in Hermosillo, Mexico.

        At a cut-off grade of 0.015 gold ounces per ton, under the CIM Definition Standards, indicated mineral resources are estimated at 11,076,000 tons grading 0.044 gold ounces per ton and 0.75 silver ounces per ton and inferred mineral resources are estimated at 5,388,000 tons grading 0.059 gold ounces per ton and 1.75 silver ounces per ton. See the section entitled "Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves."

        Scientific and technical information on the Guadalupe de los Reyes gold project contained in this section and the "Summary" section of this prospectus supplement has been reviewed by Leonel López, C.P.G., an independent qualified person under NI 43-101.

Long Valley, California

        On January 22, 2003, the Company executed an option agreement to acquire 100% of the Long Valley gold project from Standard Industrial Minerals, Inc. and in January 2007, exercised its option to purchase the property.

        During the period of 1994 through 1997, 615 reverse circulation and 10 core holes were drilled at the Long Valley property. During this time, metallurgical investigations, preliminary engineering studies, including resource estimations, and baseline-type environmental studies of the biological, water and archaeological resources of the area were completed. The Company acquired all data related to this work in exchange for a 1% net smelter returns royalty. The database contains 896 drill holes, totalling 268,275 feet.

        Access to the property is by paved highway and a few miles of graded gravel roads.

        In February 2003, the Company announced the results of a NI 43-101 mineral resource estimate for the Long Valley gold project.

        In January 2008, a NI 43-101 third-party preliminary assessment was completed for Vista on the Long Valley gold project, utilizing standard industry software and estimation methodology. The study is entitled "Technical Report, Preliminary Assessment, Long Valley Project, Mono County, California, USA" and is dated January 9, 2008. It is available on SEDAR at www.sedar.com. At a cut-off grade of 0.010 gold ounces per ton, under the CIM Definition Standards, measured mineral resources are estimated at 26,596,900 tons grading 0.017 gold ounces per ton, indicated mineral resources are estimated at 41,678,800 tons grading 0.018 gold ounces per ton and inferred mineral resources are estimated at 32,913,300 tons grading 0.017 gold ounces per ton. See the sections entitled "Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves" and "Cautionary Note to All Investors Concerning Economic Assessments That Include Inferred Resources."

        Scientific and technical information on the Long Valley gold project contained in this section and the "Summary" section of this prospectus supplement has been reviewed by Neil B. Prenn P.Eng., an independent qualified person under NI 43-101.

Awak Mas, Sulawesi, Indonesia

        On May 27, 2005, the Company purchased the Awak Mas gold deposit from two Australian companies: Weston Investments Pty Ltd. and Organic Resource Technology Limited. This project is held by Vista through a contract of work ("CoW") with the Indonesian government.

        The Company completed the exploration phase of the CoW in January 2008 and entered the feasibility phase in February. The feasibility phase usually lasts one year, but may be negotiated for up to two one-year extensions. Following the feasibility phase, with government approvals, there would be a construction phase lasting usually three years. The operating period follows the construction phase, lasting usually 10 to 30 years. In late 2008, the Company applied for a suspension of the feasibility period for one year. The Government of Indonesia is considering the Company's request. The Company also applied for and received a reduction in area, as required, to eliminate the areas where it believes there is low potential to discover economic mineralization. While the project is still active, there is currently no work in progress.

        The project is accessible by existing secondary paved and gravel public roads. The access roads will require improvements in order to support the loads associated with the construction of the project.

        Project power requirements may be supplied by diesel generated power or with commercial power from the town of Palopa. If the latter is chosen, approximately 25 miles of new power line construction and an increase in the local generating capacity will be required. The project is located at the headwaters of a significant river system. The Company believes that a small water reservoir can be constructed to provide water for the project.

        A feasibility study was completed by independent consultants in 1997 for Lone Star Exploration NL. Independent valuations of the project were completed in 2000 and 2003 as well. The Company's management believes that over US$43 million has been spent on the project by previous operators.

        During 2005, Vista initiated an exploration program designed to identify drill targets in outlying surface indications of gold mineralization. The program involved soil and rock geochemistry, drilling shallow test holes to obtain bedrock samples, geologic mapping and interpretation of results. In 2006, Vista completed a 13-hole infill drill program totalling 8,440 feet that was designed to convert inferred mineral resources to measured and indicated mineral resources and indicated mineral resources to measured mineral resources.

        In June 2007, the Company announced the results of a NI 43-101 mineral resource estimate utilizing standard industry software and estimation methodology. An assay database for 803 drill holes (654 core and 158 reverse circulation holes) totalling 319,639 feet of drilling was used to estimate mineral resources.

        In June 2007, a preliminary assessment of the project was commissioned for Vista under NI 43-101 standards. The study was completed on January 16, 2008. The report is entitled "Preliminary Assessment, Awak Mas Gold Project, Sulawesi, Indonesia" and is dated January 16, 2008. It is available on SEDAR at www.sedar.com. At a cut-off grade of 0.015 gold ounces per ton, under the CIM Definition Standards, measured mineral resources are estimated at 7,809,000 tons grading 0.038 gold ounces per ton, indicated mineral resources are estimated at 38,150,000 tons grading 0.036 gold ounces per ton and inferred mineral resources are estimated at 22,515,000 tons grading 0.024 gold ounces per ton. See the sections entitled "Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves" and "Cautionary Note to All Investors Concerning Economic Assessments That Include Inferred Resources."

        Scientific and technical information on the Awak Mas gold project contained in this section and the "Summary" section of this prospectus supplement has been reviewed by John W. Rozelle, P.G., an independent qualified person under NI 43-101.

 USE OF PROCEEDS

        The net proceeds from the sale of the Shares in the offering are estimated to be approximately $17,613,500, based on an offering price of $2.25 per Share and after deducting the underwriting commission, the discretionary incentive fee and estimated offering expenses ($20,383,025 if the Over-Allotment Option is exercised in full).

        The Company intends to allocate the net proceeds from the offering as follows:

  (i)
  approximately $10-13 million to fund drilling, exploration, and engineering and technical activities (including the preparation of a feasibility study) on its Mt. Todd gold project;

  (ii)
  approximately $0.5-1.0 million to fund exploration and if warranted drilling programs at its Guadalupe de los Reyes gold project;

  (iii)
  approximately $1.0-3.0 million to fund engineering, design and other technical activities to advance its Paredones Amarillos gold project; and

  (iv)
  to use any remaining net proceeds of the offering, including the net proceeds from the exercise of the Over-Allotment Option, if any, for acquisitions and further development of acquired mineral properties, working capital requirements and/or for other general corporate purposes.

        The actual amount that the Company spends in connection with each of the intended uses of proceeds may vary significantly from the amounts specified above, and will depend on a number of factors, including those described in the "Risk Factors" sections beginning on page S-13 of this prospectus supplement and page 31 of the accompanying base prospectus and, to the extent applicable, the "Risk Factors" sections in the Company's Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q as filed with the SEC and the Canadian securities authorities.

        Until such time as the net proceeds of the offering are used as described above, we intend to invest the net proceeds primarily in short-term Federal Deposit Insurance Corporation insured certificates of deposit or other substantially similar secure deposits in Australia.

        As the Company advances its business plan, the Company may, from time to time, issue additional common shares or other securities by filing one or more additional prospectus supplements and through other offerings of securities.

        Vista anticipates initiating development drilling at the Mt. Todd gold project as soon as practical and anticipates that the results of the drilling programs will be used in completing the preliminary feasibility study and undertaking the engineering for the definitive feasibility study which is expected at this time to commence towards the end of the year. The exact scope and timetable for the Mt. Todd feasibility study will depend on the results of the Mt. Todd preliminary feasibility study, which is expected to be completed in the fourth quarter of 2009, and will be subject to the prevailing economic conditions. Currently, the Company is working towards the objective of completing the Mt. Todd feasibility study by mid 2010. The drilling is expected to cost $4-5 million and the other engineering studies and activities $6-8 million.

        Vista anticipates being able to start construction of the Paredones Amarillos project early next year, subject to the completion of permitting and project financing. Vista may initiate certain detailed design work or undertake other activities to expedite construction in advance of project financing. The estimated cost is $1.0-3.0 million.

        Vista anticipates commencing a program of mapping, sampling and other work to explore the Guadalupe de los Reyes property in the last quarter of 2009. Depending on the results of the initial program, the Company plans to commence drilling in 2010. The estimated cost is $0.5-1.0 million.

        Depending on opportunities, economic conditions and the results of the activities described above Vista may use a portion of the use of proceeds allocated above to invest in property acquisitions or complete other corporate activities designed to achieve its corporate goal of becoming a mid-tier producer. Estimated costs and the scope of activities cannot be determined at this time.

 CONSOLIDATED CAPITALIZATION

        Since June 30, 2009, there have been no changes to the share capital of the Company, on a consolidated basis.

        On July 14, 2009, the Company entered into Note Repurchase Agreements with Whitebox Combined Partners, LP, Whitebox Convertible Arbitrage Partners, LP and Whitebox Special Opportunities Fund Series B Partners, LP whereby the Company agreed to repurchase its Notes due March 4, 2011. Pursuant to the repurchase agreements, the Company agreed to repurchase the Notes (i) in the principal amount of $504,000 from Whitebox Combined Partners, LP for an aggregate purchase price, including interest, of $331,800; (ii) in the principal amount of $510,000 from Whitebox Convertible Arbitrage Partners, LP for an aggregate purchase price, including interest, of $335,750; and (iii) in the principal amount of $319,000 from Whitebox Special Opportunities Fund Series B Partners, LP for an aggregate purchase price, including interest, of $210,008, based on a settlement date of July 14, 2009.

        The following table sets forth the consolidated capitalization of the Company as at December 31, 2008 and June 30, 2009 on an actual basis and as adjusted to give effect to the distribution of the Shares offered hereunder (based on a public offering price of US$2.25 per Share and after deducting the underwriters' commission, the discretionary incentive fee and the estimated expenses of the offering payable by the Company (assuming no exercise of the Over-Allotment Option)) and the application of the net proceeds from the offering as described under the section entitled "Use of Proceeds".

        The table should be read in conjunction with the audited annual consolidated financial statements of the Company for the year ended December 31, 2008, the unaudited consolidated financial statements of the Company as at and for the six months ended June 30, 2009, including the notes thereto, and the management's discussion and analysis thereof, incorporated in each case by reference in this prospectus supplement and the accompanying base prospectus.

	As at December 31, 2008(1)		As at June 30, 2009(2)		As at June 30, 2009 after giving effect to the issuance of the Shares(2)(3)
	(in thousands, except for share amounts)
Cash, cash equivalents and short term investments	US$	13,266	US$	16,300	US$	33,914
Long term debt	US$	23,724	US$	24,946	US$	24,946
Outstanding share capital (unlimited authorized)	US$	225,098	US$	225,098	US$	242,712
		(34,475,829 Shares)		(34,475,829 Shares)		(43,275,829 Shares)

Notes:

(1)
These figures do not include 2,184,747 common shares reserved for issuance pursuant to outstanding stock options, which are exercisable at a weighted average exercise price of US$4.39 per share, the 200,000 broker warrants outstanding to purchase 200,000 common shares at a price of US$6.00 per common shares or the 5,000,000 common shares issuable on the conversion of the Notes.

(2)
These figures do not include 2,196,295 common shares reserved for issuance pursuant to outstanding stock options, which are exercisable at a weighted average exercise price of US$4.36 per share, the 200,000 broker warrants outstanding to purchase 200,000 common shares at a price of US$6.00 per common shares or the 6,250,000 common shares issuable on the conversion of the Notes which was subsequently reduced on July 14, 2009 to 5,972,292 common shares issuable upon the conversion of the Notes when the Company repurchased US1,333,000 principal amount of Notes.

(3)
Prior to the exercise of the Over-Allotment Option. If the Over-Allotment Option is exercised in full, cash, cash equivalents and short term investments and outstanding share capital would be US$36,683 and US$245,481 (44,595,829 Shares), respectively.

 SELECTED FINANCIAL DATA

        The selected financial data in the table below have been selected in part, from the Company's consolidated financial statements, which have been prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. Therefore, our financial data contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus may not be comparable to the financial data of United States companies. The selected financial data is not intended to replace the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 or in the Company's Quarterly Report on Form 10-Q for the quarter-ended June 30, 2009 which are incorporated by reference herein.

	SELECTED FINANCIAL DATA
		Year Ended December 31,
	June 30, 2009
		2008	2007	2006	2005	2004
	(unaudited)		(restated)(1)
	(U.S. dollars in thousands, except per share data)
OPERATING DATA
(Loss)/Gain from continuing operations before income taxes	2,791	(9,359)	(7,882)	(1,919)	(3,161)	(4,924)
Future income tax benefit/(expense)	(781)	(320)	1,051

Loss/Gain from continuing operations after income tax	2,010	(9,679)	(6,831)	(1,919)	(3,161)	(4,924)
Loss from discontinued operations		(294)	(6,319)	(2,252)	(1,423)

Net (loss)/gain	2,010	(9,973)	(13,150)	(4,171)	(4,584)	(4,924)
Basic and diluted (loss)/gain per share	0.06	(0.29)	(0.41)	(0.16)	(0.24)	(0.31)
Weighted number of shares outstanding	34,475,829	34,338,352	32,371,609	26,142,324	18,813,193	15,955,318
BALANCE SHEET DATA
Cash and cash equivalents	16,300	13,266	16,686	48,698	2,027	5,916
Marketable securities	628	8,153	10,882	791	468	140
Other Assets	723	593	380	1,154	599	770

Current Assets	17,651	22,012	27,948	50,643	3,094	6,826
Restricted cash				5,320	5,097	4,961
Mineral Properties	33,381	30,407	18,052	31,749	27,159	18,109
Amayapampa disposal consideration	4,813	4,813
Plant and equipment (net)	18,744	18,533	467	1,130	1,219	1,351
Prepaid transaction costs				1,841
Other long-term receivables			66	166	8
Reclamation premium costs and other assets				1,882	1,422	1,541
Assets held for sale			4,813

Total Assets	74,589	75,765	51,346	92,731	37,999	32,788
Current liabilities	514	803	694	893	452	256
Capital lease obligations				23	34
Asset retirement obligation and closure costs				4,688	4,110	4,188
Convertible notes	24,718	23,496
Other long-term liabilities	228	228

Total Liabilities	25,460	24,527	694	5,604	4,596	4,444
Shareholders' equity	49,129	51,238	50,652	87,127	33,403	28,344

Total Liabilities and Shareholders' equity	74,589	75,765	51,346	92,731	37,999	32,788

Notes:

(1)
Effective September 30, 2008, the Company adopted the Emerging Issues Committee Abstract 172 ("EIC 172"), "Income Statement Presentation of a Tax Loss Carryforward Recognized Following an Unrealized Gain in Other Comprehensive Income." EIC 172 provides guidance on whether the tax benefit from the recognition of previously unrecognized tax loss carryforwards consequent to the recording of unrealized gains in other comprehensive income, such as unrealized gains on available-for-sale financial assets, should be recognized in net income or in other comprehensive income. EIC 172 should be applied retrospectively, with restatement of prior periods from January 1, 2007, the date of adoption of CICA Section 3855, "Financial Instruments — Recognition and Measurement."

(2)
The adoption of EIC 172 resulted in a reclassification of $1,132,000 of income tax recovery from the accumulated other comprehensive income balance to the accumulated deficit as of December 31, 2007, which included $80,000 arising on adoption of the standard. It also decreased the Company's loss for the year ended December 31, 2007 by $1,051,000.

 DIVIDEND POLICY

        The Company has never declared or paid any dividends on its common shares. The Company intends to retain its earnings, if any, to finance the growth and development of its business and does not expect to pay dividends or to make any other distributions in the near future. The Company's board of directors will review this policy from time to time having regard to the Company's financing requirements, financial condition and other factors considered to be relevant.

DESCRIPTION OF COMMON SHARES

        The Company is authorized to issue an unlimited number of common shares, without par value, of which 34,475,829 are issued and outstanding as at the date of this prospectus supplement. There are options outstanding to purchase up to 2,849,386 common shares at prices ranging from US$1.77 to US$7.45. There are 200,000 broker warrants outstanding to purchase up to 200,000 common shares at a price of US$6.00 per common share. There are 5,972,292 common shares issuable upon the conversion of the Notes. Holders of common shares are entitled to one vote per common share at all meetings of shareholders, to receive dividends as and when declared by the board of directors of the Company and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company. There are no pre-emptive, conversion or redemption rights attached to the common shares.

MARKET FOR COMMON SHARES

        The common shares are listed on the Amex and the TSX in each case under the symbol "VGZ". The majority of the trading of the common shares takes place on the Amex. The following table sets out the reported high and low sale prices and volume of sales traded by month for the periods indicated on the Amex and on the TSX.

	Amex (US$)
Month	High	Low	Volume
2008
April	4.65	3.33	3,423,793
May	3.84	3.17	3,030,176
June	3.71	3.25	2,561,260
July	4.82	3.35	4,238,325
August	3.90	2.75	2,821,561
September	3.30	1.18	4,781,802
October	2.51	0.77	3,634,967
November	1.64	0.80	2,948,003
December	1.56	0.85	6,520,968
2009
January	2.64	1.16	7,177,122
February	2.92	1.96	7,277,872
March	2.30	1.47	5,708,882
April	2.42	1.86	3,371,755
May	2.74	1.97	4,359,415
June	2.68	1.45	10,176,845
July	1.90	1.51	3,795,831
August	2.00	1.66	3,150,310
September 1 to 14	2.82	1.77	6,622,800

	TSX (CDN$)
Month	High	Low	Volume
2008
April	4.73	3.36	367,872
May	3.90	3.10	329,977
June	3.98	3.22	155,206
July	5.06	3.43	157,664
August	4.04	3.00	135,775
September	3.40	1.87	314,739
October	2.50	0.99	319,997
November	2.00	0.98	183,927
December	1.90	1.09	344,717
2009
January	3.23	1.40	382,942
February	3.63	2.45	177,264
March	2.79	1.84	356,052
April	2.96	2.31	131,189
May	3.03	2.36	230,272
June	2.85	1.70	739,331
July	2.12	1.74	197,462
August	2.12	1.86	234,382
September 1 to 14	2.85	1.96	461,146

        On September 14, 2009, the closing price of the common shares on the TSX was Cdn$2.43 per common share. On September 14, 2009, the closing price of the common shares on the Amex was US$2.37 per common share.

PRIOR SALES

        The following table sets forth, for the 12-month period prior to the date of this prospectus supplement, details of the price at which securities have been issued by the Company, the number and type of securities issued and the date on which such securities were issued:

Date of Issue	Type of Securities	No. of Securities	Issue or Exercise Price per Security		Description of Transaction
September 29, 2008	common shares	23,712	US$	2.94	exercise of stock options
March 25, 2009	options	50,000	US$	2.15	option grants
August 13, 2009	options	710,000	US$	1.77	option grants

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of certain material U.S. federal income tax consequences to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of common shares acquired pursuant to this prospectus supplement.

        This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the acquisition, ownership and disposition of common shares.

        To ensure compliance with U.S. Treasury Department Circular 230, U.S. Holders (as defined below) are hereby notified that: (a) any discussion of U.S. federal tax issues in this prospectus supplement is not intended or written to be relied upon and cannot be relied upon by a U.S. Holder, for the purpose of avoiding penalties that may be imposed under the United States Internal Revenue Code of 1986 (the "Code"); (b) this summary was written in connection with the promotion or marketing of the transactions or matters addressed in this prospectus supplement; and (c) each U.S. Holder should seek advice based on such U.S. Holder's particular circumstances from an independent tax advisor.

Scope of this Summary

Authorities

        This summary is based on the Code, Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the Internal Revenue Service ("IRS"), the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the "Canada-U.S. Tax Convention"), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this prospectus supplement. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holders

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of common shares acquired pursuant to this prospectus supplement that, for U.S. federal income tax purposes, is (a) an individual who is a citizen or resident of the U.S., (b) a corporation, or any other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S., any state in the U.S., or the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

Non-U.S. Holders

        For purposes of this summary, a "non-U.S. Holder" is a beneficial owner of common shares that is not a U.S. Holder. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of common shares. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal income, U.S. state and local, and foreign tax consequences (including the potential application of and operation of any income tax treaties) arising from and relating to the acquisition, ownership, and disposition of common shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

        This summary does not address the U.S. federal income tax consequences applicable to U.S. Holders that are subject to special provisions under the Code, including the following U.S. Holders: (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies; (c) U.S. Holders that are dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) U.S. Holders that have a "functional currency" other than the U.S. dollar; (e) U.S. Holders that own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquired common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold common shares other than as a capital asset within the meaning of Section 1221 of the Code; (h) U.S. expatriates or former longer-term residents of the U.S. or (i) U.S. Holders that own (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the outstanding shares of the Company. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences arising from and relating to the acquisition, ownership and disposition of common shares.

        If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such partnership and the partners of such partnership generally will depend on the activities of the partnership and the status of such partners. Partners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of common shares.

Tax Consequences Not Addressed

        This summary does not address the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax; or foreign tax consequences to U.S. Holders of the acquisition, ownership, and disposition of common shares. Each U.S. Holder should consult its own tax advisor regarding the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax; and foreign tax consequences of the acquisition, ownership, and disposition of common shares.

Passive Foreign Investment Company Rules

        The Company generally will be a Passive Foreign Investment Company (a "PFIC") under Section 1297 of the Code if, for a taxable year, (a) 75% or more of the gross income of the Company for such taxable year is passive income or (b) 50% or more of the assets held by the Company either produce passive income or are held for the production of passive income, based on the fair market value of such assets (or on the adjusted tax basis of such assets, if the Company is not publicly traded and either is a "controlled foreign company" or makes an election). "Gross income" generally means all revenues less the cost of goods sold, and "passive income" includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation's commodities are (a) stock in trade of such foreign corporation or other property of a kind which would properly be included in inventory of such foreign corporation, or property held by such foreign corporation primarily for sale to customers in the ordinary course of business, (b) property used in the trade or business of such foreign corporation that would be subject to the allowance for depreciation under Section 167 of the Code, or (c) supplies of a type regularly used or consumed by such foreign corporation in the ordinary course of its trade or business.

        For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above, "passive income" does not include any interest, dividends, rents, or royalties that are received or accrued by the Company from a "related person" (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

        Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary of the Company which is also a PFIC (a "Subsidiary PFIC"), and will be subject to U.S. federal income tax on (i) a distribution on the shares of a Subsidiary PFIC and (ii) a disposition of shares of a Subsidiary PFIC, both as if the holder directly held the shares of such Subsidiary PFIC.

        The Company believes that it was classified as a PFIC during the taxable year ended December 31, 2008, and based on current business plans and financial expectations, the Company believes that there is a significant likelihood that it will be a PFIC for the current taxable year. The determination of whether the Company was, or will be, a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether the Company will be a PFIC for any taxable year depends on the assets and income of the Company over the course of each such taxable year and, as a result, cannot be predicted with certainty as of the date of this prospectus supplement. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company concerning its PFIC status. Each U.S. Holder should consult its own tax advisor regarding the PFIC status of the Company and any of its non-U.S. subsidiaries.

Default PFIC Rules under Section 1291 of the Code

        If the Company is a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership, and disposition of common shares will depend on whether such U.S. Holder makes an election to treat the Company as a "qualified electing fund" or "QEF" under Section 1295 of the Code (a "QEF Election") or a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election"). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a "Non-Electing U.S. Holder."

        A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of common shares and (b) any excess distribution received on the common shares. A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current taxable year) exceeds 125% of the average distributions received during the three preceding taxable years (or during a U.S. Holder's holding period for the common shares, if shorter).

        Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of common shares, and any "excess distribution" (as defined in Section 1291(b) of the Code) paid on common shares, must be ratably allocated to each day in a Non-Electing U.S. Holder's holding period for the respective shares. The amount of any such gain or excess distribution allocated to prior years of such Non-Electing U.S. Holder's holding period for the common shares generally will be subject to U.S. federal income tax at the highest tax applicable to ordinary income in each such prior year. A Non-Electing U.S. Holder will be required to pay interest on the resulting tax liability for each such prior year, calculated as if such tax liability had been due in each such prior year. Such a Non-Electing U.S. Holder that is not a company must treat any such interest paid as "personal interest," which is not deductible. The amount of any such gain or excess distribution allocated to the current year of such Non-Electing U.S. Holder's holding period for the common shares will be treated as ordinary income in the current year, and no interest charge will be incurred with respect to the resulting tax liability for the current year.

        If the Company is a PFIC for any taxable year during which a Non-Electing U.S. Holder holds common shares, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent taxable years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such common shares were sold on the last day of the last taxable year for which the Company was a PFIC.

QEF Election

        A U.S. Holder that makes a QEF Election for the first taxable year in which its holding period of its common shares begins, generally, will not be subject to the rules of Section 1291 of the Code discussed above with respect to its common shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder's pro rata share of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) and the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, "net capital gain" is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and "ordinary earnings" are the excess of (a) "earnings and profits" over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each taxable year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, a U.S. Holder that makes a QEF Election may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a Company, any such interest paid will be treated as "personal interest," which is not deductible.

        A U.S. Holder that makes a QEF Election generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents "earnings and profits" of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder's tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares.

        The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as "timely" if such QEF Election is made for the first year in the U.S. Holder's holding period for the common shares in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

        A QEF Election will apply to the taxable year for which such QEF Election is made and to all subsequent taxable years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent taxable year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those taxable years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in another subsequent taxable year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during a subsequent taxable year in which the Company qualifies as a PFIC.

        The Company will make available to U.S. Holders, upon their written request, timely and accurate information as to its status as a PFIC, and will provide to a U.S. Holder all information and documentation that a U.S. Holder making a QEF Election with respect to the Company is required to obtain for U.S. federal income tax purposes. However, U.S. Holders should be aware that the Company can provide no assurances that it will provide any such information relating to any Subsidiary PFIC. Because the Company may own shares in one or more Subsidiary PFICs, and may acquire shares in one or more Subsidiary PFICs in the future, they will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any Subsidiary PFIC for which the U.S. Holders do not obtain the required information. Each U.S. Holder should consult his, her or its own financial advisor, legal counsel, or accountant regarding the availability of, and procedure for making, a QEF Election with respect to the Company and any Subsidiary PFIC.

Mark-to-Market Election

        A U.S. Holder may make a Mark-to-Market Election only if the common shares are marketable stock. The common shares generally will be "marketable stock" if the common shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the United States Securities and Exchange Act of 1934, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be "regularly traded" for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

        A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to the common shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first taxable year of such U.S. Holder's holding period for the common shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the common shares.

        A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each taxable year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the common shares, as of the close of such taxable year over (b) such U.S. Holder's tax basis in such common shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder's adjusted tax basis in the common shares, over (ii) the fair market value of such common shares (but only to the extent of the net amount of previously included income a result of the Mark-to-Market Election for prior taxable years).

        A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder's tax basis in the common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of common shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior taxable years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior taxable years).

        A Mark-to-Market Election applies to the taxable year in which such Mark-to-Market Election is made and to each subsequent taxable year, unless the common shares cease to be "marketable stock" or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

        Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC.

Other PFIC Rules

        Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of common shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which common shares are transferred.

        Certain additional adverse rules will apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example under Section 1298(b)(6) of the Code, a U.S. Holder that uses common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares. In addition, a U.S. Holder who acquires common shares from a decedent will not receive a "step up" in tax basis of such common shares to fair market value. Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC.

        The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares.

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Common Shares

General Taxation of Distributions

        Subject to the PFIC rules, discussed above, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated "earnings and profits" of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated "earnings and profits" of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares. However, the Company does not intend to maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the common shares will constitute ordinary dividend income. (See the section entitled "Sale or Other Taxable Disposition of Common Shares" below). Dividends received on common shares generally will not be eligible for the "dividends received deduction."

        For taxable years beginning before January 1, 2011, a dividend paid to a U.S. Holder who is an individual, estate or trust by the Company generally will be taxed at the preferential tax rates applicable to long-term capital gains if the Company is a "qualified foreign corporation" ("QFC") and certain holding period requirements for the common shares are met. The Company generally will be a QFC as defined under Section 1(h)(11) of the Code if the Company is eligible for the benefits of the Canada-U.S. Tax Convention or its shares are readily tradable on an established securities market in the U.S. However, even if the Company satisfies one or more of these requirements, the Company will not be treated as a QFC if the Company is a PFIC for the taxable year during which it pays a dividend or for the preceding taxable year. See the section entitled "Passive Foreign Investment Company Rules" above.

        As discussed above, the Company believes that it was classified as a PFIC during the taxable year ended December 31, 2008, and based on current business plans and financial expectations, the Company believes that there is a significant likelihood that it will be a PFIC for the current taxable year. (See the section entitled "Passive Foreign Investment Company Rules." Accordingly, the Company does not expect to be a QFC in the current taxable year and it may not be a QFC for subsequent taxable years.

        If the Company is not a PFIC, but a dividend paid to a U.S. Holder otherwise fails to qualify for the preferential tax rates discussed above, a dividend paid by the Company to a U.S. Holder generally will be taxed at ordinary income tax rates (and not at the preferential tax rates applicable to long-term capital gains).

Distributions Paid in Foreign Currency

        The amount of a distribution paid to a U.S. Holder in foreign currency generally will be equal to the U.S. dollar value of such distribution based on the exchange rate applicable on the date of receipt. A U.S. Holder that does not convert foreign currency received into U.S. dollars on the date of receipt generally will have a tax basis in such foreign currency equal to the U.S. dollar value of such foreign currency on the date of receipt. Subject to the PFIC rules discussed above, such a U.S. Holder generally will recognize ordinary income or loss on the subsequent sale or other taxable disposition of such foreign currency (including an exchange for U.S. dollars) and such income or loss generally will be treated as "U.S. source" for purposes of applying the U.S. foreign tax credit rules.

Foreign Tax Credit

        A U.S. Holder who pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

        Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder's U.S. federal income tax liability that such U.S. Holder's "foreign source" taxable income bears to such U.S. Holder's worldwide taxable income. In applying this limitation, a U.S. Holder's various items of income and deduction must be classified, under complex rules, as either "foreign source" or "U.S. source." In addition, this limitation is calculated separately with respect to specific categories of income. Dividends paid by the Company generally will constitute "foreign source" income and generally will be categorized as "passive category income." The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Sale or Other Taxable Disposition of Common Shares

        Subject to the PFIC rules discussed above, upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder's tax basis in such common shares sold or otherwise disposed of. Subject to the PFIC rules discussed above, gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the common shares have been held for more than one year.

        Gain or loss recognized by a U.S. Holder on the sale or other taxable disposition of common shares generally will be treated as "U.S. source" for purposes of applying the U.S. foreign tax credit rules unless the gain is subject to tax in Canada and is resourced as "foreign source" under the Canada-U.S. Tax Convention and such U.S. Holder elects to treat such gain or loss as "foreign source."

        Preferential rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

        The amount realized by a U.S. Holder receiving foreign currency in connection with a disposition of common shares generally will be equal to the U.S. dollar value of the proceeds received based on the exchange rate applicable on the date of receipt. A U.S. Holder that does not convert foreign currency received into U.S. dollars on the date of receipt generally will have a tax basis in such foreign currency equal to the U.S. dollar value of such foreign currency on the date of receipt. Such a U.S. Holder generally will recognize ordinary income or loss on the subsequent sale or other taxable disposition of such foreign currency (including an exchange for U.S. dollars) and such income or loss generally will be treated as "U.S. source" for purposes of applying the U.S. foreign tax credit rules.

Backup Withholding and Information Reporting

        Under U.S. federal income tax law and regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. Penalties for failure to file certain of these information returns are substantial. U.S. Holders of common shares, should consult with their own tax advisors regarding the requirements of filing information returns, and, if applicable mark-to-market and QEF elections.

        Payments made within the U.S. of dividends on, and proceeds arising from the sale or other taxable disposition of, common shares generally may be subject to information reporting and backup withholding if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalties of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. However, certain exempt persons, such as corporations, generally are excluded from these information reporting and backup withholding rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS. Each U.S. Holder should consult its own tax advisor regarding application of the information reporting and backup withholding rules to them.

CANADIAN FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the principal Canadian federal income tax consequences generally applicable to a holder who acquires Shares through this offering and who, at all material times for the purposes of the Income Tax Act (Canada) (the "Tax Act"), beneficially owns the Shares, deals at arm's length and is not "affiliated" or "connected" with the Company and, for the purposes of the Tax Act and the Canada-United States Tax Convention (1980) (the "Convention"), is a resident solely of either Canada or the United States (a "Holder").

        This summary is based on the current provisions of the Tax Act and the regulations thereunder (the "Regulations"), all specific proposals (the "Proposed Amendments") to amend the Tax Act or the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) before the date hereof, the current provisions of the Convention, and counsel's understanding of the current published administrative and assessing policies of the Canada Revenue Agency (the "CRA"). It is assumed that the Proposed Amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or policy, although no assurance can be given in these respects. This summary does not otherwise take into account or anticipate any change in any other applicable law, whether by legislative, governmental or judicial decision or action, and does not take into account the tax laws of any province or territory of Canada or of any jurisdiction outside of Canada.

        Subject to certain exceptions that are not discussed in this summary, all amounts must be determined for the purposes of the Tax Act in Canadian dollars based on the daily noon rate as quoted by the Bank of Canada for the applicable day (or, if there is no such rate quoted for the applicably day, the closest preceding day for which such a rate is quoted) or such other rate of exchange that is acceptable to the CRA. Holders who determine or wish to determine amounts for the purposes of the Tax Act in a currency other than the Canadian dollar should consult their own tax advisers.

        This summary further assumes that no Share will at any material time derive any value, directly or indirectly, from real property situated in Canada.

        This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisers with respect to their particular circumstances.

Holders Resident in Canada

        The following section of this summary applies solely to Holders, each of whom, at all relevant times for the purposes of the Tax Act, is or is deemed to be resident solely in Canada and holds all Shares as capital property, (each a "Canadian Holder"). A Share generally will be considered to be capital property of a Canadian Holder unless the Canadian Holder holds it in the course of carrying on a business of trading or dealing in securities, or acquired it in one or more transactions considered to be an adventure in the nature of trade. A Canadian Holder whose Shares might not otherwise qualify as capital property may be entitled to elect irrevocably under subsection 39(4) of the Tax Act that every Share, and every other "Canadian security" (as defined in the Tax Act), owned by the Canadian Holder in the taxation year of the election or any subsequent taxation year be deemed to be capital property.

  This summary is not applicable to a Canadian Holder

  •
  that is a "financial institution" or a "specified financial institution" for the purposes of the Tax Act,

  •
  to whom the functional currency rules in subsection 261(4) of the Tax Act apply, or

  •
  an interest in which is, or for whom a Share would be, a "tax shelter investment" for the purposes of the Tax Act.

        Such Canadian Holders should consult their own tax advisers.

Dividends

        Each Canadian Holder who receives or is deemed to receive a taxable dividend on the Canadian Holder's Shares in a taxation year will be required to include the amount of the taxable dividend in income for the year.

        The dividend, if the Canadian Holder is an individual (other than certain trusts), will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit rules to the extent that the Company designates the dividend to be an "eligible dividend" in accordance with the Tax Act. The dividend may result in the Canadian Holder's being liable for alternative minimum tax. Canadian Holders that are individuals should consult their advisers in this regard.

        A Canadian Holder that is a corporation generally will be entitled to deduct the amount of the dividend in computing its taxable income for the taxation year of receipt. The corporation, if it is a "private corporation" or a "subject corporation" for the purposes of Part IV of the Tax Act, will generally be subject to an additional 33 1/3% refundable tax on the dividend, which additional tax generally will be refunded to the corporation at a rate of Cdn$1.00 for every Cdn$3.00 of taxable dividends that it pays while it is a private corporation.

Capital Gains and Losses

        A Canadian Holder who disposes or is deemed to dispose of a Share in a taxation year generally will realize a capital gain (or capital loss) in the year equal to the amount by which the proceeds of disposition, net of reasonable costs of disposition, are greater (or less) than the adjusted cost base to the Canadian Holder of the Share. The Canadian Holder will be required to include one half of any capital gain (a "taxable capital gain") so realized in income for the year, and may deduct one half of any capital loss (an "allowable capital loss") so realized against taxable capital gains for the year and, to the extent not so deductible, against taxable capital gains realized in any of the three preceding taxation years or any subsequent taxation year, subject to detailed provisions of the Tax Act.

        The amount of any capital loss realized on the disposition or deemed disposition of a Share by a Canadian Holder that is a corporation may, in certain circumstances, be reduced by the amount of any dividends that it received or is deemed to have received on the Share. Similar rules may apply if the corporation is a member of a partnership or beneficiary of a trust that owns Shares, or a member or beneficiary of a partnership or trust that is a member of a partnership or a beneficiary of a trust that owns Shares. Canadian Holders to whom these rules might apply should consult their own tax advisers in this regard.

        A capital gain realized by a Canadian Holder who is an individual (other than certain trusts) may result in the Canadian Holder's being liable for alternative minimum tax under the Tax Act. Canadian Holders that are individuals should consult their own tax advisers in this regard.

        A Canadian Holder that is a "Canadian-controlled private corporation" throughout the relevant taxation year may be liable to pay an additional refundable tax of 6 2/3% in respect of any taxable capital gain that it realizes or a disposition of Shares, which additional tax will generally be refunded to the corporation at the rate of Cdn$1.00 for every Cdn$3.00 of chargeable dividends that it pays while it is a "private corporation" for the purposes of the Tax Act.

Holders Resident in the United States

        The following portion of this summary is generally applicable solely to Holders, each of whom at all material times for the purposes of the Tax Act and the Convention, is not and never has been a resident or deemed resident of Canada, is a resident solely of the United States and entitled to full benefits under the Convention, holds all Shares as capital property, does not and is not deemed to use or hold any Share in connection with a business carried on in Canada, and does not and is not deemed to carry on an insurance business in Canada and elsewhere (each an "American Holder").

Dividends

        An American Holder on whose Shares the Company pays or credits, or is deemed to pay or credit, a dividend generally will be subject to Canadian withholding tax at the rate of 15% or, if the American Holder is a company that beneficially owns at least 10% of the voting stock of the Company, 5% of the gross amount of the dividend. The Company will be required to withhold the requisite amount of tax from the dividend and remit it to the CRA for the American Holder's account.

Capital Gains and Losses

        An American Holder who disposes or is deemed to dispose of a Share should not thereby incur any liability for Canadian federal income tax in respect of any capital gain thereby arising.

ELIGIBILITY FOR INVESTMENT

        In the opinion of Borden Ladner Gervais LLP, counsel to the Company with respect to Canadian legal matters, and Blake, Cassels & Graydon LLP, counsel to the underwriters with respect to Canadian legal matters, on the date of this prospectus supplement, the Shares, if and when listed on a designated stock exchange as defined in the Tax Act, will be qualified investments under the Tax Act for trusts governed by a registered retirement savings plan, registered retirement income fund, registered education savings plan, deferred profit sharing plan, registered disability savings plan or tax free savings account, and generally should not be a prohibited investment for a tax-free savings account provided that (i) the holder of the account does not have a "significant interest", as defined in the Tax Act, in the Company and (ii) the Company deals at arm's length within the meaning of the Tax Act with the holder and each corporation, partnership or trust in which the holder holds a significant interest.

        Generally a holder of a tax-free savings account should not hold a significant interest in a corporation (including the Company) provided that neither the holder nor any one or more persons with whom the holder does not deal at arm's length, alone or in any combination, directly or indirectly holds 10% or more of the issued shares of any class of shares in the capital stock of the corporation. For these purposes, specific rules may deem a holder to own shares of a corporation that are held by a partnership in which the holder is a member or by a trust of which the holder is a beneficiary. A holder of a tax-free savings account will not generally hold a significant interest in a partnership or trust if neither the holder, nor any one or more persons with whom the holder does not deal at arm's length, directly or indirectly holds an interest representing 10% or more of the fair market value of the partnership or trust.

 PLAN OF DISTRIBUTION

        The Company, Dahlman Rose & Company, LLC and Wellington West Capital Markets Inc. have entered into an underwriting agreement dated September 15, 2009 with respect to the Shares being offered by the Company. Dahlman Rose & Company, LLC and Wellington West Capital Markets Inc. are acting as book-running managers and representatives of the underwriters named in the underwriting agreement, whom we refer to collectively as the underwriters. Subject to the terms and conditions of the underwriting agreement, each underwriter has agreed to severally purchase from us, the following number of Shares at the public offering price on the cover page of this prospectus supplement (US$2.25 per Share).

Underwriter	Number of Shares
Dahlman Rose & Company, LLC	6,160,000
Wellington West Capital Markets Inc.	2,640,000

Total	8,800,000

        The Public Offering Price on the cover page of this prospectus supplement ($2.25 per Share) was determined based upon arm's length negotiations between the Company and the underwriters.

        The underwriters have generally agreed to purchase all of the Shares sold under the underwriting agreement if any of the Shares are purchased, other than Shares covered by the Over-Allotment Option described below. The underwriting agreement provides that the underwriters' obligation to purchase Shares depends on the satisfaction of the conditions contained in the underwriting agreement including:

  •
  the representations and warranties made by the Company to the underwriters are true;

  •
  there is no adverse material change in the Company's business; and

  •
  the Company delivers customary closing documents to the underwriters.

        Additionally, the obligations of the underwriters under the underwriting agreement may be terminated at the discretion of Dahlman Rose & Company, LLC and Wellington West Capital Markets Inc., acting on behalf of the underwriters, upon the occurrence of certain stated events. The Company has agreed to indemnify each underwriter, its affiliates and its members, partners, and its directors, officers, employees, agents and representatives against certain liabilities and expenses related to the offering, including liabilities under the U.S. Securities Act. Also, the Company has agreed to contribute to payments each underwriter may be required to make in respect of such liabilities.

        The Company has granted the underwriters the Over-Allotment Option, exercisable for 30 days from the date of the filing of the final prospectus supplement, to purchase a total of up to 1,320,000 common shares being offered hereby, at the public offering price of $2.25 per Share. The underwriters may exercise the Over-Allotment Option solely to cover any over-allotments, if any, made in connection with the offering. To the extent the underwriters exercise the Over-Allotment Option in whole or in part, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional Shares approximately proportionate to that underwriter's initial commitment amount reflected in the above table. If the Over-Allotment Option is exercised in full, the total Price to the Public, Underwriters' Commission and Net Proceeds to the Company (as set out on the cover page of this prospectus supplement) will be US$22,770,000, US$1,423,125 and US$21,346,875, respectively.

        The underwriters have advised the Company that they propose initially to offer the Shares to the public at the public offering price on the cover page of this prospectus supplement ($2.25 per Share) and to dealers at that price less a concession not in excess of $0.076 per Share. The underwriters will not allow, and the dealers may not re-allow, any discount to other dealers. After the offering, the offering price and other selling terms may be changed. The underwriters may receive from purchasers of the Shares normal brokerage commissions in amounts agreed with such purchasers. In the event that the Shares are sold at a price that is below the public offering price set out on the cover page of this prospectus supplement, the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Shares is less than the gross proceeds paid by the underwriters to the Company.

        The following table shows the per Share and total underwriting commissions to be paid to the underwriters by the Company. The information assumes either no exercise or full exercise by the underwriters of the Over-Allotment Option to purchase additional Shares. The information also does not reflect an additional incentive fee of 0.50% of the gross proceeds of the offering ($99,000 assuming no exercise of the Over-Allotment Option, and $113,850 with exercise of the Over-Allotment Option) that is being paid by the Company to the underwriters at the Company's sole discretion.

	Without Option		With Option
Per Share	US$	0.14	US$	0.14
Total	US$	1,237,500	US$	1,423,125

        With respect to the sale of Shares under this prospectus supplement, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

        In connection with the offering, the underwriters may purchase and sell common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an underwriter of a greater number of shares than it is required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the Over-Allotment Option to purchase additional Shares from the Company in the offering. The underwriter may close out any covered short position by either exercising the Over-Allotment Option to purchase additional Shares or purchasing common shares in the open market. In determining the source of common shares to close out the covered short position, the underwriter will consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which it may purchase additional common shares pursuant to the Over-Allotment Option granted to it. "Naked" short sales are any sales in excess of the Over-Allotment Option. The underwriter must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriter in the open market prior to the completion of the offering.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or delaying a decline in the market price of the Company's common shares, and may stabilize, maintain or otherwise affect the market price of the Company's common shares. As a result, the price of the common shares of the Company may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the Amex or the TSX, in the over-the-counter market or otherwise.

        This prospectus supplement and the accompanying base prospectus in electronic format may be made available on Internet sites or through other online services maintained by one or more of the underwriters of the offering, or by their affiliates. Other than any prospectus supplement and the accompanying base prospectus made available in electronic format in this manner, the information on any website containing this prospectus supplement and the accompanying base prospectus is not part of this prospectus supplement or the accompanying base prospectus, and such information has not been approved or endorsed by the Company or any underwriter in such capacity and should not be relied on by prospective investors.

        The underwriting agreement will be available on SEDAR at www.sedar.com on the date the final prospectus supplement is filed.

        The Company estimates that its share of the total expenses of the offering, excluding the underwriting commission and the discretionary incentive fee, and assuming no exercise of the Over-Allotment Option, will be approximately US$850,000, which includes approximately US$245,000 in reimbursable expenses paid to the underwriters.

LEGAL MATTERS

        Certain legal matters relating to the Shares offered pursuant to this prospectus supplement will be passed upon for the Company by Borden Ladner Gervais LLP, with respect to Canadian legal matters and for the underwriters by Blake, Cassels & Graydon LLP, with respect to Canadian legal matters. As of the date of this prospectus supplement, the partners and associates of each of Borden Ladner Gervais LLP and Blake, Cassels & Graydon LLP, collectively, beneficially own less than 1% of the outstanding shares of the Company.

INTEREST OF EXPERTS

        Information relating to the Company's mineral properties in this prospectus supplement and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Steven Ristorcelli, Thomas L. Dyer, Terry Braun, John W. Rozelle, Barton G. Stone, Leonel López, Neil Prenn and Pincock Allen & Holt and this information has been included in reliance on such companies' and persons' expertise. Each of Steven Ristorcelli, John W. Rozelle, Barton G. Stone, Leonel López, and Neil B. Prenn is a "qualified person" as such term is defined in NI 43-101.

        None of Steven Ristorcelli, Thomas L. Dyer, Terry Braun, John W. Rozelle, Barton G. Stone, Leonel López, Neil B. Prenn and Pincock Allen & Holt each being companies and persons who have prepared or certified the preparation of reports, statements or opinions relating to the Company's mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company. As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of the Company's outstanding common shares.

        The auditors of the Company are PricewaterhouseCoopers LLP, Chartered Accountants, of Vancouver, British Columbia. PricewaterhouseCoopers LLP, Chartered Accountants, report that they are independent of the Company in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC. PricewaterhouseCoopers LLP is registered with the Public Company Accounting Oversight Board. The audited consolidated financial statements of the Company as at December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 have been audited by PricewaterhouseCoopers LLP and are incorporated by reference herein in reliance on the authority of said firm as experts in auditing and accounting.

 AUDITORS' CONSENT

        We have read the prospectus supplement of Vista Gold Corp. (the "Company") dated September 15, 2009, qualifying the distribution of common shares to the short form base shelf prospectus dated April 27, 2009, relating to the offering of common shares, debt securities, warrants to purchase common shares or debt securities, subscription receipts or units of the Company (collectively, the "Prospectus"). We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

        We consent to the incorporation by reference in the above-mentioned Prospectus of our report to the shareholders of the Company on the consolidated balance sheets of the Company as at December 31, 2008 and 2007 and the consolidated statements of loss and comprehensive loss, deficit and cash flows for each of the years in the three-year period ended December 31, 2008 and cumulative during the exploration stage. Our report is dated March 10, 2009.

Vancouver, British Columbia	(Signed) PricewaterhouseCoopers LLP
September 15, 2009	Chartered Accountants

 CERTIFICATE OF THE COMPANY

Dated: September 15, 2009

        The short form base shelf prospectus of the Company dated April 27, 2009, together with the documents incorporated therein by reference, as supplemented by the foregoing, constitutes full, true and plain disclosure of all material facts relating to the securities offered by such shelf prospectus and this prospectus supplement as required by the securities legislation of each of the provinces of British Columbia, Alberta, Manitoba, Ontario, and Newfoundland and Labrador.

(Signed) MICHAEL B. RICHINGS Chief Executive Officer	(Signed) GREGORY G. MARLIER Chief Financial Officer
On behalf of the Board of Directors
(Signed) FREDERICK H. EARNEST Director	(Signed) W. DURAND EPPLER Director

 CERTIFICATE OF THE UNDERWRITERS

Dated: September 15, 2009

        To the best of our knowledge, information and belief, the short form base shelf prospectus of the Company dated April 27, 2009, together with the documents incorporated therein by reference, as supplemented by the foregoing, constitutes full, true and plain disclosure of all material facts relating to the securities offered by such shelf prospectus and this prospectus supplement as required by the securities legislation of the provinces of British Columbia, Alberta, Manitoba, Ontario, and Newfoundland and Labrador.

WELLINGTON WEST CAPITAL MARKETS INC.

By: (Signed) WILLIAM WASHINGTON
Managing Director

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This short form prospectus has been filed under legislation in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Nova Scotia, New Brunswick, Prince Edward Island and Newfoundland and Labrador and in the Yukon Territory, the Northwest Territories and Nunavut that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing this omitted information within a specified period of time after agreeing to purchase any of these securities.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of the Company at 1200 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia, V7X 1T2, telephone (604) 687-5744 and are also available electronically at www.sedar.com. The Company's head office is located at Suite 5, 7961 Shaffer Parkway, Littleton, Colorado, 80127, U.S.A. and its registered office is located at Suite 200, Financial Plaza, 204 Lambert Street, Whitehorse, Yukon Territory, Y1A 3T2, Canada.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	April 27, 2009

VISTA GOLD CORP.

US$200,000,000

Common Shares
Debt Securities
Warrants
Subscription Receipts
Units

        Vista Gold Corp. (the "Company") may offer for sale, from time to time, common shares ("Common Shares"), debt securities ("Debt Securities"), warrants to purchase Common Shares or Debt Securities ("Warrants") or subscription receipts which entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Common Shares, Warrants or Debt Securities of the Company or any combination thereof ("Subscription Receipts"), or any combination of such securities ("Units") (collectively, the "Securities") in one or more offerings, up to an aggregate initial offering price of US$200,000,000 (or its equivalent in Canadian dollars or any other currency or currency unit used to denominate the Securities), during the 25-month period that this short form base shelf prospectus (the "Prospectus"), including any amendments hereto, remains valid.

        The specific terms of the Securities in respect of which this Prospectus is being delivered, will be set forth in a shelf prospectus supplement (a "Prospectus Supplement") and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, currency or the currency unit for which such Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any redemption terms, any sinking fund provisions, any exchange or conversion terms, whether payment on the Debt Securities will be senior or subordinated to the Company's other liabilities and obligations and any other specific terms; (iii) in the case of Warrants, the designation, number and terms of the Common Shares or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iv) in the case of Subscription Receipts, the designation, number and terms of the Common Shares, Warrants or Debt Securities receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (v) in the case of Units, the designation, number and terms of the Common Shares, Warrants, Debt Securities or Subscription Receipts comprising the Units. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

        All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

        The Company may offer and sell Securities to or through underwriters or dealers, directly to one or more purchasers pursuant to applicable statutory exemptions, or through agents designated from time to time. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of Securities and will set forth the plan of distribution for such Securities, including the proceeds to the Company and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution. See "Plan of Distribution".

        In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See "Plan of Distribution".

        The Common Shares of the Company are listed on the Toronto Stock Exchange (the "TSX") and the NYSE Amex ("Amex"). On April 24, 2009, the closing price of the Common Shares on the TSX was Cdn$2.80 per Common Share. On April 24, 2009, the closing price of the Common Shares on the Amex was US$2.34 per Common Share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities and the extent of issuer regulation. See "Risk Factors".

        Investing in the Securities involves a high degree of risk. You should carefully read the "Risk Factors" section beginning on page 31 of this Prospectus.

        Owning securities may subject you to tax consequences both in Canada and the United States. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

        The earnings coverage ratio for the Company for the year ended December 31, 2008 is less than one-to-one. See "Earnings Coverage Ratio".

        No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

DOCUMENTS INCORPORATED BY REFERENCE	3
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION	4
PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA	6
THE COMPANY	7
BUSINESS OF THE COMPANY	7
RECENT DEVELOPMENTS	8
USE OF PROCEEDS	8
EARNINGS COVERAGE	8
MARKET FOR COMMON SHARES	9
CERTAIN INCOME TAX CONSIDERATIONS	10
DESCRIPTION OF SHARE CAPITAL	10
DESCRIPTION OF DEBT SECURITIES	10
DESCRIPTION OF WARRANTS	23
DESCRIPTION OF SUBSCRIPTION RECEIPTS	26
DESCRIPTION OF UNITS	29
PLAN OF DISTRIBUTION	30
CHANGES TO CONSOLIDATED CAPITALIZATION	31
RISK FACTORS	31
AUDITORS, TRANSFER AGENT AND REGISTRAR	42
EXPERTS	42
LEGAL MATTERS	43
CANADIAN PURCHASERS' STATUTORY RIGHTS	43
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS	C-1
CERTIFICATE OF THE COMPANY	C-2

        Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. The Company has not authorized anyone to provide different or additional information. The Company is not making an offer to sell, or seeking an offer to buy, the Securities in any jurisdiction where the offer or sale is not permitted. Prospective investors should assume that the information contained in this Prospectus or any applicable Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this Prospectus or any applicable Prospectus Supplement or of any sale of the Securities. The Company's business, financial condition, results of operations and prospects may have changed since those dates.

        Market data and certain industry forecasts used in this Prospectus or any applicable Prospectus Supplement and the documents incorporated by reference in this Prospectus or any applicable Prospectus Supplement were obtained from market research, publicly available information and industry publications. The Company believes that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. The Company has not independently verified this information, and does not make any representation as to the accuracy of this information.

        In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to "Vista" and the "Company" refer to Vista Gold Corp., either alone or together with its subsidiaries.

 DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated by reference in this Prospectus may be obtained on request, without charge, from the Secretary of the Company at 1200 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia, V7X 1T2 (telephone: (604) 687-5744). These documents are also available through the Internet on the System for Electronic Document Analysis and Retrieval ("SEDAR"), which can be accessed at www.sedar.com.

        The following documents, filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

  (a)
  the Annual Report on Form 10-K of the Company, for the year ended December 31, 2008, which report contains the audited consolidated financial statements of the Company and the notes thereto as at December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006, together with the auditors' report thereon and the related management's discussion and analysis of financial condition and results of operations for the years ended December 31, 2008 and 2007;

  (b)
  the information circular of the Company, dated March 30, 2009, in connection with the Company's May 4, 2009 annual general meeting of shareholders;

  (c)
  a material change report of the Company, dated January 30, 2009, relating to the disclosure of an updated gold resource estimate for the Batman deposit at Mt. Todd Gold Project in Northern Territory, Australia;

  (d)
  a material change report of the Company, dated March 20, 2009, relating to the disclosure of the Company's annual financial results for the year ended December 31, 2008;

  (e)
  a material change report of the Company dated April 9, 2009, relating to the sale by the Company of the shares it held in Allied Nevada Gold Corp.;

  (f)
  the amendment number one to the Annual Report on Form 10-K of the Company for the year ended December 31, 2008, filed on Form 10-K/A; and

  (g)
  a material change report of the Company dated April 21, 2009, relating to the filing of the Company's preliminary short form base shelf prospectus.

        Any documents of the types referred to in the preceding paragraph (excluding confidential material change reports) or of any other type required to be incorporated by reference into a short form prospectus pursuant to National Instrument 44-101 — Short Form Prospectus Distributions that are filed by the Company with a securities commission or similar authority in Canada after the date of this Prospectus and prior to the termination of the offering under any Prospectus Supplement, shall be deemed to be incorporated by reference into this Prospectus.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

        A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

        Upon a new Annual Report on Form 10-K, containing annual financial statements and management's discussion and analysis of financial condition and operating results, being filed by the Company with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous Annual Report on Form 10-K and all Quarterly Reports on Form 10-Q containing interim financial statements and management's discussion and analysis of financial condition and operating results and material change reports and all Prospectus Supplements filed prior to the commencement of the Company's financial year in which the Annual Report on Form 10-K was filed, shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This Prospectus and any documents that are incorporated by reference as set forth under "Documents Incorporated By Reference", contains "forward-looking statements" within the meaning of the Untied States Private Securities Litigation Reform Act of 1995 and "forward-looking information" under Canadian securities laws, that are intended to be covered by the safe harbor created by such legislation. All statements, other than statements of historical facts, included in this Prospectus, and documents incorporated herein by reference and filed with the SEC and Canadian securities commissions that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and forward-looking information, including, but not limited to, such things as those listed below:

  •
  estimates of future operating and financial performance;

  •
  potential funding requirements and sources of capital;

  •
  timing, performance and results of feasibility studies;

  •
  timing and receipt of required land use, environmental and other permits for the Paredones Amarillos gold project and timing for starting and completion of drilling and testing programs at the Paredones Amarillos gold project;

  •
  plans to confirm the validity of the Change of Land Use Permit for the Paredones Amarillos gold project and timing and outcome for confirmation of the status of this permit and timing and outcome for the alternative application for an interim Change of Land Use Permit for the drilling program and a new Change of Land Use Permit for the Paredones Amarillos gold project;

  •
  timing and outcome for the application for the Temporary Occupation Permit for mining activities at the Paredones Amarillos gold project;

  •
  plans to purchase remaining surface land or obtain rights-of-way required by the Paredones Amarillos gold project;

  •
  capital and operating cost estimates for the Paredones Amarillos gold project and anticipated timing of commencement of construction at the Paredones Amarillos gold project;

  •
  plans for evaluation of the Mt. Todd gold project, including estimates of silver, copper and gold resources;

  •
  preliminary assessment results and plans for a pre-feasibility study at the Mt. Todd gold project;

  •
  results of drilling programs and prospects for exploration and conversion of resources at the Mt. Todd gold project;

  •
  potential for gold production at the Amayapampa gold project, timing and receipt of any future payments in connection with the disposal of the Amayapampa gold project and status of legal proceedings in Bolivia;

  •
  ongoing debt service requirements for the Company's outstanding US$30 million aggregate principal amount of senior secured convertible notes (the "Notes") and potential redemption or conversion of the Notes;

  •
  future gold prices;

  •
  future business strategy, competitive strengths, goals and expansion and growth of the Company's business;

  •
  the Company's potential status as a producer;

  •
  plans and estimates concerning potential project development including matters such as schedules, estimated completion dates and estimated capital and operating costs;

  •
  plans and proposed timetables for exploration programs and estimates of exploration expenditures;

  •
  estimates of mineral reserves and mineral resources; and

  •
  future share price and valuation for the Company and for marketable securities held by the Company.

        The words "estimate", "plan", "anticipate", "expect", "intend", "believe", "will", "may" and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the Company's actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements and forward-looking information. These factors include risks such as:

  •
  the Company's likely status as a "passive foreign investment company" for U.S. federal tax purposes;

  •
  feasibility study results and preliminary assessment results and the estimates on which they are based;

  •
  economic viability of a deposit;

  •
  delays in commencement of construction on the Paredones Amarillos gold project;

  •
  status of the Company's required governmental permits for the Paredones Amarillos gold project;

  •
  increased costs that affect the Company's financial condition;

  •
  a shortage of equipment and supplies;

  •
  whether the Company's acquisition, exploration and development activities will be commercially successful;

  •
  fluctuations in the price of gold;

  •
  inherent hazards of mining exploration, development and operating activities;

  •
  calculation of mineral resources and mineral reserves and the fluctuations thereto based on metal prices, inherent vulnerability of the ore and recoverability of metal in the mining process;

  •
  environmental regulations to which the Company's exploration and development operations are subject;

  •
  the Company's receipt of future payments in connection with the Company's disposal of the Amayapampa gold project;

  •
  leverage as a result of the Notes;

  •
  intense competition in the mining industry;

  •
  the Company's potential inability to raise additional capital on favourable terms, if at all;

  •
  conflicts of interest of some of the Company's directors as a result of their involvement with other natural resource companies;

  •
  potential challenges to the title of the Company's mineral properties;

  •
  political and economic instability in Mexico, Bolivia and Indonesia;

  •
  fluctuation in foreign currency values;

  •
  trading price of the Common Shares and the Company's ability to raise funds in new share offerings due to future sales of the Common Shares in the public or private market;

  •
  difficulty in bringing actions or enforcing judgments against the Company and certain of the Company's directors or officers outside of the United States;

  •
  recent market events and conditions; and

  •
  general economic conditions.

        For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information please see "Risk Factors" in this Prospectus. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise.

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

        The Company presents its consolidated financial statements in United States dollars. All references in this Prospectus to "dollars", "$" or "US$" are to United States dollars and all references to "Cdn$" are to Canadian dollars, unless otherwise noted. Except as otherwise indicated, all financial statements and financial data contained in, or incorporated by reference into, this Prospectus have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP"), which differ in certain significant respects from U.S. GAAP. For a description of the material differences between Canadian GAAP and U.S. GAAP as they relate to the Company's financial statements, see note 19 to the Company's audited consolidated financial statements for the years ended December 31, 2008 and 2007, contained in the Company's Annual Report on Form 10-K, which is incorporated by reference into this Prospectus.

        The following table sets forth, for each period indicated, the exchange rates of the Canadian dollar to the U.S. dollar for the end of each period indicated and the high, low and average (based on the exchange rate on the last day of each month during such period) exchange rates for each of such periods (such rates, which are expressed in Canadian dollars are based on the noon buying rates for U.S. dollars reported by the Bank of Canada).

	Three Months Ended March 31, 2009		Year Ended December 31,
			2008		2007		2006
High	Cdn$	1.2707	Cdn$	1.2372	Cdn$	1.1792	Cdn$	1.1671
Low		1.2364		0.9798		0.9499		1.1028
Average		1.2558		1.0716		1.0666		1.1308
End of Period		1.2602		1.2246		0.9881		1.1653

        On April 27, 2009, the noon buying rate reported by the Bank of Canada was $1.00 = Cdn $1.2107.

THE COMPANY

        Vista Gold Corp. was originally incorporated on November 28, 1983 under the name "Granges Exploration Ltd.". In November 1983, Granges Exploration Ltd. acquired all the mining interests of Granges AB in Canada. On June 28, 1985, Granges Exploration Ltd. and Pecos Resources Ltd. amalgamated under the name "Granges Exploration Ltd." and on June 9, 1989, Granges Exploration Ltd. changed its name to "Granges Inc." On May 1, 1995, Granges Inc. and Hycroft Resources & Development Corporation were amalgamated under the name "Granges Inc." Effective November 1, 1996, Granges Inc. and Da Capo Resources Ltd. amalgamated under the name "Vista Gold Corp." Effective December 17, 1997, Vista Gold Corp. was continued from British Columbia to the Yukon Territory, Canada under the Business Corporations Act (Yukon Territory). On September 22, 2006, the Company entered into an Arrangement and Merger Agreement (the "Arrangement Agreement") with Allied Nevada Gold Corp. ("Allied Nevada"), Carl Pescio and Janet Pescio (the "Pescios"), pursuant to which the Company's Nevada-based mining properties and related assets were transferred to Allied Nevada and the Pescios' interests in certain Nevada-based mining properties and related assets were transferred to Allied Nevada. Completion of the transaction occurred on May 10, 2007. The current addresses, telephone and facsimile numbers of the offices of the Company are:

Executive Office	Registered and Records Office
Suite 5 - 7961 Shaffer Parkway Littleton, Colorado, USA 80127 Telephone: (720) 981-1185 Facsimile: (720) 981-1186	200 - 204 Lambert Street Whitehorse, Yukon Territory, Canada Y1A 3T2 Telephone: (867) 667-7600 Facsimile: (867) 667-7885

BUSINESS OF THE COMPANY

        The Company is currently engaged in the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects. Historically, the Company's approach to acquisitions of gold projects has generally been to seek projects within political jurisdictions with well established mining, land ownership and tax laws, which have adequate drilling and geological data to support the completion of a third-party review of the geological data and to complete an estimate of mineral resources and/or mineral reserves. In addition, the Company looks for opportunities to improve the value of its gold projects, including through exploration drilling and re-engineering the operating assumptions underlying previous engineering work.

        Beginning in 2007, the Company's Board of Directors and management decided to take on a new direction regarding the Company's more advanced gold projects. The Company plans to move its more advanced projects forward through advanced and pre-feasibility studies, so production decisions can be made on those projects.

        Currently, the Company's holdings include the Paredones Amarillos gold project in Mexico; the Mt. Todd gold project in Australia; the Guadalupe de los Reyes gold project in Mexico; the Yellow Pine gold project in Idaho; the Awak Mas gold project in Indonesia; the Long Valley gold project in California; and mining claims in Colorado and Utah. The Company also owns approximately 25% of the shares of Zamora Gold Corp., a company exploring for gold in Ecuador. Additional information about these projects is available in the Company's amendment number one to its Annual Report on Form 10-K for the year ended December 31, 2008, filed on Form 10-K/A, under "Item 2. Properties". In April 2008, the Company sold its Amayapampa gold project in Bolivia to Republic Gold Limited, an Australian mining company (see "Significant Developments in 2008 — Sale of Amayapampa Gold Project, Bolivia" in the Company's Annual Report on Form 10-K for the year ended December 31, 2008).

        The Company does not produce gold and does not currently generate operating earnings. Through fiscal 2008 and fiscal 2009 to date, funding to acquire and explore gold properties and to operate the Company has been principally acquired through equity and debt financings (consisting of private placements of equity units consisting of Common Shares and warrants to purchase Common Shares, public offerings of our Common Shares and, in March 2008, a brokered private placement of the Notes) and the sale of securities held by the Company (consisting of the sale of the shares of Allied Nevada Gold Corp. held by the Company). The Company expects to continue to raise capital through additional equity and/or debt financings, and through the exercise of stock options and warrants. The Company anticipates raising funds for interim financing needs through various bridge loan or convertible debt alternatives.

RECENT DEVELOPMENTS

Filing of U.S. Registration Statement

        On April 17, 2009, we filed a shelf registration statement with the U.S. Securities and Exchange Commission which, when effective, will permit us to offer and sell the Securities for gross proceeds of up to US$200 million. An amendment to the shelf registration statement is expected to be filed with the U.S. Securities and Exchange Commission on or about April 28, 2009. The Securities that may be sold in the United States, together with the Securities that we may sell in Canada, are expected to generate aggregate gross proceeds of up to US$200 million.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used by the Company for development of existing or acquired mineral properties and may also be used for acquisitions, working capital requirements, to repay indebtedness outstanding from time to time or for other general corporate purposes. The Company may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

EARNINGS COVERAGE

        The following consolidated financial earnings coverage ratio is calculated for the year ended December 31, 2008 and gives effect to all long-term financial liabilities of the Company and the repayment, redemption or retirement thereof since such date. The earnings coverage ratio and the amount of earnings and interest expense set forth below do not purport to be indicative of the earnings coverage ratio for any future periods. The deficiency figures and coverage ratio have been calculated based on amounts reported under Canadian GAAP. These coverage ratio, earnings or interest expenses do not give effect to the issuance of any Debt Securities that may be issued pursuant to this Prospectus and any Prospectus Supplement, since the aggregate principal amounts and the terms of such Debt Securities are not presently known.

Year Ended December 31, 2008
Earnings coverage(1)	(2.77)

(1)
Earnings coverage ratio is equal to net loss before interest expense and income taxes divided by interest expense on all debt.

(2)
The outstanding Notes have been accounted for entirely as debt for the purpose of calculating the earnings coverage ratio and the entire amount of the annual carrying charges for the Notes have been reflected in the calculation of the Company's interest obligations.

        The Company's interest expense requirements amounted to approximately US$2.48 million for the year ended December 31, 2008. The Company's net loss before interest expense and income tax for the year ended December 31, 2008 was approximately US$6.88 million, resulting in an interest coverage deficiency of approximately US$9.36 million and a negative earnings coverage ratio of (2.77). Although the Company has a negative earnings coverage ratio for the year ended December 31, 2008, the Company had approximately US$13.2 million in cash and cash equivalents as at December 31, 2008. As of the date of this Prospectus, the Company has approximately US$20 million in cash and cash equivalents. The dollar amount of additional earnings required to achieve an earnings coverage ratio of one-to-one for the year ended December 31, 2008 would have been US$9.36 million.

        If the Company offers any Debt Securities having a term to maturity in excess of one year under this Prospectus and a Prospectus Supplement, the Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Debt Securities.

MARKET FOR COMMON SHARES

        The Common Shares are listed on the Amex and the TSX under the symbol VGZ. The majority of the trading of the Common Shares takes place on the Amex. The following table sets out the reported high and low sale prices and volume of sales traded by month during the last 12 month period before the date hereof on the Amex and on the TSX.

Amex (US$)				TSX (CDN$)
Month	High	Low	Volume	Month	High	Low	Volume
2008				2008
April	4.65	3.33	175,000	April	4.73	3.36	18,300
May	3.84	3.17	147,400	May	3.90	3.10	16,200
June	3.71	3.25	129,100	June	3.98	3.22	7,700
July	4.82	3.35	196,500	July	5.06	3.43	7,100
August	3.90	2.75	138,200	August	4.04	3.00	6,800
September	3.30	1.18	233,900	September	3.40	1.87	15,900
October	2.51	0.77	163,200	October	2.50	0.99	14,700
November	1.64	0.80	156,800	November	2.00	0.98	9,200
December	1.56	0.85	311,100	December	1.90	1.09	16,400
2009				2009
January	2.64	1.16	385,400	January	3.23	1.40	19,000
February	2.92	1.96	396,500	February	3.63	2.45	9,600
March	2.30	1.47	270,500	March	2.79	1.84	14,000
April	2.22	1.86	174,800	April	2.83	2.31	6,000

        On April 24, 2009, the closing price of the Common Shares on the TSX was Cdn$2.80 per Common Share. On April 24, 2009, the closing price of the Common Shares on the Amex was US$2.34 per Common Share.

 CERTAIN INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities including, in the case of investors who are not residents of Canada for purposes of the Income Tax Act (Canada), whether payment of any amount in respect of a security will be subject to Canadian non-resident withholding tax.

        The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

DESCRIPTION OF SHARE CAPITAL

        The Company is authorized to issue an unlimited number of Common Shares, without par value, of which 34,475,829 are issued and outstanding as at the date of this Prospectus. There are options outstanding to purchase up to 2,205,779 Common Shares at prices ranging from US$1.69 to US$7.45. There are 200,000 broker warrants outstanding to purchase 200,000 Common Shares at a price of US$6.00 per Common Share. Holders of Common Shares are entitled to one vote per Common Share at all meetings of shareholders, to receive dividends as and when declared by the directors of the Company and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company. There are no pre-emptive, conversion or redemption rights attached to the Common Shares.

DESCRIPTION OF DEBT SECURITIES

        In this description of Debt Securities section only, "Vista" or the "Company" refer to Vista Gold Corp. but not to its subsidiaries.

        The Company may issue Debt Securities in one or more series under an indenture (the "Indenture"), to be entered into among the Company, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee. The Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Business Corporation Act (Yukon Territory). A copy of the form of the Indenture will be filed with the SEC as an exhibit to the Registration Statement and will be filed on SEDAR. The following description sets forth certain general terms and provisions of the Debt Securities and is not intended to be complete. For a more complete description, prospective investors should refer to the Indenture and the terms of the Debt Securities. If Debt Securities are issued, the Company will describe in the applicable Prospectus Supplement the particular terms and provisions of any series of the Debt Securities and a description of how the general terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should rely on information in the applicable Prospectus Supplement and not on the following information to the extent that the information in such Prospectus Supplement is different from the following information.

        The Company may issue debt securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

        The Indenture will not limit the aggregate principal amount of Debt Securities that the Company may issue under the Indenture and will not limit the amount of other indebtedness that the Company may incur. The Indenture will provide that the Company may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of the

Company. The Indenture will also permit the Company to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

        The applicable Prospectus Supplement for any series of Debt Securities that the Company offers will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

  •
  the title of the Debt Securities;

  •
  the aggregate principal amount of the Debt Securities;

  •
  the percentage of principal amount at which the Debt Securities will be issued;

  •
  whether payment on the Debt Securities will be senior or subordinated to the Company's other liabilities or obligations;

  •
  whether payment of the Debt Securities will be guaranteed by any other person;

  •
  the date or dates, or the methods by which such dates will be determined or extended, on which the Company may issue the Debt Securities and the date or dates, or the methods by which such dates will be determined or extended, on which the Company will pay the principal and any premium on the Debt Securities and the portion (if less than the principal amount) of Debt Securities to be payable upon a declaration of acceleration of maturity;

  •
  whether the Debt Securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which the Company will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

  •
  the place or places the Company will pay principal, premium, if any, and interest and the place or places where Debt Securities can be presented for registration of transfer or exchange;

  •
  whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether and on what terms the Company will have the option to redeem the Debt Securities rather than pay the additional amounts;

  •
  whether the Company will be obligated to redeem or repurchase the Debt Securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

  •
  whether the Company may redeem the Debt Securities prior to maturity and the terms and conditions of any such redemption;

  •
  the denominations in which the Company will issue any registered Debt Securities, if other than denominations of US$1,000 and any multiple of US$l,000 and, if other than denominations of US$5,000, the denominations in which any unregistered debt security shall be issuable;

  •
  whether the Company will make payments on the Debt Securities in a currency or currency unit other than U.S. dollars or by delivery of the Company's common shares or other property;

  •
  whether payments on the Debt Securities will be payable with reference to any index, formula or other method;

  •
  whether the Company will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

  •
  whether the Company will issue the Debt Securities as unregistered securities, registered securities or both;

  •
  any changes or additions to events of default or covenants, whether or not such events of default or covenants are consistent with the events of default or covenants in the Indenture;

  •
  the applicability of, and any changes or additions to, the provisions for defeasance described under "Defeasance" below;

  •
  whether the holders of any series of Debt Securities have special rights if specified events occur;

  •
  the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

  •
  provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

  •
  any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

        Unless stated otherwise in the applicable Prospectus Supplement, no holder of Debt Securities will have the right to require the Company to repurchase the Debt Securities and there will be no increase in the interest rate if the Company becomes involved in a highly leveraged transaction or the Company has a change of control.

        The Company may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell the Debt Securities at a discount below their stated principal amount. The Company may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, the Company will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

        The Company may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, the Company may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

        Unless otherwise indicated in an applicable Prospectus Supplement, the Debt Securities will be unsecured obligations and will rank equally with all of the Company's other unsecured and other subordinated debt from time to time outstanding and equally with other Debt Securities issued under the Indenture. The Indenture will provide that the Debt Securities will be subordinated to, and junior in right of, payment to all present and future Senior Indebtedness. "Senior Indebtedness" will be defined in the Indenture as: (a) all indebtedness of the Company in respect of borrowed money, other than: (i) indebtedness evidenced by the Debt Securities; and (ii) indebtedness which, by the terms of the instrument creating or evidencing it, is expressed to rank in right of payment equally with or subordinate to the indebtedness evidenced by the Debt Securities; (b) all obligations of the Company for the reimbursement of amounts paid pursuant to any letter of credit, banker's acceptance or similar credit transaction; and (c) all obligations of the type referred to in paragraphs (a) through (b) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise.

For greater certainty, "Senior Indebtedness" will include all indebtedness of the Company for borrowed money which is outstanding as at the date of the Indenture.

        The Company's Board of Directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior or will be subordinated to the prior payment of the Company's other liabilities and obligations, other than Senior Indebtedness, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

        Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued, in whole or in part, in global form as a "global security" and will be registered in the name of or issued in bearer form and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

        The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as "participants", having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

        So long as the depositary for a global security or its nominee is the registered owner of the global security or holder of a global security in bearer form, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

        Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or securities registrar will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of the Company, any trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Company expects that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

Discontinuance of Depositary's Services

        If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary or, if at any time the depositary for such series shall no longer be registered or in good standing under the Exchange Act, and a successor depositary is not appointed by us within 90 days, the Company will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the appropriate trustee. In addition, the Company may, at any time and in the Company's sole discretion, determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

        A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of US$1,000 and integral multiples of US$1,000 and unregistered securities will be issuable in denominations of US$5,000 and integral multiples of US$5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

        Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities (other than global securities) will be made at the office or agency designated by the Company, or at the Company's option the Company can pay principal, interest, if any, and premium, if any, by cheque mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of persons who meet certain thresholds set out in the Indenture who are entitled to receive payments by wire transfer. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by the Company.

        At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

        The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Service charges may be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form and the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

        The Company shall not be required to:

  •
  issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of 15 business days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant date of notice of such redemption, as provided in the Indenture;

  •
  register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

  •
  exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the Indenture; or

  •
  issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Securities not to be so repaid.

Merger, Amalgamation or Consolidation

        The Indenture will provide that the Company may not amalgamate or consolidate with, merge into or enter into any statutory arrangement with any other person or, directly or indirectly, convey, transfer or lease all or substantially all of the Company's properties and assets to another person, unless among other items:

  •
  the resulting, surviving or transferee person is organized and existing under the laws of Canada, or any province or territory thereof, the United States, any state thereof or the District of Columbia, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;

  •
  the resulting, surviving or transferee person, if other than the Company, assumes all of the Company's obligations under the Debt Securities and the Indenture; and

  •
  immediately after the transaction, no default or event of default under the Indenture shall have happened and be continuing.

        When such a successor person assumes the Company's obligations in such circumstances, subject to certain exceptions, the Company shall be discharged from all obligations and covenants under the Debt Securities and the Indenture.

Additional Amounts

        Unless otherwise specified in the applicable Prospectus Supplement, all payments made by or on behalf of the Company under or with respect to the Debt Securities of any series will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax ("Canadian Taxes"), unless the Company is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency.

        If the Company is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Debt Securities, the Company will pay as additional interest such additional amounts, (the "Additional Amounts") as may be necessary so that the net amount received by a holder of the Debt Securities after such withholding or deduction will not be less than the amount such holder of the Debt Securities would have received if such Canadian Taxes had not been withheld or deducted (a similar payment will also be made to holders of the Debt Securities, other than excluded holders (as defined herein), that are exempt from withholding but required to pay tax under Part XIII of the Income Tax Act (Canada) (the "Tax Act"), directly on amounts otherwise subject to withholding); provided, however, that no Additional Amounts will be payable with respect to a payment made to a holder of the Debt Securities (an "excluded holder") if the holder or the beneficial owner of some or all of the payment to the holder:

  •
  does not deal at arm's length (for purposes of the Tax Act) at the time of the making of such payment;

  •
  is subject to such Canadian Taxes by reason of the Debt Securities holder's failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes;

  •
  is subject to such Canadian Taxes by reason of the Debt Securities holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of the Debt Securities or the receipt of payments thereunder; or

  •
  is subject to such Canadian Taxes because it is not entitled to the benefit of an otherwise applicable tax treaty by reason of the legal nature of such holder of the Debt Securities.

        The Company will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Company will pay all taxes, interest and other liabilities which arise by virtue of any failure of the Company to withhold, deduct and remit to the relevant authority on a timely basis the full amounts required in accordance with applicable law. The Company will furnish to the holder of the Debt Securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company.

        The foregoing obligations shall survive any termination, defeasance or discharge of the Indenture.

Tax Redemption

        If and to the extent specified in the applicable Prospectus Supplement, the Debt Securities of a series will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice, if (1) the Company determines that (a) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified in the applicable Prospectus Supplement, if any date is so specified, the Company has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Debt Security of such series or (b) on or after a date specified in the applicable Prospectus Supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above, whether or not such action was taken or decision was rendered with respect to the Company, or any change, amendment, application or interpretation shall be proposed, which, in any such case, in the opinion of counsel to the Company, will result in the Company becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Debt Security of such series and (2) in any such case, the Company in its business judgment determines that such obligation cannot be avoided by the use of reasonable measures available to it; provided, however, that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Debt Securities then due, and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

        In the event that the Company elects to redeem the Debt Securities of such series pursuant to the provisions set forth in the preceding paragraph, the Company shall deliver to the trustees a certificate, signed by an authorized officer, stating that the Company is entitled to redeem the Debt Securities of such series pursuant to their terms.

Provision of Financial Information

        The Company will file with the trustees, within 20 days after it files or furnishes them with the SEC, copies of the Company's annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

        Notwithstanding that the Company may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will continue to provide the trustees:

  •
  within 20 days after the time periods required for the filing or furnishing of such forms by the SEC, annual reports on Form 40-F or 20-F or any successor form; and

  •
  within 20 days after the time periods required for the filing of such forms by the SEC, reports on Form 6-K (or any successor form), which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the TSX, whether or not the Company has any of the Debt Securities listed on such exchange. Each of such reports, to the extent permitted by the rules and regulations of the SEC, will be prepared in accordance with Canadian disclosure requirements and generally accepted accounting principles provided, however, that the Company shall not be obligated to file or furnish such reports with the SEC if the SEC does not permit such filings.

Events of Default

        Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

  •
  the Company fails to pay principal of, or any premium on, or any Additional Amounts in respect of, any Debt Security of that series when it is due and payable;

  •
  the Company fails to pay interest (including Additional Amounts) payable on any Debt Security of that series when it becomes due and payable, and such default continues for 30 days;

  •
  the Company fails to make any required sinking fund or analogous payment for that series of Debt Securities;

  •
  the Company fails to observe or perform any of its covenants or agreements in the Indenture that affect or are applicable to the Debt Securities of that series for 90 days after written notice to the Company by the trustees or to the Company and the trustees by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;

  •
  a default (as defined in any indenture or instrument under which the Company or one of the Company's subsidiaries has at the date of the Indenture or will thereafter have outstanding any indebtedness) has occurred and is continuing, or the Company or any of its subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such indenture or instrument being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of US$15,000,000 and 2% of the Company's shareholders' equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated (the "Accelerated Indebtedness"), and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such Accelerated Indebtedness, then (i) if the Accelerated Indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it will not be considered an event of default for the purposes of the Indenture governing the Debt Securities until 30 days after such indebtedness has been accelerated, or (ii) if the Accelerated Indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such Accelerated Indebtedness is, by its terms, non-recourse to the Company or its subsidiaries, it will not be considered an event of default for purposes of the Indenture governing the Debt Securities; or (B) if such Accelerated Indebtedness is recourse to the Company or its subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the Indenture;

  •
  certain events involving the Company's bankruptcy, insolvency or reorganization; and

  •
  any other event of default provided for in that series of Debt Securities.

        A default under one series of Debt Securities will not necessarily be a default under another series. A trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so and so advises the Company in writing.

        If an event of default (except for events involving the Company's bankruptcy, insolvency or reorganization) for any series of Debt Securities occurs and continues, a trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may require the Company to repay immediately:

  •
  the entire principal and interest of the Debt Securities of the series; or

  •
  if the Debt Securities are discounted securities, that portion of the principal as is described in the applicable Prospectus Supplement.

        If an event of default relates to events involving the Company's bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder.

        Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind and annul an accelerated payment requirement. If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

        Other than its duties in case of a default, a trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to a trustee, or exercising any trust or power conferred upon a trustee, for any series of Debt Securities.

        The Company will be required to furnish to the trustees a statement annually as to its compliance with all conditions and covenants under the Indenture and, if the Company is not in compliance, the Company must specify any defaults. The Company will also be required to notify the trustees as soon as practicable upon becoming aware of any event of default.

        No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

  •
  the holder has previously given to the trustees written notice of a continuing event of default with respect to the Debt Securities of the affected series;

  •
  the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustees to institute a proceeding as trustees; and

  •
  the trustees have failed to institute a proceeding, and have not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after receipt of the holders' notice, request and offer of indemnity.

        However, such above-mentioned limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Defeasance

        When the Company uses the term "defeasance", it means discharge from its obligations with respect to any Debt Securities of or within a series under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, if the Company deposits with a trustee cash, government securities or a combination thereof sufficient to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at the Company's option:

  •
  the Company will be discharged from the obligations with respect to the Debt Securities of that series; or

  •
  the Company will no longer be under any obligation to comply with certain restrictive covenants under the Indenture and certain events of default will no longer apply to the Company.

        If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen, destroyed or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

        To exercise the defeasance option, the Company must deliver to the trustees:

  •
  an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

  •
  an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

  •
  a certificate of one of the Company's officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

        If the Company is to be discharged from its obligations with respect to the Debt Securities, and not just from the Company's covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

        In addition to the delivery of the opinions described above, the following conditions must be met before the Company may exercise its defeasance option:

  •
  no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

  •
  the Company is not an "insolvent person" within the meaning of applicable bankruptcy and insolvency legislation; and

  •
  other customary conditions precedent are satisfied.

Modification and Waiver

        Modifications and amendments of the Indenture may be made by the Company and the trustees pursuant to one or more Supplemental Indentures (a "Supplemental Indenture") with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no such modification may:

  •
  change the stated maturity of the principal of, premium, if any, or any instalment of interest, if any, on any Debt Security;

  •
  reduce the principal, premium, if any, or rate of interest, if any, or change any obligation of the Company to pay any Additional Amounts;

  •
  reduce the amount of principal of a debt security payable upon acceleration of its maturity or the amount provable in bankruptcy;

  •
  change the place or currency of any payment;

  •
  affect the holder's right to require the Company to repurchase the Debt Securities at the holder's option;

  •
  impair the right of the holders to institute a suit to enforce their rights to payment;

  •
  adversely affect any conversion or exchange right related to a series of Debt Securities;

  •
  reduce the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or

  •
  reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

        The holders of a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by the Company with certain restrictive provisions of the Indenture. However, these holders may not waive a default in any payment of principal, premium, if any, or interest on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

        The Company may modify the Indenture pursuant to a Supplemental Indenture without the consent of any holders to:

  •
  evidence its successor under the Indenture;

  •
  add covenants or surrender any right or power for the benefit of holders;

  •
  add events of default;

  •
  provide for unregistered securities to become registered securities under the Indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding Debt Securities;

  •
  establish the forms of the Debt Securities;

  •
  appoint a successor trustee under the Indenture;

  •
  add provisions to permit or facilitate the defeasance and discharge of the Debt Securities as long as there is no material adverse effect on the holders;

  •
  cure any ambiguity, correct or supplement any defective or inconsistent provision or make any other provisions, in each case that would not materially and adversely affect the interests of holders of outstanding Debt Securities, if any;

  •
  comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the Indenture under such laws, to the extent they do not conflict with the applicable laws of the United States; or

  •
  change or eliminate any provisions of the Indenture where such change takes effect when there are no Debt Securities outstanding under the Indenture.

Governing Law

        The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York, except that the exercise, performance or discharge by the Canadian trustee of any of its rights, powers, duties or responsibilities hereunder shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable thereto.

The Trustees

        Any trustee under the Indenture or its affiliates may provide other services to the Company in the ordinary course of their business. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the trustee must eliminate the conflict or resign.

Resignation and Removal of Trustee

        A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series.

Consent to Service

        In connection with the Indenture, the Company will irrevocably designate and appoint CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York, 10011, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Indenture or the Debt Securities that may be instituted in any U.S. federal or New York State court located in The Borough of Manhattan, in the City of New York, or brought by the trustees (whether in their individual capacity or in their capacity as trustees under the Indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

        Since all or substantially all of the Company's assets, as well as the assets of most of the directors of the Company, are outside the United States, any judgment obtained in the United States against the Company or certain of its directors, including judgments with respect to the payment of principal on the Debt Securities, may not be collectible within the United States.

        The Company has been advised that the laws of the Province of British Columbia and the federal laws of Canada applicable therein would permit an action to be brought against the Company in the Supreme Court of British Columbia on any final and conclusive monetary (or, in appropriate circumstances, non-monetary) judgment in personam of any federal or state court located in the State of New York, with respect to the enforcement of the Indenture and the Debt Securities, which was subsisting and unsatisfied, and which was not impeachable as void or voidable under New York law if: (1) the New York court rendering that judgment had jurisdiction over the Company under New York law; (2) there was a real and substantial connection between the parties, the cause of action and New York, or the Company had attorned to the jurisdiction of the New York court (and submission by the Company in the Indenture to the jurisdiction of the New York court will be such an attornment), (3) the judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as those terms are understood under the laws of British Columbia and the federal laws of Canada applicable therein, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of that judgment would not be contrary to the British Columbia laws of general application limiting the enforcement of creditors' rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and would not constitute, directly or indirectly, the enforcement of foreign laws which the British Columbia court would characterize as revenue, expropriatory or penal; (5) that judgment did not contain a manifest error on its face; (6) the action to enforce that judgment was commenced within the appropriate British Columbia limitation period; (7) interest payable on the Debt Securities was not characterized by the British Columbia court as interest payable at a criminal rate within the meaning of s. 347 of the Criminal Code (Canada); and (8) that judgment did not conflict with another final and conclusive judgment in the same cause of action; except that the British Columbia court might stay the action to enforce the New York judgment if an appeal of the New York judgment was pending or time for an appeal had not expired; and except that the British Columbia court would give judgment only in Canadian dollars.

        The Company has been advised that there is doubt as to the enforceability in Canada, by a court in original actions or actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon U.S. federal securities laws.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Warrants that the Company may offer under this Prospectus, which may consist of Warrants to purchase Common Shares or Debt Securities and may be issued in one or more series. Warrants may be offered independently or together with Common Shares, Debt Securities or Subscription Receipts offered by any Prospectus Supplement, and may be attached to or separate from those Securities. While the terms the Company has summarized below will apply generally to any Warrants that it may offer under this Prospectus, the Company will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

        Warrants will be issued under and governed by the terms of one or more warrant indentures (each a "Warrant Indenture") between the Company and a warrant trustee (the "Warrant Trustee") that the Company will name in the relevant Prospectus Supplement. Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

        This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture. Prospective investors should refer to the Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any Warrant Indenture relating to an offering of Warrants will be filed by the Company with the applicable securities regulatory authorities in Canada after the Company has entered into it.

        The applicable Prospectus Supplement relating to any Warrants offered by the Company will describe the particular terms of those Warrants and include specific terms relating to the offering.

Equity Warrants

        The particular terms of each issue of equity warrants ("Equity Warrants") will be described in the applicable Prospectus Supplement. This description will include, where applicable:

  •
  the designation and aggregate number of Equity Warrants;

  •
  the price at which the Equity Warrants will be offered;

  •
  the currency or currencies in which the Equity Warrants will be offered;

  •
  the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

  •
  the number of Common Shares that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Equity Warrant;

  •
  the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

  •
  the date or dates, if any, on or after which the Equity Warrants and the other Securities with which the Equity Warrants will be offered will be transferable separately;

  •
  whether the Equity Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

  •
  whether the Company will issue the Equity Warrants as global securities and, if so, the identity of the depositary of the global securities;

  •
  whether the Equity Warrants will be listed on any exchange;

  •
  material United States and Canadian federal income tax consequences of owning the Equity Warrants; and

  •
  any other material terms or conditions of the Equity Warrants.

Debt Warrants

        The particular terms of each issue of debt warrants ("Debt Warrants") will be described in the related Prospectus Supplement. This description will include, where applicable:

  •
  the designation and aggregate number of Debt Warrants;

  •
  the price at which the Debt Warrants will be offered;

  •
  the currency or currencies in which the Debt Warrants will be offered;

  •
  the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

  •
  the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each Debt Warrant;

  •
  the designation and terms of any Securities with which the Debt Warrants will be offered, if any, and the number of the Debt Warrants that will be offered with each Security;

  •
  the date or dates, if any, on or after which the Debt Warrants and the other Securities with which the Debt Warrants will be offered will be transferable separately;

  •
  the terms and provisions of the Debt Securities issuable upon the exercise of the Debt Warrants;

  •
  the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

  •
  whether the Debt Warrants will be subject to redemption, and, if so, the terms of such redemption provisions;

  •
  whether the Company will issue the Debt Warrants as global securities and, if so, the identity of the depositary of the global securities;

  •
  whether the Debt Warrants will be listed on any exchange;

  •
  material United States and Canadian federal income tax consequences of owning the Debt Warrants; and

  •
  any other material terms or conditions of the Debt Warrants.

Rights of Holders Prior to Exercise

        Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares or Debt Securities issuable upon exercise of the Warrants.

Exercise of Warrants

        Each Warrant will entitle the holder to purchase the Securities that the Company specifies in the applicable Prospectus Supplement at the exercise price that the Company describes therein. Unless the Company otherwise specifies in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that the Company sets forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee in immediately available funds, as provided in the applicable Prospectus Supplement. The Company will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee.

        Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, the Company will issue and deliver the securities purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then the Company will issue a new Warrant Certificate for the remaining amount of Warrants. If the Company so indicates in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

        The Warrant Indenture will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Debt Securities or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares or Debt Securities to which the holder of a Common Share or Debt Security would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Equity Warrants.

Global Securities

        The Company may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

        The Warrant Indenture will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture.

        The Company may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Debt Securities, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Company and an escrow agent (the "Escrow Agent"), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. A copy of the form of Subscription Receipt Agreement will be filed with Canadian securities regulatory authorities and as an exhibit to the Registration Statement.

        The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

        The Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX and Amex relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

        The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

  •
  the designation and aggregate number of Subscription Receipts offered;

  •
  the price at which the Subscription Receipts will be offered;

  •
  the currency or currencies in which the Subscription Receipts will be offered;

  •
  the designation, number and terms of the Common Shares, Debt Securities, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

  •
  the conditions (the "Release Conditions") that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Debt Securities, Warrants or a combination thereof;

  •
  the procedures for the issuance and delivery of Common Shares, Debt Securities, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

  •
  whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Debt Securities, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement, or an amount equal to interest payable by the Company in respect of Debt Securities during the period from the date of issuance of the Subscription Receipts to the date of issuance of the Debt Securities pursuant to the terms of the Subscription Receipt Agreement);

  •
  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

  •
  the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Debt Securities, Warrants or a combination thereof pending satisfaction of the Release Conditions;

  •
  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

  •
  if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

  •
  procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  •
  any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

  •
  any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

  •
  whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

  •
  whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

  •
  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

  •
  the identity of the Escrow Agent;

  •
  whether the Subscription Receipts will be listed on any exchange;

  •
  material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

  •
  any other terms of the Subscription Receipts.

        The holders of Subscription Receipts will not be shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Debt Securities, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

        The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Shares, Debt Securities or Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

        The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares, Debt Securities or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares, Debt Securities or Warrants to which the holder of a Common Share, Debt Security or Warrant would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares. Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares, Debt Securities or Warrants, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares, Debt Securities or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

        The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares, Debt Securities or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares, Debt Securities or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

        The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

        The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

DESCRIPTION OF UNITS

        The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that the Company may offer under this Prospectus. While the terms the Company has summarized below will apply generally to any Units that the Company may offer under this Prospectus, the Company will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

        The Company will enter into a form of unit agreement ("Unit Agreement") between the Company and a unit agent ("Unit Agent") that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units. The following summary of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement and any supplemental agreements applicable to a particular series of Units. The Company urges you to read the applicable Prospectus Supplements related to the particular series of Units that the Company sells under this Prospectus, as well as the complete Unit Agreement and any supplemental agreements that contain the terms of the Units.

General

        The Company may issue units comprising one or more of Common Shares, Debt Securities, Warrants and Subscription Receipts in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The Unit Agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

        The Company will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

  •
  the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing Unit Agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

        The provisions described in this section, as well as those described under "Description of Common Shares", "Description of Debt Securities", "Description of Warrants" and "Description of Subscription Rights" will apply to each Unit and to any Common Share, Debt Security, Warrant or Subscription Receipt included in each Unit, respectively.

Issuance in Series

        The Company may issue Units in such amounts and in numerous distinct series as the Company determines.

Enforceability of Rights by Holders of Units

        Each Unit Agent will act solely as the Company's agent under the applicable Unit Agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit. A single bank or trust company may act as Unit Agent for more than one series of Units. A Unit Agent will have no duty or responsibility in case of any default by the Company under the applicable Unit Agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon the Company. Any holder of a Unit may, without the consent of the related Unit Agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit.

        The Company, the Unit Agents, and any of their agents may treat the registered holder of any Unit Certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

        The Company may offer and sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices. The Company may only offer and sell the Securities pursuant to a Prospectus Supplement during the 25-month period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to the Company from such sale, any underwriting commissions or discounts and other items constituting underwriters' compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters or Dealers

        If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of the general corporate funds of the Company.

        If dealers are used, and if so specified in the applicable Prospectus Supplement, the Company will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

        The Securities may also be sold through agents designated by the Company. Any agent involved will be named, and any fees or commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Any such fees or commissions will be paid out of the general corporate funds of the Company. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

        Securities may also be sold directly by the Company at such prices and upon such terms as agreed to by the Company and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

        Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

        In connection with any offering of Securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

CHANGES TO CONSOLIDATED CAPITALIZATION

        Since December 31, 2008, no changes have occurred to the share and loan capital of the Company on a consolidated basis.

RISK FACTORS

        Investing in the Securities involves a high degree of risk. Prospective investors in a particular offering of Securities should carefully consider the following risks, as well as the other information contained in this Prospectus, any applicable Prospectus Supplement, and the documents incorporated by reference herein before investing in the Securities. If any of the following risks actually occurs, the Company's business could be materially harmed. The risks and uncertainties described below are not the only ones the Company faces. Additional risks and uncertainties, including those of which the Company is currently unaware or that the Company deems immaterial, may also adversely affect the Company's business.

The Company is a "passive foreign investment company" for U.S. tax purposes, which can have a materially adverse effect on a U.S. shareholder's economic return on investment in the Company's Common Shares.

        For U.S. federal income tax purposes, the Company was classified as a passive foreign investment company ("PFIC") under section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") for its taxable year ended December 31, 2008, and likely will be a PFIC in subsequent taxable years until it has significant operating income. Classification of a corporation as a PFIC is a tax attribute which may have a material adverse effect on a U.S. shareholder's economic return. Whether, and to what extent, there will be a material adverse effect depends to a very large extent on whether a U.S. shareholder makes certain elections in timely fashion. These elections are discussed in the Company's Annual Report on Form 10-K for the year ended December 31,

2008, under "Part II — Item 5. Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities — Certain U.S. Federal Income Tax Considerations". Each U.S. investor in the Company's Common Shares is urged to review that discussion and consult an independent U.S. tax adviser, because the PFIC rules are complex.

Feasibility study results and preliminary assessment results are based on estimates that are subject to uncertainty.

        Feasibility studies are used to determine the economic viability of a deposit, as are pre-feasibility studies and preliminary assessments. Feasibility studies are the most detailed and reflect a higher level of confidence in the reported capital and operating costs. Generally accepted levels of confidence are plus or minus 15% for feasibility studies, plus or minus 25-30% for pre-feasibility studies and plus or minus 35-40% for preliminary assessments. These levels reflect the levels of confidence that exist at the time the study is completed. While these studies are based on the best information available to the Company for the level of study, the Company cannot be certain that actual costs will not significantly exceed the estimated cost. While the Company incorporates what it believes is an appropriate contingency factor in cost estimates to account for this uncertainty, there can be no assurance that the contingency factor is adequate.

The economic viability of a deposit is based on many factors that are subject to uncertainty.

        Many factors are involved in the determination of the economic viability of a deposit, including the achievement of satisfactory mineral reserve estimates, the level of estimated metallurgical recoveries, capital and operating cost estimates and estimates of future gold prices. Resource estimates are based on the assay results of many intervals from many drill holes and the interpolation of those results between holes. There is no certainty that metallurgical recoveries obtained in bench scale or pilot plant scale tests will be achieved in commercial operations. Capital and operating cost estimates are based upon many factors, including anticipated tonnage and grades of ore to be mined and processed, the configuration of the orebody, ground and mining conditions, expected recovery rates of the gold from the ore and anticipated environmental and regulatory compliance costs. Each of these factors involves uncertainties and as a result, the Company cannot give any assurance that its development or exploration projects will become operating mines. Further, it may take many years from the initial phase of drilling before production is possible and, during that time, the economic feasibility of exploiting a discovery may change as the result of changing commodity and supply costs. If a mine is developed, actual operating results may differ from those anticipated in a feasibility study.

There may be delays in commencement of construction on the Paredones Amarillos gold project.

        Delays in commencement of construction could result from delays in receiving the required governmental permits including the Change of Land Use Permit ("CUSF") and the Temporary Occupation Permit ("TOP") (for the life of the project), or from factors such as availability and performance of engineering and construction contractors, suppliers and consultants, availability of required equipment and receipt of required governmental approvals. Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which we depend, or lack of availability of required equipment, or delay or failure to receive required governmental approvals, could delay or prevent commencement of construction on the Paredones Amarillos gold project. There can be no assurance whether or when construction at the Paredones Amarillos gold project will commence or that the necessary personnel, equipment or supplies will be available to the Company if and when construction is commenced. If the Company is unable to acquire permits to mine the property, then it will have no reserves under SEC Industry Guide 7.

The final status of the Company's required governmental permits for the Paredones Amarillos gold project could negatively impact its mineral reserves.

        The Company has not yet received its required governmental permits for the Paredones Amarillos gold project. We decided to apply for a new CUSF and have presented an application for a TOP for the use of the federal land which overlies the Paredones Amarillos deposit. The TOP is a necessary pre-requisite for the CUSF application. The Company has not yet received the TOP, which was expected by the end of 2008.

Communications that the Company's advisors have had with the office of the General Director of Mines of the Ministry of Economy (the department responsible for awarding the TOP) indicate that the approval process is proceeding normally, but at a slower pace than expected. However, there are many variables and uncertainties involved throughout the TOP and CUSF approval process and approval is not guaranteed. If the Company is unable to secure a TOP and CUSF, Mexican law will prohibit it from mining the Paredones Amarillos gold project and, accordingly, the Company will have no reserves at Paredones Amarillos under SEC Industry Guide 7.

Increased costs could affect the Company's financial condition.

        The Company anticipates that costs at its projects including the Paredones Amarillos gold project, Mt. Todd gold project and its Awak Mas gold project as well as other properties that it may explore or develop, will frequently be subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans in response to the physical shape and location of the ore body. In addition, costs are affected by the price of commodities such as fuel and electricity. Such commodities are, at times, subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on the Company's profitability.

A shortage of equipment and supplies could adversely affect the Company's ability to operate its business.

        The Company is dependent on various supplies and equipment to carry out its mining exploration and development operations. The shortage of such supplies, equipment and parts could have a material adverse effect on the Company's ability to carry out its operations and therefore limit or increase the cost of production.

We cannot be certain that the Company's acquisition, exploration and development activities will be commercially successful.

        The Company currently has no properties that produce gold in commercial quantities. Substantial expenditures are required to acquire existing gold properties, to establish mineral reserves through drilling and analysis, to develop metallurgical processes to extract metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. The Company cannot be assured that any mineral reserves or mineral resources acquired or discovered will be in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely basis.

The price of gold is subject to fluctuations, which could adversely affect the realizable value of the Company's assets and potential future results of operations and cash flow.

        The Company's principal assets are mineral reserves and mineral resources. The Company intends to attempt to acquire additional properties containing mineral reserves and mineral resources. The price that the Company pays to acquire these properties will be, in large part, influenced by the price of gold at the time of the acquisition. The Company's potential future revenues are expected to be, in large part, derived from the mining and sale of gold from these properties or from the outright sale or joint venture of some of these properties. The value of these mineral reserves and mineral resources, and the value of any potential gold production therefrom, will vary in proportion to variations in gold prices. The price of gold has fluctuated widely, and is affected by numerous factors beyond the Company's control including, but not limited to, international, economic and political trends, expectations of inflation, currency exchange fluctuations, central bank activities, interest rates, global or regional consumption patterns and speculative activities. The effect of these factors on the price of gold, and therefore the economic viability of any of the Company's projects, cannot accurately be predicted. Any drop in the price of gold would adversely affect the Company's asset values, cash flows, potential revenues and profits.

Mining exploration, development and operating activities are inherently hazardous.

        Mineral exploration involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which the Company has direct or indirect interests will be subject to all the hazards and risks normally incidental to exploration, development and production of gold and other metals, any of which could result in work stoppages, damage to property and possible environmental damage. The nature of these risks is such that liabilities might exceed any liability insurance policy limits. It is also possible that the liabilities and hazards might not be insurable, or, the Company could elect not to be insured against such liabilities due to high premium costs or other reasons, in which event, the Company could incur significant costs that could have a material adverse effect on its financial condition.

Calculations of mineral reserves and of mineral resources are estimates only, subject to uncertainty due to factors including metal prices, inherent variability of the ore, and recoverability of metal in the mining process.

        There is a degree of uncertainty attributable to the calculation of reserves and corresponding grades dedicated to future production. Until mineral reserves are actually mined and processed, the quantity of ore and grades must be considered as estimates only. In addition, the quantity of mineral reserves and ore may vary depending on metal prices. Estimates of mineral resources are subject to uncertainty as well. The estimating of mineral reserves and mineral resources is a subjective process and the accuracy of such estimates is a function of the quantity and quality of available data and the assumptions used and judgments made in interpreting engineering and geological information. There is significant uncertainty in any mineral reserve or mineral resource estimate, and the actual deposits encountered and the economic viability of mining a deposit may differ materially from the Company's estimates. Estimated mineral reserves or mineral resources may have to be recalculated based on changes in metal prices, further exploration or development activity or actual production experience. This could materially and adversely affect estimates of the volume or grade of mineralization, estimated recovery rates or other important factors that influence estimates of mineral reserves or mineral resources. Any material change in the quantity of mineral reserves, mineralization, grade or stripping ratio may affect the economic viability of the Company's properties. In addition, there can be no assurance that gold recoveries or other metal recoveries in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

The Company's exploration and development operations are subject to environmental regulations, which could result in the Company incurring additional costs and operational delays.

        All phases of the Company's operations are subject to environmental regulation. Environmental legislation is evolving in some countries or jurisdictions in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Company's projects. The Company is currently subject to U.S. federal and state government environmental regulations with respect to its properties in Idaho and California in the United States. The Company is also currently subject to environmental regulations with respect to its properties in Mexico, Australia and Indonesia.

U.S. Federal Laws

        The U.S. Bureau of Land Management requires that mining operations on lands subject to its regulation obtain an approved plan of operations subject to environmental impact evaluation under the National Environmental Policy Act. Any significant modifications to the plan of operations may require the completion of an environmental assessment or Environmental Impact Statement ("EIS") prior to approval. Mining companies must post a bond or other surety to guarantee the cost of post-mining reclamation. These requirements could add significant additional cost and delays to any mining project the Company undertakes.

        Under the U.S. Resource Conservation and Recovery Act, mining companies may incur costs for generating, transporting, treating, storing, or disposing of hazardous waste, as well as for closure and post-closure maintenance once they have completed mining activities on a property. The Company's mining operations may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, storage facilities, and the use of mobile sources such as trucks and heavy construction equipment which are subject to review, monitoring and/or control requirements under the Federal Clean Air Act and state air quality laws. Permitting rules may impose limitations on the Company's production levels or create additional capital expenditures in order to comply with the rules.

        The U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict, joint and several liability on parties associated with releases or threats of releases of hazardous substances. Those liable groups include, among others, the current owners and operators of facilities which release hazardous substances into the environment and past owners and operators of properties who owned such properties at the time the disposal of the hazardous substances occurred. This liability could include the cost of removal or remediation of the release and damages for injury to the surrounding property. The Company cannot predict the potential for future CERCLA liability with respect to its U.S. properties.

Idaho Laws

        Permitting a mining operation, such as Yellow Pine, located on patented mining claims within a National Forest in Idaho would require obtaining various federal, state and local permits under the coordination of the Idaho joint review process. Mining projects require the establishment and presentation of environmental baseline conditions for air, water, vegetation, wildlife, cultural, historical, geological, geotechnical, geochemical, soil and socioeconomic parameters. An EIS would be required for any mining activities proposed on public lands. Permits would also be required for storm-water discharge; wetland disturbance (dredge and fill); surface mining; cyanide use, transport and storage; air quality; dam safety (for water storage and/or tailing storage); septic and sewage; water rights appropriation; and possibly others. In addition, compliance must be demonstrated with the Endangered Species Act and the National Historical Preservation Act consultation process. Possible county zoning and building permits and authorization may be required. Baseline environmental conditions are the basis by which direct and indirect project-related impacts are evaluated and by which potential mitigation measures are proposed. If the Company's project is found to significantly adversely impact any of these baseline conditions, it could incur significant costs to correct the adverse impact, or might have to delay the start of production.

California Laws

        A new mining operation in California, such as the Long Valley gold project, which is on federal unpatented mining claims within a National Forest, requires various federal, state and local permits. Mining projects require the establishment and presentation of environmental baseline conditions for air, water, vegetation, wildlife, cultural, historical, geological, geotechnical, geochemical, soil, and socioeconomic parameters. An EIS would be required for any mining activities proposed on public lands. Also required would be a Plan of Operations/Reclamation Plan, and permits for waste-water discharge; a county mining plan and reclamation plan; a county mining operations permit; special use permits from the U.S. Forest Service; and possibly others. In addition, compliance must be demonstrated with the Endangered Species Act and the National Historical Preservation Act consultation process. Possible county zoning and building permits and authorization may be required. Baseline environmental conditions are the basis by which direct and indirect project-related impacts are evaluated and by which potential mitigation measures are proposed. If the Company's project is found to significantly adversely impact any of these baseline conditions, it could incur significant costs to correct the adverse impact, or delay the start of production. In addition, on December 12, 2002, California adopted a "backfilling law" requiring open-pit surface mining operations for metallic minerals to back-fill the mines. While the Company has determined that the geometry of our Long Valley gold project would lend itself to compliance with this law, future adverse changes to this law could have a corresponding adverse impact on the Company's financial performance and results of operations, for example, by requiring changes to operating constraints, technical criteria, fees or surety requirements.

Mexico Laws

        The Company is required under Mexican laws and regulations to acquire permits and other authorizations before the Paredones Amarillos or Guadalupe de los Reyes gold projects can be developed and mined. Since the passage of Mexico's 1988 General Law on Ecological Equilibrium and Environmental Protection, a sophisticated system for environmental regulation has evolved. In addition, the North American Free Trade Agreement requirements for regulatory standards in Mexico equivalent to those of the United States and Canada have obligated the Mexican government to continue further development of environmental regulation. Most regulatory programs are implemented by various divisions of the Secretariat of Environment and Natural Resources of Mexico ("SEMARNAT"). While the Company believes that it has or will be able to obtain on a timely basis the necessary permits to place the Paredones Amarillos gold project into production, there can be no assurance that the Company will be able to acquire updates to necessary permits or authorizations on a timely basis. See discussions of Paredones Amarillos permit status in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, under "Part II — Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations — Other". Likewise, there can be no assurance that the Company will be able to acquire the necessary permits or authorizations on a timely basis to place the Guadalupe de los Reyes gold project into production. Delays in acquiring any permit, authorization or updates could increase the development cost of the Paredones Amarillos gold project or the Guadalupe de los Reyes gold project, or delay the start of production. The most significant environmental permitting requirements, as they relate to the Paredones Amarillos and the Guadalupe de los Reyes gold projects are developing reports on environmental impacts; regulation and permitting of discharges to air, water and land; new source performance standards for specific air and water pollutant emitting sources; solid and hazardous waste management regulations; developing risk assessment reports; developing evacuation plans; and monitoring inventories of hazardous materials. If the Paredones Amarillos or the Guadalupe de los Reyes gold projects are found to not be in compliance with any of these requirements, the Company could incur significant compliance costs, or might have to delay the start of production.

Australia Laws

        Mineral projects in the Northern Territory are subject to Northern Territory laws and regulations regarding environmental matters and the discharge of hazardous wastes and materials. As with all mining projects, the Mt. Todd gold project would be expected to have a variety of environmental impacts should development proceed. The Company is required under Australian laws and regulations (federal, state and territorial) to acquire permits and other authorizations before the Mt. Todd gold project can be developed and mined. In Australia, environmental legislation plays a significant role in the mining industry. Various environmental documents such as the EIS over the Mt. Todd gold project, covering studies on, inter alia, air, water, pollution, hazardous and toxic wastes, reclamation of mining area, etc. must be prepared and submitted to the Mining and Petroleum Authorizations and Evaluation Division of the Department of Regional Development, Primary Industry, Fisheries and Resources of the Northern Territory government for approval.

        The preparations of the EIS and related documents and other relevant environmental licenses would involve incurrence of time and costs and there is no assurance that those approvals/licenses can be obtained in a timely manner. The Northern Territory government also has administrative discretion not to approve the EIS documents or grant the required environmental licenses (including any renewal or extensions of such documents). The Company has entered into an agreement with the Northern Territory relating to environmental and rehabilitation issues. The Company must also comply with Aboriginal heritage legislation requirements which require heritage survey work to be undertaken prior to the commencement of mining operations. All these conditions may result in the occurrence of significant production costs and delay the production activity of the Mt. Todd gold project.

        These conditions could frustrate investors seeking certainty in their investments and, as a result, the Company may incur costs and time to manage any issues which may arise and that could possibly affect the overall mining activity of the Mt. Todd gold project.

Indonesia Laws

        We are required under Indonesian laws and regulations to acquire permits and other authorizations before the Company's current Indonesian mining project, the Awak Mas gold project, can be developed and mined. In Indonesia, environmental legislation plays a significant role in the mining industry. Various environmental documents such as the analysis of environmental impact ("AMDAL") concerning the Awak Mas gold project, covering studies on, inter alia, air, water, land, pollution, hazardous and toxic wastes and reclamation of mining area, must be prepared and submitted to the Ministry of Environment for approval. In addition, the Company is also required to submit periodical environmental reports to the relevant environmental government agencies pursuant to the AMDAL and other required environmental licenses (e.g. license for tailing waste).

        The preparation of AMDAL documents and other relevant environmental license documents involves incurrence of time and costs and there is no assurance that those approvals/licenses can be obtained in a timely manner. The Indonesian government also has administrative discretion not to approve AMDAL documents or grant the required environmental licenses (including any renewal or extensions of such documents). All these conditions may delay the production activity of the Awak Mas gold project.

        Failure to meet all of the requirements with respect to the above environmental documents, licensing and report submissions could cause the Company to be subject to administrative and criminal sanctions as well as fines. In extreme cases, the administrative sanctions can also be imposed in the form of revocation of the Company's business license and the contract of work that it has with the Indonesian government.

        As well, from time to time the implementation of the regional autonomy law in Indonesia can cause uncertainty as to the existence and applicability of national and regional regulations (including in the environmental sector). Often regional regulations are in conflict with higher regulations that apply nationally. As a result, the Company may incur costs and time to manage any issues which may arise and that could possibly affect the overall mining activity of the Awak Mas gold project.

The Company's receipt of future payments in connection with its disposal of the Amayapampa gold project is subject to uncertainty.

        In April 2008, the Company announced the disposal of its wholly-owned subsidiary Vista Gold (Antigua) Corp. ("Vista Gold Antigua") to Republic Gold Corp. ("Republic"). Vista Gold Antigua indirectly held the Company's interest in the Amayapampa gold project in Bolivia. For further details, see the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and in particular "Part II — Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations — Other". Under the terms of the transaction, Republic has agreed to pay the Company US$3.0 million in three payments of US$1.0 million. The first of these payments is due and payable upon the start of commercial production (as defined in the purchase and sale agreement) at Amayapampa followed by US$1.0 million payments on each of the first and second anniversaries of the start of commercial production. In addition, Republic has agreed to pay the Company a net smelter return royalty on the gold produced by or on behalf of Republic from the Amayapampa gold project in varying percentages depending on the price of gold per ounce. The Amayapampa gold project is not currently in production and the Company cannot assure that it will ever become a producing mine or, if production is commenced at the mine, the timing and amounts for any such production. Further, having disposed of the Amayapampa gold project, the Company will have no control over the development of this project. Depending on whether and when production commences at Amayapampa and levels of production achieved, receipt by the Company of the future payments contemplated by the purchase and sale agreement for the Amayapampa gold project is subject to uncertainty. Finally, a number of legal proceedings have been initiated in Bolivia with respect to the ownership interests in the mining concessions comprising the Amayapampa gold project. Although the Company is not a party to these proceedings, if these challenges are successful, then the Company may lose its royalty and payment stream described above.

Leverage as a result of the Company's outstanding convertible notes may harm its financial condition and results of operations.

        On March 7, 2008, the Company announced the closing of a private placement in which it issued US$30 million in aggregate principal amount of the Notes. The Notes were convertible into Common Shares of the Company at the option of the holder at a conversion price of US$6.00 per share, subject to adjustment in certain circumstances, including if the Company's Common Shares are trading on the Amex at less than US$5.00 on March 4, 2009, or the Company issues Common Shares, or securities convertible into Common Shares, at a price of less than US$6.00 during the term of the Notes, subject to a minimum conversion price of US$4.80. Pursuant to the terms of the Notes, on March 4, 2009, the conversion price of the Notes was automatically adjusted from US$6.00 per share to US$4.80 per share. As a result of the adjustment, 6.25 million Common Shares are issuable upon conversion of the Notes. Prior to the adjustment, 5 million Common Shares were issuable upon the conversion of the Notes. Upon conversion of the Notes, existing shareholders will suffer immediate dilution of their capital interest in the Company. Further, the market price of the Common Shares could decline as a result of the conversion of the Notes and the sale into the market of the Common Shares underlying the Notes. These factors could make it more difficult for the Company to raise funds through future offerings of Common Shares.

        The Notes bear interest at a rate of 10% per annum (calculated and payable semi-annually in arrears) and will mature on March 4, 2011. The Company's obligations under the Notes are guaranteed by its Mexican subsidiary, Minera Paredones Amarillos S.A. de C.V., and the guarantee is secured by the personal property and real property associated with the Paredones Amarillos gold project.

        The Company's level and the terms of its indebtedness will have several important effects on its future operations, including, without limitation that it:

  •
  will require the Company to dedicate a portion of its cash flow from operations, if any, to the payment of principal and interest on the Company's outstanding indebtedness, thereby reducing the funds available to it for operations and any future business opportunities;

  •
  could increase the Company's vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

  •
  depending on the levels of its outstanding debt, could limit the Company's ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes.

        The Company's ability to make payments of principal and interest on its indebtedness depends upon the Company's future ability to generate funds, including through operating cash flows, which will be subject to the potential development of certain of its properties into producing mines, metal prices, prevailing economic conditions, industry cycles and financial, business and other factors affecting its operations, many of which are beyond the Company's control. If the Company cannot raise sufficient funds or its cash flows were to prove inadequate to meet its debt service and other obligations in the future, the Company may be required, among other things:

  •
  to obtain additional financing in the debt or equity markets;

  •
  to refinance or restructure all or a portion of its indebtedness; or

  •
  to sell selected assets.

        The Company cannot assure you that such measures will be sufficient to enable the Company to service its debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms or at all. If the Company does not generate sufficient cash flow from operation, and additional financings, borrowings or refinancings, or proceeds of asset sales are not available to it, the Company may not have sufficient cash to enable it to meet its obligations, including payments on the Notes. See "— Recent market events and conditions" and "— General economic conditions".

The Company faces intense competition in the mining industry.

        The mining industry is intensely competitive in all of its phases. As a result of this competition, some of which is with large established mining companies with substantial capabilities and with greater financial and technical resources than the Company's, the Company may be unable to acquire additional attractive mining claims or financing on terms it considers acceptable. The Company also competes with other mining companies in the recruitment and retention of qualified managerial and technical employees. If the Company is unable to successfully compete for qualified employees, its exploration and development programs may be slowed down or suspended. The Company competes with other gold companies for capital. If it is unable to raise sufficient capital, the Company's exploration and development programs may be jeopardized or it may not be able to acquire, develop or operate gold projects.

The Company may be unable to raise additional capital on favorable terms.

        The exploration and development of the Company's properties, specifically the construction of mining facilities and commencement of mining operations, require substantial additional financing. Significant capital investment is required to achieve commercial production from each of the Company's properties. The Company will have to raise additional funds from external sources in order to maintain and advance its existing property positions and to acquire new gold projects. There can be no assurance that additional financing will be available at all or on acceptable terms and, if additional financing is not available, the Company may have to substantially reduce or cease its operations.

Some of the Company's directors may have conflicts of interest as a result of their involvement with other natural resource companies.

        Some of the Company's directors are directors or officers of other natural resource or mining-related companies. C. Thomas Ogryzlo is the President, Chief Executive Officer and a director of Polaris Geothermal Inc. and is a director of Baja Mining Corp. Michael B. Richings, who is also the Company's Executive Chairman and Chief Executive Officer, is a director of Allied Nevada Gold Corp., which holds interests in mining properties. John Clark is a director of Alberta Clipper Energy Inc. (a Canadian oil and gas exploration and production company) and Chief Financial Officer and a director of Polaris Geothermal Inc. W. Durand Eppler is director of Allied Nevada Gold Corp. and Augusta Resource Corporation. Tracy Stevenson is the non-executive chairman of Quaterra Resources Inc. These associations may give rise to conflicts of interest from time to time. In the event that any such conflict of interest arises, a director who has such a conflict is required to disclose the conflict at a meeting of the directors of the company in question and to abstain from voting for or against approval of any matter in which such director may have a conflict. In appropriate cases, the company in question will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. In accordance with the laws of the Yukon Territory, the directors of all Yukon Territory companies are required to act honestly, in good faith and in the best interests of a company for which they serve as a director.

There may be challenges to the Company's title in its mineral properties.

        There may be challenges to the title to the mineral properties in which the Company holds a material interest. If there are title defects with respect to any of its properties, the Company might be required to compensate other persons or perhaps reduce its interest in the affected property. Also, in any such case, the investigation and resolution of title issues would divert management's time from ongoing exploration and development programs.

The Company's property interests in Mexico and Indonesia are subject to risks from political and economic instability in those countries.

        The Company has property interests in Mexico and Indonesia which may be affected by risks associated with political or economic instability in those countries. The risks include, but are not limited to: military repression, extreme fluctuations in currency exchange rates, labor instability or militancy, mineral title irregularities and high rates of inflation. In addition, changes in mining or investment policies or shifts in political attitude in Mexico or Indonesia may adversely affect the Company's business. The Company may be affected in varying degrees by government regulation with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety. The effect of these factors cannot be accurately predicted.

The Company's financial position and results are subject to fluctuations in foreign currency values.

        Because the Company has mining exploration and evaluation operations in North and South America and in Australia and Indonesia, the Company is subject to foreign currency fluctuations, which may materially affect its financial position and results. The Company does not engage in currency hedging to offset any risk of currency fluctuations.

        The Company measures and reports its financial results in U.S. dollars. The Company has mining projects in Mexico, Australia and Indonesia, and it is looking for other projects elsewhere in the world. Economic conditions and monetary policies in these countries can result in severe currency fluctuations.

        Currently all of the Company's material transactions in Mexico, Australia and Indonesia are denominated in U.S. dollars. However, if the Company were to begin commercial operations in any of these or other countries, it is possible that material transactions incurred in the local currency, such as engagement of local contractors for major projects, will be settled at a U.S. dollar value that is different from the U.S. dollar value of the transaction at the time it was incurred. This could have the effect of undermining profits from operations in that country.

Future sales of Securities, including Common Shares, in the public or private markets could adversely affect the trading price of the Common Shares and the Company's ability to raise funds in new share offerings.

        Future sales of substantial amounts of Securities (including the Common Shares) or securities exchangeable, convertible or exercisable for Securities in the public or private markets, or the perception that such sales could occur, could adversely affect prevailing trading prices of the Company's Common Shares and could impair its ability to raise capital through future offerings of equity or equity-related securities. In March 2008, the Company announced the closing of a private placement in which it issued US$30 million in aggregate principal amount of the Notes. (See "Leverage as a result of the Company's outstanding convertible notes may harm its financial condition and results of operations" above). The Notes are convertible into Common Shares at the option of the holder at a conversion price of US$6.00 per share, subject to adjustment in certain circumstances, including if the Company's Common Shares are trading on the Amex at less than US$5.00 on March 4, 2009, or it issues Common Shares, or securities convertible into Common Shares, at a price of less than US$6.00 during the term of the Notes, subject to a minimum conversion price of US$4.80. Pursuant to the terms of the Notes, on March 4, 2009, the conversion price of the Notes was automatically adjusted from US$6.00 per share to US$4.80 per share. As a result of the adjustment, 6.25 million Common Shares are issuable upon conversion of the Notes. Prior to the adjustment, 5 million Common Shares were issuable upon the conversion of the Notes. Shareholders would suffer dilution upon the conversion of the Notes into the Company's Common Shares. For example, if all US$30 million of outstanding Notes were converted at the minimum conversion price of US$4.80, this would result in the issuance of an additional 6,250,000 Common Shares, or 15.3% of the Company's issued and outstanding Common Shares as of the date of this Prospectus assuming conversion of the Notes. No prediction can be made as to the effect, if any, that future sales of

Securities (including Common Shares) or securities exchangeable, convertible or exercisable for Securities or the availability of Common Shares for future sale, will have on the trading price of the Company's Common Shares.

Market for the Securities.

        There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus and unless otherwise specified in a Prospectus Supplement, the Debt Securities, Warrants, Subscription Receipts and Units will not be listed on any securities or stock exchange or any automated dealer quotation system. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will develop or, if developed, that any such market will be sustained.

It may be difficult to enforce judgments or bring actions outside the United States against the Company and certain of its directors and officers.

        The Company is a Canadian corporation and certain of its directors and officers are neither citizens nor residents of the United States. A substantial part of the assets of several of these persons, and of the Company, are located outside the United States. As a result, it may be difficult or impossible for an investor:

  •
  to enforce in courts outside the United States judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws against these persons and the Company; or

  •
  to bring in courts outside the United States an original action to enforce liabilities based upon United States federal securities laws against these persons and the Company.

Recent market events and conditions.

        In 2007 and into 2008, the U.S. credit markets began to experience serious disruption due to a deterioration in residential property values, defaults and delinquencies in the residential mortgage market (particularly, sub-prime and non-prime mortgages) and a decline in the credit quality of mortgage backed securities. These problems led to a slow-down in residential housing market transactions, declining housing prices, delinquencies in non-mortgage consumer credit and a general decline in consumer confidence. These conditions continued and worsened in 2008, causing a loss of confidence in the broader U.S. and global credit and financial markets and resulting in the collapse of, and government intervention in, major banks, financial institutions and insurers and creating a climate of greater volatility, less liquidity, widening of credit spreads, a lack of price transparency, increased credit losses and tighter credit conditions. Notwithstanding various actions by the U.S. and foreign governments, concerns about the general condition of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions caused the broader credit markets to further deteriorate and stock markets to decline substantially. In addition, general economic indicators have deteriorated, including declining consumer sentiment, increased unemployment and declining economic growth and uncertainty about corporate earnings.

        These unprecedented disruptions in the current credit and financial markets have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. These disruptions could, among other things, make it more difficult for the Company to obtain, or increase its cost of obtaining, capital and financing for its operations. The Company's access to additional capital may not be available on terms acceptable to it or at all.

General economic conditions.

        The recent unprecedented events in global financial markets have had a profound impact on the global economy. Many industries, including the gold mining industry, are impacted by these market conditions. Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations and high volatility in global equity, commodity, foreign exchange and precious metal markets, and a lack of market liquidity. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates, and tax rates may adversely affect the Company's growth and profitability. Specifically:

  •
  the global credit/liquidity crisis could impact the cost and availability of financing and the Company's overall liquidity;

  •
  the volatility of gold prices may impact the Company's revenues, profits and cash flow;

  •
  volatile energy prices, commodity and consumables prices and currency exchange rates impact potential production costs; and

  •
  the devaluation and volatility of global stock markets impacts the valuation of the Company's equity securities.

        These factors could have a material adverse effect on the Company's financial condition and results of operations.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        The auditors of the Company are PricewaterhouseCoopers LLP, Chartered Accountants.

        The transfer agent and registrar for the Common Shares of the Company is Computershare Investor Services Inc. at its principal offices in Vancouver and Toronto.

EXPERTS

        Information relating to the Company's mineral properties in this Prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by SRK Consulting (US), Inc., Golder Associates Inc., Gustavson Associates, LLC, Resource Development Inc., MWH Australia Pty Ltd., MWH Americas, Inc., Tetra Tech MM, Inc., Pincock, Allen & Holt, Mine Development Associates Inc., KD Engineering, Corporacion Ambiental de Mexico, S.A. de C.V., Veolia Water Systems Mexico, S.A. de C.V.,Terry Braun, Dr. Neal Rigby, John W. Rozelle, Mark G. Stevens, Barton G. Stone, Richard J. Lambert, Steven Ristorcelli, Thomas L. Dyer, and Neil B. Prenn, and this information has been included in reliance on such companies and persons' expertise. Each of Terry Braun, Dr. Neal Rigby, John W. Rozelle, Mark G. Stevens, Barton G. Stone, Richard J. Lambert, Steven Ristorcelli, Thomas L. Dyer, and Neil B. Prenn is a qualified person as such term is defined in National Instrument 43-101 — Standards of Disclosure for Mineral Projects.

        None of SRK Consulting (US), Inc., Golder Associates Inc., Gustavson Associates, LLC, Resource Development Inc., MWH Australia Pty Ltd., MWH Americas, Inc., Tetra Tech MM, Inc., Pincock, Allen & Holt, Mine Development Associates Inc., KD Engineering, Corporacion Ambiental de Mexico, S.A. de C.V., Veolia Water Systems Mexico, S.A. de C.V.,Terry Braun, Dr. Neal Rigby, John W. Rozelle, Mark G. Stevens, Barton G. Stone, Richard J. Lambert, Steven Ristorcelli, Thomas L. Dyer, and Neil B. Prenn, each being companies and persons who have prepared or certified the preparation of reports, statements or opinions relating to the Company's mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company. As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of the Company's outstanding Common Shares.

        The auditors of the Company are PricewaterhouseCoopers LLP, Chartered Accountants, of Vancouver, British Columbia. PricewaterhouseCoopers LLP, Chartered Accountants, report that they are independent of the Company in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC. PricewaterhouseCoopers LLP is registered with the Public Company Accounting Oversight Board. The audited consolidated financial statements of the Company as at December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 have been audited by PricewaterhouseCoopers LLP and are incorporated by reference herein in reliance on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        Certain legal matters related to the Securities offered by this Prospectus will be passed upon on the Company's behalf by Borden Ladner Gervais LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of United States law. As of the date of this Prospectus, the partners and associates of Borden Ladner Gervais LLP, as a group, and Dorsey & Whitney LLP, as a group, beneficially own, directly or indirectly less than 1% of the Company's outstanding common shares.

CANADIAN PURCHASERS' STATUTORY RIGHTS

        Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase the Securities offered hereby within two business days after receipt or deemed receipt of a prospectus, a Prospectus Supplement (including a pricing supplement) relating to Securities purchased by a purchaser and any amendments thereto. In several of the provinces and territories, Securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages where the prospectus, a Prospectus Supplement relating to Securities purchased by a purchaser and any amendments thereto contain a misrepresentation or are not delivered to the purchaser but such remedies must be exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights or consult with a legal adviser.

 AUDITORS' CONSENT

        We have read the short form base shelf prospectus (the "Prospectus") of Vista Gold Corp. (the "Company") dated April 27, 2009, relating to the offer and sale of common shares, debt securities, warrants to purchase common shares or debt securities, subscription receipts or units of the Company. We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

        We consent to the incorporation by reference in the above-mentioned Prospectus of our report to the shareholders of the Company on the consolidated balance sheets of the Company as at December 31, 2008 and 2007 and the consolidated statements of loss and comprehensive loss, deficit and cash flows for each of the years in the three-year period ended December 31, 2008 and cumulative during the exploration stage. Our report is dated March 10, 2009.

Vancouver, British Columbia	(Signed) PRICEWATERHOUSECOOPERS LLP
April 27, 2009	Chartered Accountants

C-1

 CERTIFICATE OF THE COMPANY

Dated: April 27, 2009

        This short form prospectus, together with the documents incorporated by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities legislation of each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Nova Scotia, New Brunswick, Prince Edward Island and Newfoundland and Labrador and in the Yukon Territory, the Northwest Territories and Nunavut.

(Signed) MICHAEL B. RICHINGS Chief Executive Officer	(Signed) GREGORY G. MARLIER Chief Financial Officer
On behalf of the Board of Directors
(Signed) FREDERICK H. EARNEST Director	(Signed) W. DURAND EPPLER Director

C-2

QuickLinks

  FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Supplementing the Prospectus dated April 27, 2009 Registration Statement No. 333-158633 Dated September 15, 2009
BASE PROSPECTUS
ABOUT THIS PROSPECTUS SUPPLEMENT
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES AND PROVEN AND PROBABLE RESERVES
CAUTIONARY NOTE TO ALL INVESTORS CONCERNING ECONOMIC ASSESSMENTS THAT INCLUDE INFERRED RESOURCES
PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA
SUMMARY
RISK FACTORS
RECENT DEVELOPMENTS
COMPANY INFORMATION
USE OF PROCEEDS
CONSOLIDATED CAPITALIZATION
SELECTED FINANCIAL DATA
DIVIDEND POLICY
DESCRIPTION OF COMMON SHARES
MARKET FOR COMMON SHARES
PRIOR SALES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
CANADIAN FEDERAL INCOME TAX CONSEQUENCES
ELIGIBILITY FOR INVESTMENT
PLAN OF DISTRIBUTION
LEGAL MATTERS
INTEREST OF EXPERTS
AUDITORS' CONSENT
CERTIFICATE OF THE COMPANY
CERTIFICATE OF THE UNDERWRITERS

DOCUMENTS INCORPORATED BY REFERENCE
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA
THE COMPANY
BUSINESS OF THE COMPANY
RECENT DEVELOPMENTS
USE OF PROCEEDS
EARNINGS COVERAGE
MARKET FOR COMMON SHARES
CERTAIN INCOME TAX CONSIDERATIONS
DESCRIPTION OF SHARE CAPITAL
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF SUBSCRIPTION RECEIPTS
DESCRIPTION OF UNITS
PLAN OF DISTRIBUTION
CHANGES TO CONSOLIDATED CAPITALIZATION
RISK FACTORS
AUDITORS, TRANSFER AGENT AND REGISTRAR
EXPERTS
LEGAL MATTERS
CANADIAN PURCHASERS' STATUTORY RIGHTS
AUDITORS' CONSENT
CERTIFICATE OF THE COMPANY